Exhibit 10.1

MASTER SEPARATION AGREEMENT

BY AND BETWEEN

ELI LILLY AND COMPANY

AND

ELANCO ANIMAL HEALTH INCORPORATED

Dated as of September 24, 2018

i

ii

iii

MASTER SEPARATION AGREEMENT

THIS MASTER SEPARATION AGREEMENT, dated as of September 24, 2018, is by and between Eli Lilly and Company, an Indiana corporation (“Lilly”) and Elanco Animal Health Incorporated, an Indiana corporation (the “Company”).  Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in Article I hereof.

R E C I T A L S

WHEREAS, the Company is a direct wholly-owned Subsidiary of Lilly;

WHEREAS, the Board of Directors of Lilly (the “Lilly Board”) has determined that it is appropriate and advisable to separate the Animal Health Business from the other businesses conducted by Lilly (the “Separation”);

WHEREAS, the Lilly Board and the Company Board have each approved the acquisition by the Company and its Subsidiaries of all Animal Health Assets, and the assumption by the Company and its Subsidiaries of all Animal Health Liabilities, all as more fully described in the Transaction Documents;

WHEREAS, the Lilly Board has further determined that it is appropriate and advisable, on the terms and conditions contemplated herein, to cause the Company to offer and sell for its own account a number of shares of Company Common Stock in an initial public offering of the Company Common Stock, to be registered pursuant to a registration statement on Form S-1 (the “IPO”), immediately following the consummation of which Lilly will continue to own at least 80.1% of the outstanding shares of Company Common Stock;

WHEREAS, substantially simultaneously with the entry into this Agreement, pursuant to the Corporate Reorganization, Lilly is contributing to the Company the outstanding Stock of the Specified Entities, which collectively own substantially all of the Animal Health Assets, and are responsible for substantially all of the Animal Health Liabilities (collectively, the “Contribution”);

WHEREAS, following the consummation of the IPO, Lilly intends at a time (or times) to be determined by Lilly, to transfer shares of Company Common Stock to holders of shares of Lilly Common Stock by means of (a) one or more dividend distributions by Lilly to holders of Lilly Common Stock of shares of Company Common Stock, (b) one or more offers to holders of Lilly Common Stock to exchange their shares of Lilly Common Stock for shares of Company Common Stock, or (c) any combination thereof (any such transaction, a “Distribution”);

WHEREAS, if Lilly determines not to effect a Distribution, Lilly may determine instead to effect a disposition of its Company Common Stock pursuant to one or more public or private offerings for sale or other similar transactions (any such transaction, an “Other Disposition”) or continue to hold its shares of Company Common Stock;

WHEREAS, for U.S. federal income tax purposes, the Contribution and a Distribution, if effected, taken together, are intended to qualify as a tax-free spin-off under Section 355 and Section 368(a)(1)(D) of the Code;

WHEREAS, this Agreement is intended to be a “plan of reorganization” within the meaning of Treas. Reg. Section 1.368-2(g); and

WHEREAS, the parties hereto desire to set forth herein (a) the principal corporate transactions required to effect the Separation and the IPO and (b) certain agreements that will, following the consummation of the IPO, govern certain matters relating to the Transactions and the relationship between the Lilly Group and the Company Group.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01.                          Certain Definitions.  For purposes of this Agreement, the following terms shall have the following meanings:

“Action” means any demand, action, claim, dispute, suit, countersuit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

“Additional Transfer Documents” has the meaning set forth in Section 2.06.

“Affiliate” of any Person means a Person that controls, is controlled by, or is under common control with such Person.  As used in this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, or the power to appoint and remove a majority of the directors, managers or persons holding similar power in respect of such entity, whether through ownership of voting securities or other interests, by contract or otherwise.  It is expressly agreed that, from and after the Effective Date, solely for purposes of this Agreement, (1) no member of the Company Group shall be deemed to be an Affiliate of any member of the Lilly Group and (2) no member of the Lilly Group shall be deemed to be an Affiliate of any member of the Company Group.

“Agreement” means this Master Separation Agreement, including all of the schedules and exhibits hereto.

“Ancillary Agreements” means the Transitional Services Agreement, the Tax Matters Agreement, the Employee Matters Agreement, the Toll Manufacturing and Supply Agreement, the Registration Rights Agreement, the Intellectual Property and Technology License Agreement, the Transitional Trademark License Agreement, the Additional Transfer Documents and other agreements related thereto.

“Animal Health Assets” has the meaning set forth in Section 2.02(a).

“Animal Health Business” means the business of researching, developing, manufacturing, marketing, selling and distributing (a) vaccines, treatments and other veterinary products (other than parasite control products) for farm, companion and aquatic animals, and (b) parasite control products, in the case of each of clauses (a) and (b), under the “Elanco” or “Elanco Animal Health” brand names. For the avoidance of doubt, parasite control products do not include antimicrobial and antiviral products.

“Animal Health Intellectual Property” means:

(a)                                 the Patent Rights, Trademarks and Internet domain names identified and acknowledged by Lilly and the Company;

(b)                                 the Copyrights (i) identified and acknowledged by Lilly and the Company or (ii) in Marketing Materials Related to the Animal Health Business;

(c)                                  the Know-How Related to the Animal Health Business; and

(d)                                 all other Intellectual Property Related to the Animal Health Business.

“Animal Health IP Contracts” means the IP Contracts Related to the Animal Health Business.

“Animal Health Liabilities” has the meaning set forth in Section 2.03(a).

“Annual Financial Statements” has the meaning set forth in Section 7.01(e).

“Applicable Period” has the meaning set forth in Section 7.02.

“Assets” means the assets, properties, and rights (including goodwill), wherever located (including in the possession of vendors or other third parties or elsewhere), of every kind, character and description, whether real, personal or mixed, tangible, intangible or contingent, in each case whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of the owner thereof, including the following:

(a)                                 all accounting and other books, records, ledgers and files and all personnel records, in each case, whether printed, electronic, contained on storage media or written, or in any other form;

(b)                                 all apparati, computers and other electronic data processing and communication equipment, telephone and facsimile numbers, fixtures, machinery, furniture, office equipment, automobiles, motor vehicles and other transportation equipment, special and general tools, test devices, prototypes and models and other tangible personal property, including all other equipment;

(c)                                  all inventories of materials, parts, active pharmaceutical ingredients, biological materials, including master and working seeds, challenge materials, cell lines and reagents, analytical and research materials, raw materials, supplies, work-in-process and finished goods and products;

(d)                                 all interests in and rights to real property of whatever nature, including easements and rights-of-way, whether as owner, mortgagee, lessor, sublessor, lessee, sublessee or otherwise;

(e)                                  all interests in any capital stock or other equity interests of any other Person, all bonds, notes, debentures or other securities issued by any other Person, all loans, advances or other extensions of credit or capital contributions to any other Person and all other investments in securities of any other Person;

(f)                                   all license agreements, leases of personal property, open purchase orders for active pharmaceutical ingredients, raw materials, supplies, parts or services and unfilled orders for the manufacture and sale of products;

(g)                                  all deposits, letters of credit, banker’s acceptances and performance and surety bonds;

(h)                                 all Intellectual Property;

(i)                                     all cost information, sales and pricing data, customer prospect lists, supplier records, customer and supplier lists, customer and vendor data, correspondence and lists, product data, artwork, designs, Marketing Materials, quality records and reports and other books, records, studies, surveys, reports, plans and documents;

(j)                                    all prepaid expenses, trade accounts and other accounts and notes receivable;

(k)                                 all Contracts and rights thereunder, all claims or rights against any other Person arising from the ownership or use of any Asset, all rights in connection with any bids or offers and all claims, choses in action and similar rights, whether accrued or contingent;

(l)                                     all licenses, permits, certificates, approvals, consents, registrations and authorizations, including, Marketing Authorizations for any products requiring such to be sold, which have been issued by or obtained by such Person from any Governmental Authority and all pending applications therefor on behalf of such Person;

(m)                             all cash or cash equivalents, certificates of deposit and other investment securities of any form or maturity and all bank accounts, lock boxes and other deposit arrangements and all brokerage accounts; and

(n)                                 all interest rate, currency, commodity or other swap, collar, cap or other hedging or similar agreements or arrangements.

“Business Day” means any day other than a Saturday, Sunday or a day on which banking institutions are authorized or obligated by Law to be closed in New York, New York.

“Bylaws” has the meaning set forth in Section 3.02.

“Cash and Swaps” means, collectively, cash, cash equivalents, certificates of deposit and other investment securities of any form or maturity and the Assets described in clause (n) of the definition thereof.

“CERCLA” has the meaning set forth in Section 4.08.

“Charter” has the meaning set forth in Section 3.02.

“CMS” has the meaning set forth in Section 4.07.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the U.S. Securities and Exchange Commission.

“Company” has the meaning set forth in the preamble hereto.

“Company Auditors” has the meaning set forth in Section 7.02(a).

“Company Balance Sheet” means the condensed combined balance sheet of the Company as of June 30, 2018, included in the IPO Registration Statement.

“Company Board” means the Board of Directors of the Company.

“Company Books and Records” means originals or true and complete copies thereof, including electronic copies (if available), of (a) all minute books, corporate charters and bylaws or comparable Organizational Documents, records of share issuances and related corporate records of each member of the Company Group; (b) all books and records exclusively relating to (i) Company Transferred Employees, (ii) the purchase of materials, supplies and services for the Animal Health Business and (iii) dealings with customers of the Animal Health Business; (c) all files relating exclusively to any Action the Liability with respect to which is an Animal Health Liability; and (d) all other books and records Related to the Animal Health Business.  Notwithstanding the foregoing, in no event shall “Company Books and Records” include any Excluded Company Books and Records.

“Company Cash Balance” means the aggregate balance of the unrestricted cash, cash equivalents and short term investments of the members of the Company Group, taken as a whole.

“Company Common Stock” means the common stock, without par value, of the Company.

“Company Debt Obligations” means all Indebtedness of the Company or any member of the Company Group.

“Company Group” means the Company, each Specified Entity, each Transferred Entity and each other Person that either (x) is controlled directly or indirectly by the Company immediately after the Effective Date or (y) becomes controlled directly or indirectly by the Company following the Effective Date.

“Company Indemnitees” has the meaning set forth in Section 4.03.

“Company Public Documents” has the meaning set forth in Section 7.01(h).

“Company Servicing Subsidiaries” means, collectively, Elanco Saude Animal Ltda., Elanco Salud Animal S.A. de C.V. and Elanco US Inc.

“Company Transferred Employees” has the meaning assigned to such term in the Employee Matters Agreement.

“Company Voting Stock” has the meaning set forth in Section 7.03(a).

“Confidential Information” has the meaning set forth in Section 6.09(a).

“Consent” means any consent, waiver or approval from, or notification requirement to, any third parties.

“Contract” means any written or oral commitment, contract, subcontract, agreement, lease, sublease, license, understanding, sales order, purchase order, instrument or other commitment that is binding on any Person or any part of its property under applicable Law.

“Contribution” has the meaning set forth in the recitals hereto.

“Contribution Closing” has the meaning set forth in Section 2.01(b).

“Copyrights” has the meaning set forth in the definition of “Intellectual Property.”

“Corporate Reorganization” means the transactions described in the “Project Stallion Macro Step Plan” dated as of the date hereof.

“Coverage End Date” has the meaning set forth in Section 2.14(a).

“Covered Claims” has the meaning set forth in Section 2.14(b).

“Deconsolidation Date” has the meaning assigned to such term in the Tax Matters Agreement.

“Debt Transactions” means, collectively, (a) the issuance by the Company of (i) $500,000,000 aggregate principal amount of 3.912% Senior Notes due 2021, (ii) $750,000,000 aggregate principal amount of 4.272% Senior Notes due 2023 and (iii) $750,000,000 aggregate principal amount of 4.900% Senior Notes due 2028, pursuant to the Indenture dated August 28, 2018, by and between the Company and Deutsche Bank Trust Company Americas and (b) the entry into (i) the Revolving Loan Credit Agreement by and among the Company, the lenders named therein and JPMorgan Chase Bank, N.A., as Administrative Agent, dated as of September 5, 2018 and (ii) the Term Loan Credit Agreement by and among the Company, the lenders named therein and JPMorgan Chase Bank, N.A., as Administrative Agent, dated as of September 5, 2018.

“Deferred Jurisdictions” means Argentina, Austria, Belgium, Chile, Colombia, Czech Republic, Denmark, Hungary, Ireland, Malaysia, Norway, Philippines, Poland, Portugal, South Africa, Sweden and Turkey.

“Disclosing Party” has the meaning set forth in Section 6.09(a).

“Disclosure Documents” means any form, statement, schedule or other materials filed with or furnished to the Commission or any other Governmental Authority by or on behalf of any party or any of its controlled Affiliates, and any information statement, prospectus, offering memorandum, offering circular or similar disclosure document (including in connection with the IPO) and any schedule thereto or document incorporated therein by reference, whether or not filed with or furnished to the Commission or any other Governmental Authority.

“Disposition Date” means (i) the Distribution Date, if the Distribution is effected, or (ii) the date on which Lilly and its Affiliates cease to beneficially own in excess of 50% of the outstanding shares of Company Common Stock, if an Other Disposition is effected.

“Dispute” has the meaning set forth in Section 8.01.

“Distribution” has the meaning set forth in the recitals hereto.

“Distribution Date” means, if the Distribution is effected, the date on which Lilly no longer holds shares of Company Common Stock as a consequence of the Distribution.

“Effective Date” means the date of the closing of the IPO.

“Employee Matters Agreement” means the Employee Matters Agreement, dated as of the Effective Date, by and between Lilly and the Company.

“Environmental Law” means any means any applicable Law relating to human health and safety, but only to the extent related to human exposure to hazardous substances, pollution or protection of the environment or natural resources.

“Environmental Liabilities” means any and all Liabilities (including the cost of any investigation, remediation, clean-up, abatement, removal or monitoring of hazardous substances), whether existing, occurring or arising on, prior to or after the Effective Date, that in each case arise under or relate to any Environmental Law or Environmental Permit or any spill, emission, Release or disposal into the environment of, or human exposure to, hazardous substances.

“Environmental Permit” means any license, permit, certificate, approval, consent, registration and authorization required under Environmental Law to own or operate the Animal Health Business.

“Escalation Notice” has the meaning set forth in Section 8.02(a).

“Excess Director Number” has the meaning set forth in Section 7.03(d).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

“Excluded Assets” has the meaning set forth in Section 2.02(b).

“Excluded Company Books and Records” means all Company Books and Records that (a) any member of the Lilly Group is required by Law to retain or that any member of the Lilly Group determines is necessary or advisable to retain, (b) are related to Taxes, including any Tax Returns (which in all cases shall be governed by the Tax Matters Agreement), (c) any member of the Lilly Group is prohibited by Law from delivering to the Company (including by transfer of the equity of the Specified Entities and their Subsidiaries), including any books and records, reports, information or other materials that disclose in any manner the contents of any other books and records, reports, information or other materials that any member of the Lilly Group or any Specified Entity is prohibited by Law from delivering to the Company (including by transfer of the equity of the Specified Entities or their Subsidiaries), or (d) any member of the Lilly Group retains in order to avoid: (x) conflicting with or violating any Law or Governmental Approval applicable to any member of the Lilly Group or to the Lilly Business or (y) resulting in any breach of, or constituting a default (or event which, with the giving of notice or lapse of time, or both, would become a default) under, or giving any Person any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Lien on any Assets owned, directly or indirectly, by any member of the Lilly Group, pursuant to, any Contract to which any member of the Lilly Group is a party or by which its Assets are bound.

“Excluded Environmental Liabilities” has the meaning set forth in Section 2.03(b)(ii).

“Excluded Liabilities” has the meaning set forth in Section 2.03(b).

“Excluded Lilly Books and Records” means all Lilly Books and Records that (a) any member of the Company Group is required by Law to retain or that any member of the Company Group determines is necessary or advisable to retain, (b) any member of the Company Group is prohibited by Law from delivering to Lilly, including any books and records, reports, information or other materials that disclose in any manner the contents of any other books and records, reports, information or other materials that the Company Group is prohibited by Law from delivering to Lilly and (c) any copies of any books and records that any member of the Company Group retains in order to avoid (x) conflicting with or violating any Law or Governmental Approval applicable to any member of the Company Group or to the Animal Health Business or (y) resulting in any breach of, or constituting a default (or event which, with the giving of notice or lapse of time, or both, would become a default) under, or giving any Person any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Lien on any Animal Heath Assets pursuant to, any Contract to which any member of the Company Group is a party or by which its Assets are bound.

“Financial Statements” means the Annual Financial Statements and Quarterly Financial Statements, collectively.

“Government Official” means (a) any elected or appointed governmental official (e.g., a member of a ministry of health), (b) any employee or Person acting for or on behalf of a governmental official, agency or enterprise performing a governmental function, (c) any candidate for public office, political party officer, employee or person acting for or on behalf of a political party or candidate for public office or (d) any person otherwise categorized as a government official under Law.  As used in this definition, “government” is meant to include all levels and subdivisions of non-U.S. governments (i.e., local, regional or national and administrative, legislative or executive).

“Governmental Approval” means any authorizations, consents, waivers, orders and approvals of any Governmental Authority, including any applicable waiting periods associated therewith.

“Governmental Authority” means any U.S. federal, state or local or any supra-national or non-U.S. government, political subdivision, governmental, regulatory or administrative authority, instrumentality, agency, body or commission, self-regulatory organization or any court, tribunal, or judicial or arbitral body.

“Group” means either the Company Group or the Lilly Group, as the context requires.

“Guarantee” has the meaning set forth in Section 2.11(a).

“HGH Ancillary Assets” means, other than the HGH Assets, any information, data, documents or materials, whether in physical or digital form, relating to or used to support the manufacture or analysis of Product; Product; Granules (as defined in the Toll Manufacturing and Supply Agreement); reference and retention samples; stability samples; relevant reference standards; technical or cGMP information; process flow documents; analytical methods and supporting method validation information; process validation protocols and reports; technical and development history reports; master and batch production records within Lilly’s global retention guidance (including relevant batch release documentation and supporting certificates); annual reports and other periodic product reviews; deviations, change controls and complaints; specifications; stability protocols and reports; Marketing Authorizations and Intellectual Property.

“HGH Assets” means (a) the HGH Facility, (b) all equipment and fixtures in the HGH Facility used by any member of the Company Group in the manufacture and delivery of Product to the Lilly Group in the twelve (12) months preceding the Effective Date and (c) intermediates corresponding to Product, including raw materials (e.g., resins, enzymes, product packaging materials). For the avoidance of doubt, the HGH Assets shall not include the HGH Ancillary Assets.

“HGH Facility” means the animal health manufacturing plant located at Speke Operations, Fleming Road, Speke, Liverpool, United Kingdom, L24 9LN.

“Indebtedness” of any Person means (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services, (f) all indebtedness of others secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, or other encumbrance on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all guarantees by such Person of indebtedness of others, (h) all capital lease obligations of such Person and (i) all securities or other similar instruments convertible or exchangeable into any of the foregoing, but excluding daily cash overdrafts associated with routine cash operations.

“Indemnifying Party” has the meaning set forth in Section 4.04(a).

“Indemnitee” has the meaning set forth in Section 4.04(a).

“Indemnity Payment” has the meaning set forth in in Section 4.04(a).

“Information” means information, whether or not patentable or copyrightable, in written, oral, electronic or other tangible or intangible forms, stored in any medium, including studies, reports, records, books, Contracts, surveys, discoveries, ideas, concepts, Know-How, techniques, designs, specifications, drawings, blueprints, diagrams, models, prototypes, samples, flow charts, data, computer data, disks, diskettes, tapes, computer programs or other Software, marketing plans, customer names, communications by or to attorneys (including attorney-client privileged communications), memoranda and other materials prepared by attorneys or under their direction (including attorney work product), and other technical, financial, employee or business information or data, and Personal Data, but excluding the Company Books and Records and the Lilly Books and Records.

“Insurance Proceeds” means those monies:

(a)           received by an insured from a third party insurance carrier;

(b)           paid by a third party insurance carrier on behalf of the insured; or

(c)           received (including by way of setoff) from any third party in the nature of insurance, contribution or indemnification in respect of any Liability;

in each such case net of any applicable premium adjustments (including reserves or retentions and retrospectively rated premium adjustments) and net of any costs or expenses incurred in the collection thereof and excluding, for the avoidance of doubt, proceeds from any self-insurance, captive insurance or similar program.

“Intellectual Property” means all rights, title and interest in or relating to intellectual property, whether protected, created or arising under the laws of the United States or any other foreign jurisdiction, including all: (a)(i) patent applications (along with all patents issuing thereon) and issued patents, invention disclosures, certificates of invention and statutory invention registrations; (ii) reissues, renewals, extensions, substitutions, continuations, continuations-in-part, and divisions, all results of oppositions, reexaminations, supplemental examinations, supplementary protection certificates, and other review procedures (including ex parte reexamination, inter partes review, and post grant review) with respect to (i), and (iii) rights to claim priority with respect to (i) and (ii) (“Patent Rights”); (b) Know-How; (c) trademarks, service marks, names, corporate names, trade names, certification marks, service names, brand names, brand marks, trade dress rights, trade styles, slogans, identifying symbols, logos, emblems, monograms and signs or insignia, and other similar designations of source or origin and all applications and registrations therefor and all reissues, extensions and renewals of any of the foregoing, together with the goodwill symbolized by any of the foregoing (“Trademarks”); (d) Internet domain names; (e) works of authorship, copyrights, database and design rights, whether or not registered, published or unpublished, and registrations and applications therefor along with all reversions, renewals and extensions thereof (“Copyrights”); (f) software, data and databases (“Software”) and (g)(i) all rights in and to all income, royalties, damages and payments previously, now or hereafter due or payable, (ii) all claims, causes of action, rights of recovery and rights of set-off of any kind against any Person (other than a member of the Lilly Group), and (iii) the right to recover for past, present and future infringement against any Person (other than a member of the Lilly Group), in each case of (i) to (iii) with respect to the foregoing (a) through (f).

“Intellectual Property and Technology License Agreement” means the Intellectual Property and Technology License Agreement, dated as of the Effective Date, by and between Lilly and the Company.

“Intercompany Accounts” has the meaning set forth in Section 2.05(a).

“IP Contracts” means all Contracts pursuant to which a party hereto or any of its Affiliates grants or obtains any rights to use Intellectual Property (other than Contracts in which such Intellectual Property is incidental to such Contracts).

“IPO” has the meaning set forth in the recitals hereto.

“IPO Registration Statement” means the registration statement on Form S-l (File No. 333-226536) filed under the Securities Act, pursuant to which the offer and sale of Company Common Stock in the IPO will be registered, together with all amendments thereto (including post-effective amendments and registration statements filed pursuant to Rule 462(b) under the Securities Act).

“Know-How” means all existing and available technical information, know-how and data, including inventions (whether patentable or not), patent disclosures, discoveries, trade secrets, specifications, instructions, processes and formulae, including all biological, chemical, pharmacological, biochemical, toxicological, pharmaceutical, physical, safety, quality control, preclinical and clinical data (which includes anonymized data as it relates to individuals).

“Law” means any United States or non-United States federal, national, international, multinational, supranational, state, provincial, local or similar law (including common law and privacy and data protection laws), statute, ordinance, regulation, rule, code, order, treaty (including any income tax treaty), license, permit, authorization, registration, approval, consent, decree, injunction, judgment, notice of liability, request for information, binding judicial or administrative interpretation or other requirement or rule of law or legal process, in each case, enacted, promulgated, issued, entered or otherwise put into effect by a Governmental Authority or any rule or requirement of any national securities exchange.

“Liabilities” means any and all Indebtedness, claims, Taxes, liabilities, demands, causes of actions and obligations, whether accrued, fixed or contingent, mature or inchoate, known or unknown, reflected on a balance sheet or otherwise, including those arising under any Law, Action, Contract, commitment or undertaking.

“Lien” means any mortgage, security interest, pledge, lien, charge, claim, option, right to acquire, voting or other restriction, right-of-way, covenant, easement, encroachment, restriction on transfer, or other encumbrance of any nature whatsoever.

“Lilly” has the meaning set forth in the preamble hereto.

“Lilly Accounts” has the meaning set forth in Section 2.07(a).

“Lilly Annual Statements” has the meaning set forth in Section 7.01(e).

“Lilly Auditors” has the meaning set forth in Section 7.02(b).

“Lilly Board” has the meaning set forth in the recitals hereto.

“Lilly Books and Records” means originals or true and complete copies thereof, including electronic copies (if available) of (a) corporate charters and bylaws or comparable Organizational Documents and related corporate records, of the Lilly Group; (b) all books and records relating to (i) Lilly Employees, (ii) the purchase of materials, supplies and services for the Lilly Business and (iii) dealings with customers of the Lilly Business; (c) all files relating to any Action the Liability with respect to which is an Excluded Liability; and (d) all other books and records used exclusively in, or arising, directly or indirectly, exclusively out of the operation or conduct of, the Lilly Business.  Notwithstanding the foregoing, in no event shall “Lilly Books and Records” include any Excluded Lilly Books and Records.

“Lilly Business” means any business or operations of the Lilly Group (whether conducted independently or in association with one or more third parties through a partnership, joint venture or other mutual enterprise) other than, for the avoidance of doubt, the Animal Health Business.

“Lilly Common Stock” means the common stock, without par value, of Lilly.

“Lilly Designee” has the meaning set forth in Section 7.03(a).

“Lilly Employees” has the meaning assigned to such term in the Employee Matters Agreement.

“Lilly Group” means Lilly, each direct or indirect Subsidiary of Lilly and each other Person that either (x) is controlled directly or indirectly by Lilly immediately after the Effective Date or (y) becomes controlled directly or indirectly by Lilly following the Effective Date; provided, however, that neither the Company nor any other member of the Company Group shall be members of the Lilly Group.

“Lilly Indemnitees” has the meaning set forth in Section 4.02.

“Lilly Public Filings” has the meaning set forth in Section 7.01(l).

“Local Transfer Agreements” means, collectively, the asset transfer agreements, share transfer agreements, business transfer agreements, deeds, certificates of demerger and merger and other agreements and instruments that provide for the transfer or assignment of Animal Health Assets and Animal Health Liabilities (a) by a Subsidiary of Lilly to a Person that is or will be a Specified Entity or a Transferred Entity immediately prior to the Effective Date or (b) by a member of the Lilly Group to a member of the Company Group.

“Losses” means any and all damages, losses, deficiencies, Liabilities, penalties, judgments, settlements, payments, fines, charges, interest, costs and expenses, whether or not resulting from third party claims, including the costs and expenses of any and all Actions and demands, assessments, judgments, settlements and compromises relating thereto and the costs and expenses of attorneys’, accountants’, consultants’ and other professionals’ fees and expenses incurred in the investigation or defense thereof or the enforcement of rights hereunder.

“Marketing Materials” means all labeling, marketing and promotional materials and inserts.

“Measurement Time” means, in the event that the Effective Date occurs (a) prior to the fifteenth (15th) calendar day of a month, 11:59 p.m. Eastern Time on the last day of the month immediately preceding the month in which the Effective Date occurs and (b) on or after the fifteenth (15th) calendar day of a month, 11:59 p.m. Eastern Time on the last day of the month in which the Effective Date occurs.

“Organizational Documents” has the meaning set forth in Section 7.09.

“Other Disposition” has the meaning set forth in the recitals hereto.

“Patent Rights” has the meaning set forth in the definition of “Intellectual Property.”

“Person” means an individual, a general or limited partnership, a corporation, a trust, a joint venture, an unincorporated organization, a limited liability entity, any other entity and any Governmental Authority.

“Personal Data” means any definition given for any similar term (e.g., “personal information,” “personally identifiable information” or “PII”) under applicable Law, or by the Company or Lilly in any of its privacy policies, notices or contracts, as well as any information relating to an identified or identifiable natural person.  For purposes of this definition, an identifiable natural person is one who can be identified, directly or indirectly, in particular by reference to an identifier such as a name, an identification number, location data, an online identifier or to one or more factors specific to the physical, physiological, genetic, mental, economic, cultural or social identity of that natural person.  Personal Data can be in any media or format, including computerized or electronic records as well as paper-based files.  Personal Data includes: (a) a first or last name or initials; (b) a home or other physical address, including street name and name of city or town; (c) an email address or other online contact information, such as an instant messaging user identifier or a screen name that reveals an individual’s email address; (d) a telephone number; (e) a social security number, tax ID number, identification number, individual number or other government-issued identifier (such as a driver’s license); (f) an internet protocol address or host name that identifies an individual; (g) a persistent identifier, such as a customer number held in a “cookie” or processor serial number, that is combined with other available data that identifies an individual; (h) birth dates or treatment dates; or (i) coded data that is derived from Personal Data. Additionally, to the extent any other information (such as, but not necessarily limited to, case report form information, clinical trial identification codes, personal profile information, other unique identifier, or biometric information) is associated or combined with Personal Data, then such information also will be considered Personal Data.  For the avoidance of doubt, Personal Data that has been pseudonymized, meaning that the information may not be attributed to a natural person without the use of additional Information, also will be considered Personal Data.

“Policies” or “Policy” means insurance policies and insurance contracts of any kind, including primary, excess and umbrella, comprehensive general liability, directors and officers, automobile, products, workers’ compensation, employee dishonesty, property and crime insurance policies and self-insurance and captive insurance company arrangements, and interests in insurance pools and programs held in the name of Lilly or any of its Affiliates, together with the rights, benefits and privileges thereunder.

“Posilac Marketing Authorizations” means the marketing authorizations issued, or applications for marketing authorizations, with respect to a sterile, prolonged-release injectable formulation of a recombinant DNA-derived bovine somatotropin (sometribove zinc or rBST) analog, as sold by or on behalf of Lilly under certain brand names, including Posilac® Lactatropin, Lactotropin, Lactotropina, Somatech brand names (collectively, “Posilac”) and all supplements, amendments and revisions thereto.

“Prime Rate” means the rate last quoted as of the time of determination by The Wall Street Journal as the “Prime Rate” in the United States or, if the Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate as of such time, or, if such rate is no longer quoted therein, any similar rate quoted therein

(as determined by Lilly) or any similar release by the Federal Reserve Board (as determined by Lilly).

“Privilege” has the meaning set forth in Section 6.11(a).

“Privileged Information” means Information that is or may be protected from disclosure pursuant to the attorney-client privilege, the work product doctrine, the common interest and joint defense doctrines or other applicable privileges.

“Product” has the meaning assigned to such term in the Toll Manufacturing and Supply Agreement.

“Quarterly Financial Statements” has the meaning set forth in Section 7.01(d).

“Receiving Party” has the meaning set forth in Section 6.09(a).

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the Effective Date, by and between Lilly and the Company.

“Related to the Animal Health Business” means (a) used exclusively in, (b) relating exclusively to, or (c) arising, directly or indirectly, exclusively out of the operation or conduct of, the Animal Health Business as conducted by the Lilly Group and the Company Group.

“Release” means any release, spill, emission, leaking, dumping, pumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the indoor or outdoor environment (including ambient air, surface water, groundwater, land surface or subsurface strata, soil and sediments) or into, through, or within any property, building, structure, fixture or equipment.

“Representatives” means, when used with respect to any Person, such Person’s directors, officers, employees, agents, accountants, attorneys, consultants and other advisors and representatives.

“Restricted Cash Amount” means an aggregate amount in cash equal to $275,000,000, which the Company shall (a) retain from the proceeds of the IPO and/or the Debt Transactions, (b) hold as restricted cash, and (c) use solely to effect the contributions, assignments, transfers, conveyances, distributions or deliveries of Animal Health Assets and acceptances or assumptions of Animal Health Liabilities in the Deferred Jurisdictions.

“Retained Names” means “Lilly”, “Eli Lilly and Company”, and any Trademarks related thereto or containing or comprising the foregoing, including any Trademarks derivative thereof or confusingly similar thereto.

“Section 111 Report” has the meaning set forth in Section 4.07.

“Securities Act” means the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

“Separation” has the meaning set forth in the recitals hereto.

“Services” has the meaning assigned to such term in the Transitional Services Agreement.

“Shared Contract Liability” means any Liability related to, arising out of or resulting from a Shared Contract.

“Shared Contracts” means each Contract entered into prior to the Effective Date that is between Lilly or any of its Subsidiaries (including any member of the Company Group), on the one hand, and one or more third parties, on the other hand, that provides benefits to or imposes obligations on the Animal Health Business, but is not Related to the Animal Health Business.

“Shared Policies” means Policies in existence prior to the Effective Date where both the Animal Health Business and the Lilly Business are eligible for coverage and/or where the employees, officers, directors or agents of both the Animal Health Business and the Lilly Business are eligible for coverage.

“Software” has the meaning set forth in the definition of “Intellectual Property.”

“Specified Entities” means ChemGen Corp., Elanco Europe GmbH, Elanco International, Inc., Elanco US Inc., Ivy Animal Health, Inc., Lohmann Animal Health GmbH and Lohmann Animal Health International, Inc.

“Stock” means shares of capital stock (whether denominated as common stock or preferred stock), beneficial, partnership or membership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or business trust, whether voting or non-voting.

“Stock Equivalents” means all securities convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any Stock, whether or not presently convertible, exchangeable or exercisable, and all voting debt.

“Subsidiary” means, when used with respect to any Person, (a) a corporation in which such Person and/or one or more Subsidiaries of such Person, directly or indirectly, owns Stock having a majority of the total voting power in the election of directors of all outstanding shares of all classes and series of Stock of such corporation entitled generally to vote in such election; and (b) any other Person (other than a corporation) in which such Person and/or one or more Subsidiaries of such Person, directly or indirectly, has (i) a majority ownership interest or (ii) the power to elect or direct the election of a majority of the members of the governing body of such first-named Person.

“Tax Matters Agreement” means the Tax Matters Agreement, dated as of the Effective Date, by and between Lilly and the Company.

“Tax Records” has the meaning assigned to such term in the Tax Matters Agreement.

“Tax Returns” has the meaning assigned to such term in the Tax Matters Agreement.

“Taxes” has the meaning assigned to such term in the Tax Matters Agreement.

“Third Party Claim” has the meaning set forth in Section 4.05(a).

“Toll Manufacturing and Supply Agreement” means the Toll Manufacturing and Supply Agreement, dated as of the Effective Date, by and between Eli Lilly Export S.A. and Elanco UK AH Limited.

“Trademarks” has the meaning set forth in the definition of “Intellectual Property.”

“Transaction Documents” means this Agreement, the Ancillary Agreements and the Local Transfer Agreements.

“Transactions” means the Separation, the IPO and the Distribution or Other Disposition.

“Transferred Entities” has the meaning set forth in Section 2.02(a)(iv).

“Transitional Services Agreement” means the Transitional Services Agreement, dated as of the Effective Date, by and between Lilly and the Company.

“Transitional Trademark License Agreement” means the Transitional Trademark License Agreement, dated as of the Effective Date, by and between Lilly and the Company.

“Underwriters” means Goldman Sachs & Co. LLC; J.P. Morgan Securities LLC; Morgan Stanley & Co. LLC; Barclays Capital Inc.; BNP Paribas Securities Corp.; Citigroup Global Markets Inc.; Credit Suisse Securities (USA); Deutsche Bank Securities Inc.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Evercore Group L.L.C.; Cowen and Company, LLC; Academy Securities, Inc.; Drexel Hamilton, LLC; Mischler Financial Group, Inc.; Samuel A. Ramirez & Company, Inc.; and The Williams Capital Group, L.P.

“Underwriting Agreement” means that certain Underwriting Agreement, dated as of September 19, 2018, by and among the Company and the Underwriters in connection with the offering and sale of Company Common Stock in the IPO.

“US GAAP” means the generally accepted accounting principles used in the United States.

“Wholly-Owned Subsidiary” means each Subsidiary in which the Company owns (directly or indirectly) all of the outstanding Stock, except for director’s qualifying shares in nominal amount.

ARTICLE II

THE SEPARATION

Section 2.01.                          Transfer of Assets and Assumption of Liabilities; Contribution; Consideration and Proceeds of the IPO and Debt Transactions.

(a)                                 Except to the extent otherwise provided in this Agreement or any Ancillary Agreement, prior to the Effective Date:

(i)                                     Lilly shall have contributed, assigned, transferred, conveyed, distributed and delivered, and shall have caused the applicable members of the Lilly Group to have contributed, assigned, transferred, conveyed, distributed and delivered, to the Specified Entities, and the Specified Entities shall have accepted from Lilly and any applicable member of the Lilly Group, all of Lilly’s and the applicable member of the Lilly Group’s respective right, title and interest in and to all Animal Health Assets (it being understood that if any Animal Health Asset shall be held by a Transferred Entity, this Section 2.01(a)(i) shall be deemed satisfied in respect of such Animal Health Asset as a result of the direct or indirect transfer of the Stock of such Transferred Entity to a Specified Entity); and

(ii)                                  the Specified Entities shall have accepted, assumed and agreed to pay, perform, satisfy or discharge when due and fulfill all the Animal Health Liabilities, in accordance with their respective terms.  The Company and the Specified Entities shall be responsible for all Animal Health Liabilities, regardless of (A) when or where such Animal Health Liabilities arose or arise, (B) whether the facts on which they are based occurred on, prior to, or subsequent to the Effective Date, (C) when, where or against whom such Animal Health Liabilities are asserted or determined (including, subject to Section 4.01(b), any Animal Health Liabilities arising out of claims made by Lilly’s or the Company’s respective directors, officers, employees, agents, Subsidiaries or Affiliates against any member of the Lilly Group or the Company Group), (D) whether asserted or determined on, prior to or subsequent to the Effective Date and (E) except as set forth in Section 2.03(b)(iv), regardless of whether arising from or alleged to arise from negligence, recklessness, violation of Law, fraud or misrepresentation by any Person in the Lilly Group or the Company Group, or any of their respective directors, officers, employees, agents, Subsidiaries or Affiliates (it being understood that if any Animal Health Liabilities shall be held by a Transferred Entity, this Section 2.01(a)(ii) shall be deemed satisfied in respect of such Animal Health Liability as a result of the direct or indirect transfer of the Stock of such Transferred Entity to a Specified Entity).

(b)                                 The consummation of the Contribution shall take place at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, or at such other place as the parties hereto may agree, or by remote exchange of signatures and documents, immediately prior to the closing of the IPO (the “Contribution Closing”).  At the Contribution Closing, Lilly shall contribute, assign, transfer and convey to the Company, and the Company shall accept, the Stock of the Specified Entities, and in exchange therefor, the Company agrees, on the Effective Date, to (i) pay to Lilly, subject to the provisions set forth below, all of the net proceeds of the IPO (including the net proceeds from the exercise of the Underwriters’ overallotment option if it is exercised by the Underwriters, which payment shall be made by the Company promptly following its receipt of such proceeds), after deducting only the underwriters’ discount and (ii) pay to Lilly the net proceeds of the Debt Transactions, together with any interest accrued thereon following the receipt of such proceeds by the Company; provided that the Company shall retain (A) an amount in cash that Lilly reasonably estimates, in its good faith judgment, will result in the Company Cash Balance being no less than $300,000,000 as of the Measurement Time and (B) the Restricted Cash Amount.  Each applicable payment made by the Company to Lilly pursuant to this Section 2.01(b) shall be made by wire transfer of immediately available funds to an account designated by Lilly to the Company in writing.

(c)                                  As promptly as practicable following the Measurement Time, Lilly shall calculate the Company Cash Balance as of the Measurement Time.  The calculation of the Company Cash Balance shall be made by Lilly in good faith and shall be final and binding on the Company.  If Lilly determines that the Company Cash Balance as of the Measurement Time was less than $300,000,000, then Lilly shall, as promptly as practicable, contribute or otherwise transfer to an account designated in writing by the Company, an amount of cash equal to such deficit.  If Lilly determines that the Company Cash Balance as of the Measurement Time was greater than $300,000,000, then the Company shall, as promptly as practicable upon receipt of notice from Lilly, distribute or otherwise transfer to an account designated in writing by Lilly, an amount of cash equal to the excess. The Company shall give to Lilly and its Representatives access at reasonable times to the Company’s books, records, working papers and personnel to the extent requested and reasonably necessary to calculate the Company Cash Balance.

(d)                                 The Company hereby waives compliance by each and every member of the Lilly Group with the requirements and provisions of any “bulk-sale” or “bulk-transfer” Laws of any jurisdiction that may otherwise be applicable with respect to the transfer or sale of any or all of the Animal Health Assets to the Specified Entities or any member of the Company Group.

(e)                                  At any time following the Effective Date, in the event that at any time or from time to time, any party hereto (or Person in such party’s respective Group), shall receive or otherwise possess any Asset or Liability, as applicable, that is allocated to any other Person pursuant to the Transaction Documents, such party shall use its reasonable best efforts to promptly transfer, or cause to be transferred, such Asset or Liability, as applicable, to the Person so entitled thereto or responsible therefor and the Person so entitled thereto or responsible therefor shall accept such transfer.

Section 2.02.                          Animal Health Assets.

(a)                                 For purposes of this Agreement, “Animal Health Assets” shall mean all of Lilly’s and its Subsidiaries’ right, title and interest as of the Effective Date, in and to:

(i)                                     all Animal Health Intellectual Property, except as expressly otherwise contemplated in this Agreement or any Ancillary Agreement to be retained by any member of the Lilly Group;

(ii)                                  all Animal Health IP Contracts;

(iii)                               all Assets (excluding any Intellectual Property or IP Contracts) reflected as assets on the Company Balance Sheet, other than any such Assets disposed of subsequent to the date of the Company Balance Sheet;

(iv)                              all issued and outstanding Stock of the entities set forth on Schedule 2.02(a)(iv) and each of their Subsidiaries (collectively, the “Transferred Entities”);

(v)                                 to the extent provided by Section 2.14, all insurance proceeds;

(vi)                              any other Assets (A) that are expressly contemplated by this Agreement or any Ancillary Agreement (including any schedule or exhibit hereto or thereto) as Assets to be transferred or provided to, or retained by, the Company or any other member of the Company Group (excluding any Intellectual Property) or (B) listed or described on Schedule 2.02(a)(vi);

(vii)                           subject to Section 2.09, all rights made available to the Company Group under Shared Contracts;

(viii)                        the HGH Assets; and

(ix)                              any and all other Assets (excluding any Intellectual Property or IP Contracts) of Lilly and its Subsidiaries that are Related to the Animal Health Business, except as expressly otherwise contemplated in this Agreement or the Ancillary Agreements to be retained by any member of the Lilly Group.

Notwithstanding anything to the contrary in this Agreement, the Animal Health Assets shall not in any event include any Assets that are included in the Excluded Assets referred to in Section 2.02(b).

(b)                                 For the purposes of this Agreement, “Excluded Assets” shall mean (without duplication):

(i)                                     all Intellectual Property that is not Animal Health Intellectual Property (including the Retained Names);

(ii)                                  the Stock of each of Lilly’s Subsidiaries (other than the members of the Company Group, including the Specified Entities and the Transferred Entities);

(iii)                               all Contracts to which Lilly or any member of the Lilly Group is a party or by which its or any of their respective Assets are bound and any rights or claims (whether accrued or contingent) of Lilly or any member of the Lilly Group arising thereunder, other than any Contracts that are Related to the Animal Health Business (other than any IP Contracts) and any Animal Health IP Contracts;

(iv)                              subject to Section 2.09, all rights under Shared Contracts;

(v)                                 all Cash and Swaps, except to the extent set forth on Schedule 2.02(a)(vi);

(vi)                              the Excluded Company Books and Records;

(vii)                           the Assets listed or described on Schedule 2.02(b)(vii);

(viii)                        all HGH Ancillary Assets; and

(ix)                              any other Assets that are expressly contemplated by this Agreement or any Ancillary Agreement (including any schedule or exhibit hereto or thereto) as Assets to be retained by Lilly or any other Person in the Lilly Group or that are not otherwise expressly contemplated as being included as Animal Health Assets.

Section 2.03.                          Animal Health Liabilities.

(a)                                 For the purposes of this Agreement, “Animal Health Liabilities” shall mean (without duplication):

(i)                                     any and all Liabilities that are expressly contemplated by this Agreement or any Ancillary Agreement (or any other schedules hereto or thereto) as Liabilities to be retained, assumed or retired by the Company or any Person in the Company Group (including any Specified Entity or Transferred Entity), and all agreements, obligations and Liabilities of any member of the Company Group under the Transaction Documents;

(ii)                                  any and all Liabilities reflected as liabilities or obligations on the Company Balance Sheet, subject to any discharge of such Liabilities subsequent to the date of the Company Balance Sheet and all Liabilities arising or assumed after the date of the Company Balance Sheet that, had they arisen or been assumed on or before such date and been existing obligations as of such date, would have been reflected on the Company Balance Sheet if prepared in accordance with US GAAP applied on a consistent basis;

(iii)                               any and all Liabilities relating to, resulting from or arising out of any Action Related to the Animal Health Business;

(iv)                              any and all Liabilities arising out of claims made by the Company’s directors, officers, employees, agents, Subsidiaries or Affiliates against any member of the Lilly Group or the Company Group to the extent relating to the Corporate Reorganization;

(v)                                 any and all Company Debt Obligations (whether incurred prior to, on, or after the Effective Date);

(vi)                              any and all Shared Contract Liabilities allocated to the Company pursuant to Section 2.09; and

(vii)                           any and all other Liabilities, including Environmental Liabilities, to the extent relating to, arising out of or resulting from the ownership, operation or use of any Animal Health Assets or of the Animal Health Business, whether arising prior to, on, or after the Effective Date;

Notwithstanding anything to the contrary in this Agreement, the Animal Health Liabilities shall not in any event include any Liabilities that are included in the Excluded Liabilities referred to in Section 2.03(b).

(b)                                 For the purposes of this Agreement, “Excluded Liabilities” shall mean:

(i)                                     any and all Liabilities that are (A) expressly contemplated by this Agreement or any Ancillary Agreement (or any other schedule hereto or thereto) as Liabilities to be retained or assumed by Lilly or any other Person in the Lilly Group, (B) agreements and obligations of any Person in the Lilly Group under the Transaction Documents or (C) listed or described on Schedule 2.03(b)(i);

(ii)                                  any and all Environmental Liabilities to the extent relating to, arising out of or resulting from the matters set forth or described on Schedule 2.03(b)(ii) (collectively, the “Excluded Environmental Liabilities”);

(iii)                               any and all Shared Contract Liabilities that are allocated to Lilly pursuant to Section 2.09;

(iv)                              any and all Liabilities arising from a knowing violation of Law, fraud or misrepresentation by any member of the Lilly Group or any of its directors, officers, employees or agents (other than any individual who at the time of such act was acting in his or her capacity as a director, officer, employee or agent of any member of the Company Group);

(v)                                 any and all Liabilities relating to, arising out of or resulting from any Indebtedness of any member of the Lilly Group (whether incurred prior to, or after the Effective Date);

(vi)                              any and all other Liabilities, including Environmental Liabilities, to the extent relating to, arising out of or resulting from any Excluded Asset or the Lilly Business, whether arising prior to, on or after the Effective Date; and

(vii)                           any and all other Liabilities of Lilly and its Subsidiaries that are not Animal Health Liabilities or Liabilities of a member of the Company Group on the date of this Agreement.

Section 2.04.                          Transfers Not Effected on or Prior to the Effective Date; Transfers Deemed Effective as of the Effective Date.

(a)                                 To the extent that any contribution, assignment, transfer, conveyance, distribution or delivery of Assets (including the Stock of any Transferred Entity) or acceptance and assumption of Liabilities contemplated by this Article II shall not have been consummated prior to the Effective Date because (i) such contribution, assignment, transfer, conveyance, distribution, delivery, acceptance or assumption would violate applicable Law, (ii) a necessary Consent or Governmental Approval had not been received, (iii) a condition precedent to any such contribution, assignment, transfer, conveyance, distribution, delivery, acceptance or assumption had not been satisfied or (iv) the parties hereto agreed to delay such contribution, assignment, transfer, conveyance, distribution, delivery, acceptance or assumption, then the parties shall cooperate to effect such contribution, assignment, transfer, conveyance, distribution, delivery, acceptance or assumption, as the case may be, as promptly following the Effective Date as shall be practicable, or as otherwise agreed between the parties hereto in writing.  Nothing herein shall be deemed to require the transfer of any Assets or the assumption of any Liabilities which by their terms or operation of Law cannot be transferred or assumed; provided, however, that the parties shall, and shall cause the respective members of their Groups to, cooperate and use commercially reasonable efforts to (A) seek to obtain any necessary Consents or Governmental Approvals for the contribution, assignment, transfer, conveyance, distribution or delivery of all Assets and the acceptance or assumption of all Liabilities contemplated to be contributed, assigned, transferred, conveyed, distributed, delivered, accepted or assumed pursuant to this Article II and (B) take any actions reasonably requested by the other party in respect of such Assets and Liabilities.

(b)                                 In the event that any contribution, assignment, transfer, conveyance, distribution or delivery of Assets or acceptance or assumption of Liabilities contemplated by this Agreement has not been consummated prior to the Effective Date, including in respect of the Deferred Jurisdictions, then, from and after the Effective Date (i) the party (or the relevant member of its Group) retaining such Asset shall thereafter hold (or shall cause such member in its Group to hold) such Asset for the benefit of the party (or the relevant member of its Group) entitled thereto (at the expense of the Person entitled thereto) and (ii) the party intended to accept or assume such Liability shall, or shall cause the applicable member of its Group to, pay or reimburse the party (or the relevant member of its Group) retaining such Liability for all amounts paid or incurred by it in connection with the retention of such Liability; provided that, the net economic benefit (whether positive or negative) relating to the Animal Health Assets and Animal Health Liabilities in the Deferred Jurisdictions shall be allocated to, and paid in accordance with, Section 2.04(c). In addition, the party retaining any such Asset or Liability (or the relevant member of its Group) shall (or shall cause the applicable member of its Group to) treat, insofar as is reasonably practicable, and to the extent permitted by applicable Law, such Asset or Liability in the ordinary course of business in accordance with past practice and shall take (or refrain from taking) such other actions as may be reasonably requested by the party to which such Asset or Liability is to be contributed, assigned, transferred, conveyed, distributed, delivered, accepted or assumed in order to place such party, insofar as is reasonably practicable, in the same position as if such Asset or Liability had been contributed, assigned, transferred, conveyed, distributed, delivered, accepted or assumed on or prior to the Effective Date as contemplated hereby, so that all the benefits and burdens relating to such Asset or Liability, including possession, risk of loss, potential for gain, and dominion, control and command over such Asset or Liability, are to inure from and after the Effective Date to the relevant member of the Lilly Group or the Company Group, as the case may be, entitled to the receipt of such Asset or Liability. In furtherance of the foregoing, the parties agree that (x) as of the Effective Date, each party shall be deemed to have acquired or retained complete and sole beneficial ownership over all of the Assets, together with all rights, powers and privileges incident thereto, and shall be deemed to have assumed or retained in accordance with the terms of this Agreement all of the Liabilities, and all duties, obligations and responsibilities incident thereto, which such party is entitled to acquire or required to assume or retain pursuant to the terms of this Agreement or, as applicable, any other Transaction Document and (y) except with respect to the Deferred Jurisdictions, and to the extent permitted by applicable Law, each party hereto shall (and shall cause the applicable members of its respective Group to) (A) treat for all Tax purposes Assets that have not been contributed, assigned, transferred, conveyed, distributed or delivered prior to the Effective Date as having been contributed, assigned, transferred, conveyed, distributed or delivered to and owned by the Person entitled to such Assets not later than the Effective Date, (B) treat for all Tax purposes the Liabilities that have not been accepted or assumed prior to the Effective Date as having been assumed and accepted by the Person intended to be responsible for such Liabilities not later than the Effective Date and (C) neither report nor take any Tax position (on a Tax Return or otherwise) inconsistent with such treatment.

(c)                                  Until such time as the contribution, assignment, transfer, conveyance, distribution or delivery of any Animal Health Assets or the acceptance or assumption of any Animal Health Liabilities contemplated by this Section 2.04 in a Deferred Jurisdiction shall have occurred, the parties shall calculate the net economic benefit (or detriment) arising from or attributable to such Animal Health Assets and Animal Health Liabilities, and make any payments due and owing in connection therewith, in accordance with the procedures and principles mutually agreed upon in writing by the parties hereto. For the avoidance of doubt, it is understood and agreed that if, despite the parties cooperating with one another and using their respective commercially reasonable efforts, the contributions, assignments, transfers, conveyances, distributions, deliveries, acceptances or assumptions of the applicable Animal Health Assets and Animal Health Liabilities in one or more Deferred Jurisdictions has not occurred on or prior to the date previously agreed upon in writing by the parties hereto, then it is understood and agreed that Lilly shall be paid any remaining Restricted Cash Amount, and shall be entitled to retain, sell, transfer or otherwise dispose of any such remaining Animal Health Assets and Animal Health Liabilities, in its sole discretion.

(d)                                 With respect to the Stock of any Transferred Entity that will not indirectly be transferred on the Effective Date, Lilly and the Company agree that from the Effective Date until the earlier of (i) the time such Stock is conveyed to the Company or any of its Subsidiaries and (ii) twenty-four (24) months following the Effective Date, Lilly, or the member of the Lilly Group that directly or indirectly owns such Stock, shall cause the applicable Transferred Entity not to declare or pay any dividends or other distributions, except as required by applicable Law, to Lilly or any other member of the Lilly Group and shall cause such Transferred Entity not to redeem, repurchase or otherwise acquire any of its Stock.  In the event that such a Transferred Entity (A) shall so declare or pay any dividend or other distribution, Lilly or the member of the Lilly Group that directly or indirectly owns such Transferred Entity shall promptly pay the amount so received to the Company or the Subsidiary of the Company designated by the Company and reasonably acceptable to Lilly or (B) shall so redeem, repurchase or otherwise acquire any of its capital stock or other equity interest, then Lilly or the member of the Lilly Group that directly or indirectly owns such Transferred Entity shall promptly pay any amount received thereon to the Company or the Subsidiary of the Company designated by the Company and reasonably acceptable to Lilly. Nothing herein shall be deemed to require any action which is prohibited by Law; provided, however, that the parties shall, and shall cause the respective members of their Groups to, cooperate and use commercially reasonable efforts to take any actions requested by each party in respect of any such Transferred Entity.

(e)                                  If and when the Consents, Governmental Approvals and/or conditions, the violation, conflict, absence, non-satisfaction or existence of or with which, the violation of Law that, or the agreement between the parties that caused the deferral of the contribution, assignment, transfer, conveyance, distribution or delivery of any Asset or the acceptance or assumption of any Liability pursuant to Section 2.04(a), are received, obtained, satisfied, realized, resolved or concluded, the contribution, assignment, transfer, conveyance, distribution, delivery, acceptance or assumption of the applicable Asset or Liability shall be effected in accordance with and subject to the terms of the Transaction Documents as promptly as practicable thereafter.

Section 2.05.                          Termination of Agreements.  (a) Except as set forth in Section 2.05(b), in furtherance of the releases and other provisions of Section 4.01, the Company and each other applicable member of the Company Group, on the one hand, and Lilly and each other applicable member of the Lilly Group, on the other hand, hereby terminate the respective rights and obligations under any and all agreements, arrangements, commitments or understandings (including all intercompany accounts payable or receivable between a member of the Lilly Group, on the one hand, and a member of the Company Group, on the other hand (“Intercompany Accounts”) accrued as of the Measurement Time), whether or not in writing, between or among any member of the Company Group, on the one hand, and any member of the Lilly Group, on the other hand, effective as of the Measurement Time. No such agreement, arrangement, commitment, understanding or Intercompany Account (including any provision thereof which purports to survive termination) shall be of any further force or effect as between any member of the Company Group, on the one hand, and any member of the Lilly Group, on the other hand, after the Measurement Time.  Each party shall, at the reasonable request of any other party, take, or cause to be taken, such other actions as may be necessary to effect the foregoing. For the avoidance of doubt, nothing in this Agreement shall terminate any right or obligation with respect to any agreements, arrangements, commitments or understandings, whether or not in writing, that have accrued or exist prior to the Measurement Time or that extend beyond the Measurement Time, in each case, solely between or among (i) the members of the Lilly Group, or (ii) the members of the Company Group, and, in furtherance thereof, Lilly and the Company hereby agree that each such agreement, arrangement, commitment or understanding shall be deemed to continue and be of full force and effect with respect to the members of the Lilly Group, as though no member of the Company Group had been party thereto, and with respect to the members of the Company Group, as though no member of the Lilly Group had been party thereto.

(b)                                 The provisions of Section 2.05(a) shall not apply to (i) the Transaction Documents (and each other agreement or instrument expressly contemplated by any Transaction Document to be entered into by any of the parties hereto or any Person in their respective Groups) or (ii) any agreements, arrangements, commitments, understandings or Intercompany Accounts, or any of the provisions thereof, (A) set forth or described on Schedule 2.05(b)(ii),  (B) to which any Person other than the parties hereto and thereto and their respective Affiliates is a party (it being understood that to the extent that the rights and obligations of the parties and the members of their respective Groups under any such agreements, arrangements, commitments or understandings constitute Animal Health Assets or Animal Health Liabilities, they shall be contributed, assigned, transferred, conveyed, delivered, accepted and assumed, as applicable, pursuant to Section 2.01), including any Shared Contracts, (C) that this Agreement or any other Transaction Document expressly contemplates will survive the Effective Date, (D) to which any non-wholly owned Subsidiary of Lilly or the Company, as the case may be, is a party (it being understood that directors’ qualifying shares or similar interests will be disregarded for purposes of determining whether a Subsidiary is wholly owned) and (E) that are described in Section 13.01(b) of the Tax Matters Agreement.

Section 2.06.                          Documents Relating to Other Transfers of Assets and Assumption of Liabilities.  In furtherance of the contribution, assignment, transfer, conveyance, distribution or delivery of the Animal Health Assets and the acceptance or assumption of Animal Health Liabilities set forth in Section 2.01(a) and (b), Lilly shall have executed and delivered, and shall have caused each of its applicable Subsidiaries (including the Company and each other member of the Company Group) to have executed and delivered, such bills of sale, stock powers, certificates of title, deeds, assignments of Contracts and other instruments of contribution, assignment, transfer, conveyance, distribution, delivery, acceptance or assumption (collectively, the “Additional Transfer Documents”) as and to the extent necessary to evidence the contribution, assignment, transfer, conveyance, distribution and delivery of all of Lilly’s and each other applicable member of the Lilly Group’s right, title and interest in and to the Animal Health Assets to the Specified Entities and their respective Subsidiaries, as applicable, and the acceptance and assumption by the Specified Entities or their applicable Subsidiaries of the Animal Health Liabilities.  For the avoidance of doubt, the Additional Transfer Documents shall exclude the Local Transfer Agreements. To the extent that any Additional Transfer Document or Local Transfer Agreement conveys ownership of any Animal Health Intellectual Property that was generated by Lilly or an entity that was a Subsidiary of Lilly at the time of generation to a member of the Company Group, the Additional Transfer Document or Local Transfer Agreement, as applicable, shall contain a nonexclusive license to the Lilly Group to use and practice such Animal Health Intellectual Property in any field other than the field of the Animal Health Business.

Section 2.07.                          Bank Accounts; Cash Balances.  (a) To the extent not completed prior to the Effective Date, Lilly and the Company each agrees to take, or cause the other members of their respective Groups to take, as promptly as practicable following the Effective Date, all actions necessary to amend all Contracts governing each bank and brokerage account owned by the Company or any other member of the Company Group so that such accounts, if linked (whether by automatic withdrawal, automatic deposit or any other authorization to transfer funds from or to, hereinafter “linked”) to any bank or brokerage account owned by Lilly or any other member of the Lilly Group (collectively, the “Lilly Accounts”) are de-linked from the Lilly Accounts.

(b)                                 It is intended that, following consummation of the actions contemplated by Section 2.07(a), the Company and Lilly will maintain separate bank accounts and separate cash management processes.

(c)                                  With respect to any outstanding checks issued by Lilly or any of its Subsidiaries prior to the Effective Date, such outstanding checks shall be honored following the Effective Date by the Person owning the account on which the check is drawn.  With respect to any outstanding checks issued by Lilly or any of its Subsidiaries following the Effective Date but prior to the requisite de-linking, such outstanding checks shall be honored by the Person owning the account on which the check is drawn; provided that, in the event the Liability associated with such check was, following the Effective Date, intended to be the Liability of a Person in the other Group, then the party hereto whose Group such Liability was intended to be shall, on the date that is (x) 40 days after the Effective Date, (y) 100 days after the Effective Date or (z) 190 days after the Effective Date, whichever such date immediately follows the date such check was drawn, reimburse the Person that issued such check for the amount so drawn.

(d)                                 Except as provided in Section 2.14, as between Lilly and the Company (and the other members of their respective Groups), all payments made to and reimbursements received by either party (or member of its Group) after the Effective Date, in each case that relate to a business, Asset or Liability of the other party (or member of its Group), shall be held by such party in trust for the use and benefit of the Person entitled thereto and, promptly upon receipt by such party of any such payment or reimbursement, such party shall pay over, or shall cause the applicable member of its Group to pay over to the other party the amount of such payment or reimbursement without right of set-off. In addition, as between Lilly and the Company (and the other members of their respective Groups), any payments made by either party (or member of its Group) after the Effective Date, in each case, that relate to a business, Asset or Liability of the other party (or member of its Group) shall be promptly reimbursed by the party (or member of its Group) to which such business, Asset or Liability was to be, directly or indirectly, contributed, assigned, transferred, conveyed, distributed, delivered, accepted or assumed in accordance with this Agreement. For the avoidance of doubt, this Section 2.07(d) does not apply to payments with respect to Taxes.

Section 2.08.                          Other Transaction Documents.  Each of Lilly and the Company will execute and deliver, and cause each other applicable member of their respective Groups to execute and deliver, as applicable, all Ancillary Agreements and Local Transfer Agreements as applicable.

Section 2.09.                          Shared Contracts.  (a) Subject to Section 2.09(d) and other than with respect to the provision of Services under the Transitional Services Agreement or benefits and rights under Shared Contracts that are sublicensed to the Company and other members of the Company Group pursuant to the Intellectual Property and Technology License Agreement, from and after the Effective Date, Lilly may, in its sole discretion, make available to the Company Group the benefits and rights under Shared Contracts to the extent such benefits and rights have historically been provided to the Animal Health Business.  With respect to any Shared Contracts made available to the Company Group pursuant to this Section 2.09(a), (i) no member of the Company Group shall take any action, or refrain from taking any action, if such action or inaction is reasonably likely to or does result in a breach on the part of any member of the Lilly Group under any Shared Contract and (ii) each member of the Company Group shall reasonably cooperate with Lilly and, at Lilly’s reasonable request, take such actions that are permissible and reasonably necessary or desirable to ensure that Lilly is able to perform its obligations constituting Shared Contract Liabilities under any such Shared Contract.

(b)                                 With respect to Shared Contract Liabilities related to, arising out of, or resulting from a given Shared Contract, such Shared Contract Liabilities shall be allocated, unless otherwise allocated pursuant to this Agreement or an Ancillary Agreement, between the parties as follows:

(i)                                     First, if a Liability is incurred exclusively in respect of a benefit received by one party or its Group, the party receiving such benefit (or whose Group member receives such benefit) shall be responsible for such Liability.

(ii)                                  Second, if a Liability cannot be exclusively allocated to one party under clause (i), and such Liability (or a portion thereof) has historically been allocated to the Animal Health Business, then the Liability shall be allocated between both parties in a manner consistent with the historical treatment thereof, with the Company being allocated the portion of the Liability historically allocated to the Animal Health Business.

(iii)                               Third, if a Liability cannot be exclusively allocated to one party under clause (i), and historically has not been (in whole or in part) allocated to the Animal Health Business, then such Liability shall be allocated between both parties based on the relative proportions of the total benefit received (over the term of the Shared Contract, measured as of the date of allocation) for each party under the relevant Shared Contract.

(iv)                              Notwithstanding the foregoing, each party shall be responsible for any and all Liabilities arising out of or resulting from such party’s (or a member of such party’s Group, as applicable) breach of the relevant Shared Contract; provided that, in the case of the Company, the Company was previously made aware of the existence of, and the applicable obligations under, such Shared Contract.

(c)                                  If Lilly or any member of the Lilly Group, on the one hand, or the Company or any other member of the Company Group, on the other hand, receives any benefit or payment under any Shared Contract which was intended for the other party or its Group, Lilly or the Company, respectively will use its commercially reasonable efforts, or will cause any member of its Group to use its commercially reasonable efforts, to deliver, transfer or otherwise afford such benefit or payment to the Company or Lilly or its applicable Group member, respectively.

(d)                                 It shall be the responsibility of the Company, if it so chooses, to obtain the agreement of the third party that is the counterparty to each Shared Contract to enter into a new Contract effective as of the Effective Date pursuant to which the Company and the applicable members of its Group will receive substantially the same benefits (or such benefits as the Company deems advisable) provided by the Shared Contract to the Animal Health Business prior to the Effective Date, and Lilly shall use its commercially reasonable effort to facilitate the entrance into any such new Contracts; provided that nothing in this Agreement shall require Lilly or any other member of the Lilly Group to compensate any third party, commence or participate in any Action or offer or grant any accommodation (financial or otherwise, including any accommodation or arrangement to remain secondarily liable or contingently liable for any Animal Health Liability) to any third party.  In no event shall Lilly be liable to the Company for (i) any Liabilities arising out of such new Contracts, (ii) Liabilities arising out of the failure of the Company to obtain any such new Contract or (iii) Liabilities arising out of the failure of Lilly to make available to any member of the Company Group the benefits or rights under a Shared Contract.  Except as expressly provided under the Transitional Services Agreement, neither Lilly nor any other member of the Lilly Group shall be obligated to make available to any member of the Company Group the benefits and rights under any Shared Contracts.

Section 2.10.                          Disclaimer of Representations and Warranties.  (a) EACH OF LILLY (ON BEHALF OF ITSELF AND EACH OTHER MEMBER OF THE LILLY GROUP) AND THE COMPANY (ON BEHALF OF ITSELF AND EACH OTHER MEMBER OF THE COMPANY GROUP) UNDERSTANDS AND AGREES THAT, EXCEPT AS EXPRESSLY SET FORTH HEREIN OR IN ANY OTHER TRANSACTION DOCUMENT, NO PARTY TO THE TRANSACTION DOCUMENTS OR ANY OTHER AGREEMENT OR DOCUMENT CONTEMPLATED BY THE TRANSACTION DOCUMENTS OR OTHERWISE, IS REPRESENTING OR WARRANTING TO ANY OTHER PARTY HERETO OR THERETO IN ANY WAY, EXPRESS OR IMPLIED, AS TO THE ASSETS, BUSINESSES OR LIABILITIES TRANSFERRED OR ASSUMED AS CONTEMPLATED HEREBY OR THEREBY, AS TO ANY CONSENTS OR GOVERNMENTAL APPROVALS REQUIRED IN CONNECTION HEREWITH OR THEREWITH, AS TO THE VALUE OF OR FREEDOM FROM ANY LIENS OF, OR ANY OTHER MATTER CONCERNING, ANY

ASSETS, BUSINESSES OR LIABILITIES OF SUCH PARTY, OR AS TO THE ABSENCE OF ANY DEFENSES OR RIGHT OF SETOFF OR FREEDOM FROM COUNTERCLAIM WITH RESPECT TO ANY CLAIM OR OTHER ASSET, INCLUDING ANY ACCOUNTS RECEIVABLE, OF ANY PARTY, OR AS TO THE LEGAL SUFFICIENCY OF ANY ASSIGNMENT, DOCUMENT, CERTIFICATE OR INSTRUMENT DELIVERED HEREUNDER OR THEREUNDER TO CONVEY TITLE TO ANY ASSET OR THING OF VALUE UPON THE EXECUTION, DELIVERY AND FILING HEREOF OR THEREOF.  EXCEPT AS MAY EXPRESSLY BE SET FORTH HEREIN OR IN ANY OTHER TRANSACTION DOCUMENT OR AS REQUIRED BY LAW, ALL SUCH ASSETS ARE BEING OR HAVE BEEN TRANSFERRED ON AN “AS IS”, “WHERE IS” BASIS (AND, IN THE CASE OF ANY REAL PROPERTY, BY MEANS OF A QUITCLAIM OR SIMILAR FORM DEED OR CONVEYANCE WITHOUT WARRANTY) AND THE RESPECTIVE TRANSFEREES SHALL BEAR THE ECONOMIC AND LEGAL RISKS THAT (I) ANY CONVEYANCE SHALL PROVE TO BE INSUFFICIENT TO VEST IN THE TRANSFEREE GOOD AND MARKETABLE TITLE, FREE AND CLEAR OF ANY LIEN, ENCUMBRANCE, CHARGE, ASSESSMENT OR OTHER ADVERSE CLAIM, AND (II) ANY NECESSARY CONSENTS OR GOVERNMENTAL APPROVALS ARE NOT OBTAINED OR THAT ANY REQUIREMENTS OF LAWS OR JUDGMENTS ARE NOT COMPLIED WITH.  IN ADDITION, ALL WARRANTIES OF HABITABILITY, MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE, FUNCTION, ENVIRONMENTAL CONDITION, OPERATIONAL CONDITION, NON-INFRINGEMENT, VALIDITY AND ENFORCEABILITY AND ALL OTHER WARRANTIES ARISING UNDER THE UNIFORM COMMERCIAL CODE (OR SIMILAR NON-U.S. LAWS) ARE HEREBY DISCLAIMED.

Section 2.11.                          Guarantees.  (a) Lilly and the Company shall each use its reasonable best efforts to cause a member of the Company Group to be substituted in all respects for a member of the Lilly Group and for all members of the Lilly Group to be otherwise removed or released, effective as of the Effective Date, in respect of all obligations of any member of the Company Group under each guarantee, indemnity, surety bond, letter of credit, bankers acceptance and letter of comfort (each, a “Guarantee”), given or obtained by any member of the Lilly Group for the benefit of any member of the Company Group or the Animal Health Business.  If Lilly and the Company have been unable to effect any such substitution, removal or release with respect to any such Guarantee as of the Effective Date then, following the Effective Date, the Company shall use its reasonable best efforts to effect such substitution, removal or release as soon as reasonably practicable; provided that from and after the Effective Date, the Company shall indemnify, hold harmless and promptly reimburse the applicable members of the Lilly Group for any costs of maintaining any such Guarantee and any payments made by them and for any and all Liabilities of the applicable members of the Lilly Group arising out of, in whole or in part, any performance obligation in accordance with the underlying obligation under any such Guarantee (except to the extent the performance obligation under any such Guarantee shall have been triggered solely by an act or failure to act of the applicable guarantor (rather than the underlying obligor)).

(b)                                 Lilly and the Company shall each use its reasonable best efforts to cause a member of the Lilly Group to be substituted in all respects for a member of the Company Group and for all members of the Company Group to be otherwise removed or released, effective as of the Effective Date, in respect of all obligations of any member of the Lilly Group under each Guarantee, given or obtained by any member of the Company Group for the benefit of any member of the Lilly Group or the Lilly Business.  If Lilly and the Company have been unable to effect any such substitution, removal or release with respect to any such Guarantee as of the Effective Date then, following the Effective Date, Lilly shall use its reasonable best efforts to effect such substitution, removal or release as soon as reasonably practicable; provided that from and after Effective Date, Lilly shall indemnify against, hold harmless and promptly reimburse the applicable members of the Company Group for any costs of maintaining any such Guarantee and any payments made by them and for any and all Liabilities of the applicable members of the Company Group arising out of, in whole or in part, any performance obligation in accordance with the underlying obligation under or ongoing maintenance of any such Guarantee (except to the extent the performance obligation under any such Guarantee shall have been triggered solely by an act or failure to act of the applicable guarantor (rather than the underlying obligor)).

Section 2.12.                          Novation of Animal Health Liabilities.  (a) The Company shall use its reasonable best efforts to obtain, or to cause to be obtained, as soon as reasonably practicable following the Effective Date, any consent, substitution, approval, release or amendment requested by Lilly that is required to novate or assign to the applicable member of the Company Group all obligations under Contracts and other obligations or Liabilities of any nature whatsoever that constitute Animal Health Liabilities (other than any Animal Health Liability that constitutes a Shared Contract Liability), or to obtain in writing the unconditional release of all parties to such arrangements, other than any member of the Company Group, so that, in any such case, the Company and its Subsidiaries will be solely responsible for such Liabilities; provided, however, that neither Lilly nor the Company shall be obligated to (i) pay any consideration or surrender, release or modify any rights or remedies therefor to any third party from whom such consents, substitutions, approvals, releases or amendments are requested, except as specifically set forth in this Agreement or any Ancillary Agreement or (ii) take any action pursuant to this Section 2.12 to the extent such action would result in an undue burden on such party or the other members of its Group or would unreasonably interfere with any of the business personnel or operations of such party or the other members of its Group; provided, further, however, that any legal fees or other administrative costs associated with obtaining such consents, substitutions, approvals, releases or amendments shall be borne by the Company.

(b)                                 If the Company is unable to obtain, or to cause to be obtained, any such required consent, substitution, approval, release or amendment, the applicable member of the Lilly Group shall continue to be bound by such Contracts and other obligations that constitute Animal Health Liabilities and, unless not permitted by Law or the terms thereof, the Company shall, as agent or subcontractor for Lilly or such other Person in the Lilly Group, as the case may be, pay, perform and discharge fully all such obligations or other Liabilities of Lilly or such other Person thereunder that constitute Animal Health Liabilities, from and after the Effective Date.  The Company shall indemnify each Lilly Indemnitee, and hold it harmless against any Liabilities (other than any Excluded Liabilities) arising in connection therewith, in accordance with the provisions of Article IV.  Lilly shall, without further consideration, promptly pay or remit, or cause to be paid or remitted, to the Company all money, rights and other consideration received by it or any other member of the Lilly Group in respect of such performance (unless any such consideration is an Excluded Asset).  If and when any such consent, substitution, approval, release or amendment shall be obtained or such agreement, lease, license or other obligations shall otherwise become assignable or able to be novated, Lilly shall thereafter assign, or cause to be assigned, all its rights, obligations and other Liabilities thereunder or any rights or obligations of each applicable member of its Group to the Company without payment of further consideration and the Company shall, without the payment of any further consideration, assume such rights and obligations.

Section 2.13.                          Novation of Excluded Liabilities.  (a) Lilly shall use its commercially reasonable efforts to obtain, or to cause to be obtained, as soon as reasonably practicable following the Effective Date, any consent, substitution, approval, release or amendment requested by the Company that is required to novate or assign to the applicable member of the Lilly Group all obligations under Contracts and other obligations or Liabilities of any nature whatsoever that constitute Excluded Liabilities, or to obtain in writing the unconditional release of all parties to such arrangements, other than any member of the Lilly Group, so that, in any such case, a member of the Lilly Group will be solely responsible for such Liabilities; provided, however, that neither Lilly nor the Company shall be obligated to (i) pay any consideration therefor to any third party from whom such consents, substitutions, approvals, releases and amendments are requested, except as specifically set forth in this Agreement or (ii) take any action pursuant to this Section 2.13 to the extent such action would result in an undue burden on such party or the other members of its Group or would unreasonably interfere with any of the business personnel or operations of such party or the other members of its Group; provided, further, however, that any legal fees or other administrative costs associated with obtaining such consents, substitutions, approvals, releases and amendments shall be borne by Lilly.

(b)                                 If Lilly is unable to obtain, or to cause to be obtained, any such required consent, substitution, approval, release or amendment, the applicable member of the Company Group shall continue to be bound by such Contracts and other obligations that constitute Excluded Liabilities and, unless not permitted by Law or the terms thereof, Lilly shall, or shall cause a member of the Lilly Group to, as agent or subcontractor for the Company or such other Person in the Company Group, as the case may be, pay, perform and discharge fully all such obligations or other Liabilities of the Company or such other Person thereunder that constitute Excluded Liabilities from and after the Effective Date.  Lilly shall indemnify each Company Indemnitee and hold it harmless against any Liabilities (other than any Animal Health Liabilities) arising in connection therewith, in accordance with the provisions of Article IV.  The Company shall, without further consideration, promptly pay or remit, or cause to be paid or remitted, to Lilly or to another member of the Lilly Group specified by Lilly, all money, rights and other consideration received by it or any other member of the Company Group in respect of such performance (unless any such consideration is an Animal Health Asset).  If and when any such consent, substitution, approval, release, or amendment shall be obtained or such agreement, lease, license or obligations shall otherwise become assignable or able to be novated, the Company shall thereafter assign, or cause to be assigned, all its rights, obligations and other Liabilities thereunder or any rights or obligations of each applicable member of its Group to Lilly or to another member of the Lilly Group specified by Lilly without payment of further consideration and Lilly shall, without the payment of any further consideration, or shall cause such other member of the Lilly Group to, assume such rights and obligations.

Section 2.14.                          Insurance Policies.

(a)                                 From the Effective Date until the date on which Lilly and its Affiliates cease to hold in excess of 50% of the outstanding shares of Company Common Stock pursuant to a Distribution, Other Disposition or otherwise (the “Coverage End Date”), the members of the Company Group shall continue to be insured on the terms and subject to the limits in place on the Effective Date under the Shared Policies and shall be entitled to receive coverage thereunder to the same extent as Subsidiaries of Lilly, in each case to the extent permitted under such applicable policy. As of the Coverage End Date, the coverage under all Shared Policies shall continue in force only for the benefit of Lilly and its Affiliates and not for the benefit of the Company or any of its Affiliates.  Effective from and after the Coverage End Date, the Company shall arrange for its own insurance policies with respect to the Animal Health Business covering all periods (whether prior to or following the Effective Date) and agrees not to seek, through any means, benefit from any of Lilly’s or its Affiliates’ insurance policies that may provide coverage for claims relating in any way to the Animal Health Business prior to the Coverage End Date.

(b)                                 Where Shared Policies with an unaffiliated third party insurer (and excluding, for the avoidance of doubt, any self-insurance, captive insurance or similar program) cover Animal Health Liabilities reported to such unaffiliated third party insurer after the Effective Date and before the Coverage End Date, with respect to an occurrence prior to the Coverage End Date, under an occurrence-based or claims-made policy (collectively, “Covered Claims”), then the members of the Company Group may claim coverage for such Covered Claims under such Shared Policies and receive any insurance recoverables with respect thereto, without any prejudice or limitation to Lilly seeking insurance under the Shared Policies for its own claims; provided that Lilly may, in its sole discretion, participate in or control the prosecution or defense of any such Covered Claim.  After the Effective Date, Lilly shall procure and administer the Shared Policies, provided that such administration shall in no way limit, inhibit or preclude the right of the members of the Company Group to insurance coverage thereunder in accordance with this Section 2.14(b), in each case, with respect to Covered Claims.  The Company shall promptly notify Lilly of any Covered Claims, and Lilly agrees to reasonably cooperate with the Company concerning the pursuit by the Company of any such Covered Claim, in each case at the expense of the Company (to the extent such expenses are not covered by the applicable Shared Policies).

(c)                                  The Company shall be responsible for complying with the terms of the Shared Policies to obtain coverage for such Covered Claims, including if the Shared Policy requires any payments to be made in connection therewith (including self-insured retentions or deductibles), and the Company shall make any such required payments and maintain any required or appropriate accruals or reserves for such Covered Claims.  Any proceeds received by Lilly from any insurance carrier that relate to Covered Claims shall be paid promptly to the Company.  In the event that Covered Claims relate to the same occurrence for which Lilly is seeking coverage under such Shared Policies and for which the parties have a shared defense, the Company and Lilly shall jointly defend any such claim and waive any conflict of interest necessary to conduct a joint defense, and shall bear any expenses in connection therewith equally (to the extent such expenses are not covered by the applicable Shared Policies), including self-insured retentions or deductibles.  In the event that policy limits under an applicable Shared Policy are not sufficient to fund all claims of Lilly and the other members of the Lilly Group and the

Company and the other members of the Company Group, amounts due under such Shared Policy shall be paid on a first come, first served basis, and any amounts simultaneously due shall be paid to the respective entities in proportion to the assessed value of each respective entity’s claim or claims; provided that, in the event that claims paid to the Company Group under such Shared Policy exceed 85% of the policy limit thereunder, and any member of the Lilly Group subsequently makes any claim under such policy, then, the Company shall pay (or shall cause payment to be made) to Lilly an amount equal to the lesser of (i) the value of the applicable Lilly Group claim and (ii) the amount by which payments made to the Company Group under such policy exceeded 85% of the applicable policy limit.

(d)                                 Upon receipt of a written request from the Company, Lilly shall use its commercially reasonable efforts to reduce or cancel the Company Group’s coverage under any Policies, effective no earlier than sixty (60) days after Lilly’s receipt of such request, provided, however that (i) any costs associated with or incurred in connection with such reduction or cancellation shall be borne exclusively by the Company Group, (ii) the Company Group understands that there may be no premium refund or credit provided by the relevant insurers as a result of such reduction or cancellation, and (iii) if and to the extent that Lilly actually receives a premium refund or credit from the relevant insurers for the term of the coverage so reduced or cancelled as a direct result of such reduction or cancellation, Lilly shall only be obligated to credit or pay over to the Company Group the lesser of (x) the amount of any such credit or refund or (y) the amount, if any, last charged to the Company Group by Lilly for such coverage during such term.

ARTICLE III

THE IPO AND ACTIONS PENDING THE IPO; OTHER TRANSACTIONS

Section 3.01.                          The IPO.  The Company shall cooperate with, and take all actions reasonably requested by, Lilly in connection with the IPO.  In furtherance thereof, to the extent not undertaken and completed prior to the execution of this Agreement, the Company shall, at the request of Lilly or an Underwriter, promptly take any and all actions necessary or desirable to consummate the IPO as contemplated by the IPO Registration Statement and the Underwriting Agreement.

Section 3.02.                          Charter; Bylaws.  Prior to the effectiveness of the IPO Registration Statement, Lilly and the Company shall each have taken all actions that may be required to provide for the adoption by the Company of the Amended and Restated Articles of Incorporation of the Company attached as Exhibit A hereto (the “Charter”) and the Amended and Restated Bylaws of the Company attached as Exhibit B hereto (the “Bylaws”) and the filing of the Charter with the Secretary of State of the State of Indiana.

Section 3.03.                          The Distribution or Other Disposition.

(a)                                 Subject to applicable Law, the Company acknowledges and agrees that Lilly shall, in its sole and absolute discretion, determine (i) whether and when to proceed with all or part of the Distribution or Other Disposition and (ii) all terms of the Distribution or Other Disposition, as applicable, including the form, structure and terms of any transaction(s) and/or offering(s) to effect the Distribution or Other Disposition and the timing of and conditions to the consummation of the Distribution or Other Disposition.  In addition, in the event that Lilly determines to proceed with the Distribution or Other Disposition, the Company acknowledges and agrees that Lilly may, subject to applicable Law, at any time and from time to time until the completion of the Distribution or Other Disposition, abandon, modify or change any or all of the terms of the Distribution or Other Disposition, including by accelerating or delaying the timing of the consummation of all or part of the Distribution or Other Disposition.

(b)                                 The Company shall cooperate with Lilly in all respects to accomplish the Distribution or Other Disposition and shall, at Lilly’s direction, promptly take any and all actions that Lilly may request as necessary or desirable to effect the Distribution or Other Disposition, including the registration under the Securities Act of the offering and sale by Lilly of Company Common Stock on an appropriate registration form or forms to be designated by Lilly and the filing of any necessary documents pursuant to the Exchange Act.  Subject to applicable Law, Lilly shall select any investment bank, manager, underwriter or dealer manager in connection with the Distribution or Other Disposition, as well as any financial printer, solicitation and/or exchange agent and financial, legal, accounting, tax and other advisors and service providers in connection with the Distribution or Other Disposition, as applicable.  The Company and Lilly, as the case may be, will provide to the exchange agent, if any, all share certificates and any information required in order to complete the Distribution or Other Disposition.

(c)                                  Notwithstanding anything to the contrary contained in this Agreement, the Registration Rights Agreement shall control the terms and conditions of any Other Disposition to the extent contemplated therein.

ARTICLE IV

MUTUAL RELEASES; INDEMNIFICATION

Section 4.01.                          Release of Pre-Closing Claims.

(a)                                 Except as provided in (i) Section 4.01(c), (ii) any exceptions to the indemnification provisions as set forth in Section 4.02 and Section 4.03 and (iii) any Ancillary Agreement, effective as of the Effective Date, the Company does hereby, for itself and for each other member of the Company Group as of the Effective Date and their respective successors and assigns and all Persons who at any time on or prior to the Effective Date have been directors, officers, managers, members, agents or employees of any member of the Company Group (in each case, in their respective capacities as such), release and forever discharge Lilly and each other member of the Lilly Group, their respective successors and assigns, and all Persons who at any time on or prior to the Effective Date have been shareholders, directors, officers, managers, members, agents or employees of any member of the Lilly Group (in each case, in their respective capacities as such), and their respective heirs, executors, administrators, successors and assigns, from any and all Liabilities whatsoever, whether at Law or in equity (including any rights of contribution or recovery), whether arising under any Contract, by operation of Law or otherwise, including for fraud, existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed in each case on or before the Effective

Date, including in connection with the Transactions and all other activities to implement the Transactions and any of the other transactions contemplated hereunder, and under any of the other Transaction Documents and pursuant to the Corporate Reorganization.

(b)                                 Except as provided in (i) Section 4.01(c), (ii) any exceptions to the indemnification provisions as set forth in Section 4.02 and Section 4.03 and (iii) any Ancillary Agreement, effective as of the Effective Date Lilly does hereby, for itself and for each other member of the Lilly Group as of the Effective Date and their respective successors and assigns and all Persons who at any time on or prior to the Effective Date have been directors, officers, managers, members, agents or employees of any member of the Lilly Group (in each case, in their respective capacities as such), release and forever discharge the Company and each other member of the Company Group, their respective successors and assigns, and all Persons who at any time on or prior to the Effective Date have been shareholders, directors, officers, managers, members, agents or employees of any member of the Company Group (in each case, in their respective capacities as such), and their respective heirs, executors, administrators, successors and assigns, from any and all Liabilities whatsoever, whether at Law or in equity (including any rights of contribution or recovery), whether arising under any Contract, by operation of Law or otherwise, including for fraud, existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed in each case on or before the Effective Date, including in connection with the Transactions and all other activities to implement the Transactions and any of the other transactions contemplated hereunder, under any of the other Transaction Documents and pursuant to the Corporate Reorganization.

(c)                                  Nothing contained in Section 4.01(a) or (b) shall (x) impair any right of any Person to enforce any Transaction Document or any Contracts that are specified in Section 2.05(b) or the applicable schedules thereto as not to be terminated as of the Effective Date, in each case in accordance with its terms or (y) release any Person from:

(i)                                     any Liability provided in or resulting from any Contract among any Persons in the Lilly Group or the Company Group that is specified in Section 2.05(b) or the applicable schedules thereto as not to be terminated as of the Effective Date, or any other Liability specified in Section 2.05(b) as not to be terminated as of the Effective Date, including the agreements, arrangements, commitments or understandings (including all Intercompany Accounts) that will not terminate until the Measurement Time, in accordance with Section 2.05;

(ii)                                  any Liability assumed or retained by, or transferred, assigned or allocated to the Group of which such Person is a member in accordance with, or any other Liability of any Person in any Group under, the Transaction Documents, including (A) with respect to the Company, any Animal Health Liability and (B) with respect to Lilly, any Excluded Liability;

(iii)                               any Liability provided in or resulting from any Contract or understanding that is entered into after the Effective Date between a member of the Lilly Group, on the one hand, and a member of the Company Group, on the other hand;

(iv)                              any Liability that the parties or any other Person may have with respect to claims for indemnification, recovery or contribution brought pursuant to this Agreement or any Ancillary Agreement, which Liability shall be governed by the provisions of this Article IV or, if applicable, the appropriate provisions of the Ancillary Agreements; or

(v)                                 any Liability the release of which would result in the release of any Person other than a Person released pursuant to this Section 4.01.

In addition, nothing contained in Section 4.01(a) shall release Lilly from indemnifying and advancing expenses to any director, officer, manager, member or employee of the Company who was a director, officer, manager, member or employee of Lilly or any of its Affiliates on or prior to the Effective Date (including, for the avoidance of doubt, any indemnification or advancement of expenses obligations arising in connection with, or resulting from, the IPO), to the extent such director, officer, manager, member or employee incurs any Losses to which he or she was entitled to such indemnification or advancement of expenses pursuant to obligations existing prior to the Effective Date, it being understood that if the underlying obligation giving rise to such Action is an Animal Health Liability, the Company shall indemnify Lilly for such Liability (including Lilly’s costs to indemnify the director, officer, manager, member or employee) in accordance with the provisions set forth in this Article IV.

(d)                                 The Company shall not, and shall not permit any other Person in the Company Group, to make any claim or demand, or commence any Action asserting any claim or demand, including any claim of contribution, recovery or any indemnification, against Lilly or any other Person in the Lilly Group, or any other Person released pursuant to Section 4.01(a), with respect to any Liabilities released pursuant to Section 4.01(a).  Lilly shall not, and shall not permit any other Person in the Lilly Group, to make any claim or demand, or commence any Action asserting any claim or demand, including any claim of contribution, recovery or any indemnification against the Company or any other Person in the Company Group, or any other Person released pursuant to Section 4.01(b), with respect to any Liabilities released pursuant to Section 4.01(b).

(e)                                  It is the intent of each of Lilly and the Company, by virtue of the provisions of this Section 4.01, to provide for a full and complete release and discharge of all Liabilities existing or arising from all acts and events occurring or failing to occur or alleged to have occurred or to have failed to occur and all conditions existing or alleged to have existed in each case on or before the Effective Date, between or among the Company or any other Person in the Company Group, on the one hand, and Lilly or any other Person in the Lilly Group, on the other hand (including any contractual agreements or arrangements existing or alleged to exist between or among any such Persons on or before the Effective Date), except as expressly set forth in Section 4.01(c).  At any time, at the request of any other party, each party shall cause each other member of its respective Group and to the extent practicable each other Person on whose behalf a release and discharge is granted in Sections 4.01(a) or (b) to execute and deliver releases reflecting the provisions of this Section 4.01.

(f)                                   If any Person associated with either Lilly or the Company (including any member of their respective Group’s and any of their respective directors, officers, managers, members, agents or employees) initiates an Action with respect to claims released by this Section 4.01, the party with which such Person is associated shall indemnify the other party against such Action  in accordance with the provisions set forth in this Article IV.

Section 4.02.                          Indemnification by the Company.  Except (a) as provided in Section 4.04, or (b) as required by applicable Law, the Company shall indemnify, defend and hold harmless each member of the Lilly Group and each of their Affiliates and each member of the Lilly Group’s and their respective Affiliates’ directors, officers, managers, members, agents and employees, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the “Lilly Indemnitees”), from and against any and all Losses of the Lilly Indemnitees relating to, arising out of or resulting from any of the following items (without duplication and including any such Losses arising by way of setoff, counterclaim or defense or enforcement of any Lien):

(a)                                 all Animal Health Liabilities;

(b)                                 any untrue statement or alleged untrue statement of a material fact contained in any of Lilly’s Disclosure Documents, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that those Losses are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information that is either furnished by any member of the Company Group or incorporated by reference from any filings made by any member of the Company Group with the Commission pursuant to the Securities Act or the Exchange Act, and then only if that untrue statement or omission was made or occurred after the Effective Date or in connection with the IPO;

(c)                                  any untrue statement or alleged untrue statement of a material fact contained in any of the Company’s Disclosure Documents, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading, in each case to the extent but only to the extent, that those losses are not caused by any such untrue statement or omission based upon information that is either furnished by any member of the Lilly Group or incorporated by reference from any filings made by any member of the Lilly Group with the Commission pursuant to the Securities Act or the Exchange Act, and then only if that untrue statement or omission was made or occurred after the Effective Date or in connection with the IPO; and

(d)                                 any breach by the Company or any other Person in the Company Group of any Transaction Document or any action by the Company in contravention of its Charter or Bylaws.

Notwithstanding anything to the contrary herein, in no event will any Lilly Indemnitee have the right to seek indemnification from the Company with respect to any claim or demand against any member of the Lilly Group for the satisfaction of the Excluded Liabilities.

Section 4.03.                          Indemnification by Lilly.  Except (a) as provided in Section 4.04, or (b) as required by applicable Law, Lilly shall indemnify, defend and hold harmless each member of the Company Group and each of their Affiliates and each member of the Company Group’s and their respective Affiliates’ directors, officers, managers, members, agents and employees, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the “Company Indemnitees”), from and against any and all Losses of the Company Indemnitees relating to, arising out of or resulting from any of the following items (without duplication and including any Losses arising by way of setoff, counterclaim or defense or enforcement of any Lien):

(a)                                 all Excluded Liabilities;

(b)                                 any untrue statement or alleged untrue statement of a material fact contained in any of the Company’s Disclosure Documents, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that those Losses are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information that is either furnished by any member of the Lilly Group or incorporated by reference from any filings made by any member of the Lilly Group with the Commission pursuant to the Securities Act or the Exchange Act, and then only if that untrue statement or omission was made or occurred after the Effective Date or in connection with the IPO;

(c)                                  any untrue statement or alleged untrue statement of a material fact contained in any of the Lilly’s Disclosure Documents, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading, in each case to the extent but only to the extent, that those losses are not caused by any such untrue statement or omission based upon information that is either furnished by any member of the Company Group or incorporated by reference from any filings made by any member of the Company Group with the Commission pursuant to the Securities Act or the Exchange Act, and then only if that untrue statement or omission was made or occurred after the Effective Date or in connection with the IPO; and

(d)                                 any breach by Lilly or any member of the Lilly Group of any Transaction Document.

Notwithstanding anything to the contrary herein, in no event will any Company Indemnitee have the right to seek indemnification from any member of the Lilly Group with respect to any claim or demand against any member of the Company Group for the satisfaction of the Animal Health Liabilities.

Section 4.04.                          Indemnification Obligations Net of Insurance Proceeds and Other Amounts.

(a)                                 The parties intend that any Loss subject to indemnification or reimbursement pursuant to this Article IV will be net of Insurance Proceeds that actually reduce the amount of the Loss.  Accordingly, the amount which any party (an “Indemnifying Party”) is required to pay to any Person entitled to indemnification hereunder (an “Indemnitee”) will be reduced by any Insurance Proceeds actually recovered by or on behalf of such Indemnitee in respect of the related Loss.  If an Indemnitee receives a payment (an “Indemnity Payment”) required by this Agreement from an Indemnifying Party in respect of any Loss and subsequently receives Insurance Proceeds, then the Indemnitee will pay to the Indemnifying Party an amount equal to the excess of the Indemnity Payment received over the amount of the Indemnity Payment that would have been due if the Insurance Proceeds had been received, realized or recovered before the Indemnity Payment was made.

(b)                                 An insurer who would otherwise be obligated to pay any claim shall not be relieved of the responsibility with respect thereto or, solely by virtue of the indemnification provisions hereof, have any subrogation rights with respect thereto.  The Indemnitee shall use its commercially reasonable efforts to seek to collect or recover any third-party Insurance Proceeds to which the Indemnitee is entitled in connection with any Loss for which the Indemnitee seeks indemnification pursuant to this Article IV; provided that so long as the Indemnitee has expended its commercially reasonable efforts, the Indemnitee’s inability to collect or recover any such Insurance Proceeds shall not limit the Indemnifying Party’s obligations hereunder.

(c)                                  Any Indemnity Payment made by the Company shall be increased as necessary so that after making all payments in respect of Taxes imposed on or attributable to such Indemnity Payment, each Lilly Indemnitee receives an amount equal to the sum it would have received had no such Taxes been imposed.  Any Indemnity Payment made by Lilly shall be increased as necessary so that after making all payments in respect of Taxes imposed on or attributable to such Indemnity Payment, each Company Indemnitee receives an amount equal to the sum it would have received had no such Taxes been imposed. In the absence of any change in Tax treatment under the Code or except as otherwise required by other applicable Tax Law, any Indemnity Payments made by a party under this Agreement shall be reported for Tax purposes by the payor and the recipient as distributions or capital contributions, as appropriate, occurring immediately before the Deconsolidation Date, or as payments of an assumed or retained liability.

(d)                                 If an indemnification claim is covered by the indemnification provisions of an Ancillary Agreement, the claim shall be made under the Ancillary Agreement to the extent applicable and the provisions thereof shall govern such claim.  In no event shall any party be entitled to double recovery from the indemnification provisions of this Agreement and any Ancillary Agreement.

Section 4.05.                          Procedures for Indemnification of Third Party Claims.

(a)                                 If an Indemnitee shall receive notice or otherwise learn of the assertion by a Person (including any Governmental Authority) who is not a Person in the Lilly Group or the Company Group of any claim or of the commencement by any such Person of any Action with respect to which an Indemnifying Party may be obligated to provide indemnification to such Indemnitee pursuant to Section 4.02 or Section 4.03, or any other Section of this Agreement or any Ancillary Agreement (collectively, a “Third Party Claim”), such Indemnitee shall give such Indemnifying Party written notice thereof as promptly as practicable (and in any event within fifteen (15) days) after becoming aware of such Third Party Claim.  Any such notice shall describe the Third Party Claim in reasonable detail.  Notwithstanding the foregoing, the failure of any Indemnitee or other Person to give notice as provided in this Section 4.05(a) shall not relieve the related Indemnifying Party of its obligations under this Article IV, except to the extent, and only to the extent, that such Indemnifying Party is materially prejudiced by such failure to give notice.

(b)                                 An Indemnifying Party may elect (but shall not be required) to defend, at such Indemnifying Party’s own expense and by such Indemnifying Party’s own counsel (which counsel shall be reasonably satisfactory to the Indemnitee), any Third Party Claim; provided that the Indemnifying Party shall not be entitled to defend such Third Party Claim and shall pay the reasonable fees and expenses of one separate counsel for all Indemnitees if the claim for indemnification relates to or arises in connection with any criminal action, indictment or allegation.  Within fifteen (15) days after the receipt of notice from an Indemnitee in accordance with Section 4.05(a) (or sooner, if the nature of such Third Party Claim so requires), the Indemnifying Party shall notify the Indemnitee of its determination as to whether it will assume responsibility for defending such Third Party Claim, which election shall specify any reservations or exceptions to its defense.  After notice from an Indemnifying Party to an Indemnitee of its election to assume the defense of a Third Party Claim, such Indemnitee shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise, or settlement thereof, but the fees and expenses of such counsel shall be the expense of such Indemnitee; provided, however, in the event that (i) the Indemnifying Party has elected to assume the defense of the Third Party Claim but has specified, and continues to assert, any reservations or exceptions in such notice, (ii) the Third Party Claim involves injunctive or equitable relief or (iii) the Indemnitee shall have been advised by counsel that an actual or potential conflict of interest makes representation by the same counsel or the counsel selected by the Indemnifying Party inappropriate, then, in any such case, the reasonable fees and expenses of one separate counsel for all Indemnitees shall be borne by the Indemnifying Party.

(c)                                  If an Indemnifying Party elects not to assume responsibility for defending a Third Party Claim, or fails to notify an Indemnitee of its election within the time period specified in and as otherwise provided in Section 4.05(b), then the applicable Indemnitee may defend such Third Party Claim at the cost and expense of the Indemnifying Party to the extent indemnification is available under the terms of this Agreement.

(d)                                 Unless the Indemnifying Party has failed to assume the defense of the Third Party Claim in accordance with the terms of this Agreement, no Indemnitee may settle or compromise any Third Party Claim without the consent of the Indemnifying Party.  If an Indemnifying Party has failed to assume the defense of the Third Party Claim within the time period specified in clause (b) above, it shall not be a defense to any obligation to pay any amount in respect of such Third Party Claim that the Indemnifying Party was not consulted in the defense thereof, that such Indemnifying Party’s views or opinions as to the conduct of such defense were not accepted or adopted, that such Indemnifying Party does not approve of the quality or manner of the defense thereof or that such Third Party Claim was incurred by reason of a settlement rather than by a judgment or other determination of liability.

(e)                                  In the case of a Third Party Claim, no Indemnifying Party shall consent to entry of any judgment or enter into any settlement of the Third Party Claim without the consent of the Indemnitee if the effect thereof is (i) to permit any injunction, declaratory judgment, other order or other non-monetary relief to be entered, directly or indirectly, against any Indemnitee or (ii) to ascribe any fault to any Indemnitee in connection with such Third Party Claim.

(f)                                   In the event of an Action in which the Indemnifying Party is not a named defendant, if either the

Indemnitee or Indemnifying Party shall so request, the parties shall endeavor to substitute the Indemnifying Party for the named defendant or otherwise add the Indemnifying Party as a party thereto, if practicable.  If such substitution cannot be achieved for any reason or is not requested, the named defendant shall allow the Indemnifying Party to manage the Action as set forth in this Article IV, and the Indemnifying Party shall fully indemnify the named defendant against all costs of defending the Action (including court costs, sanctions imposed by a court, attorneys’ fees, experts fees and all other external expenses), the costs of any judgment or settlement, and the cost of any interest or penalties relating to any judgment or settlement with respect to such Third Party Claim.

(g)                                  Notwithstanding the foregoing, the Indemnifying Party shall not, without the prior written consent of the Indemnitee, settle or compromise any pending or threatened Third Party Claim or consent to the entry of any judgment which does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the Indemnitee of a written release from all Liability in respect of such Third Party Claim.

(h)                                 Notwithstanding anything to the contrary in this Agreement, Third Party Claims with respect to Taxes shall be governed by the Tax Matters Agreement and not by the provisions of this ARTICLE IV.

Section 4.06.                          Additional Matters.  (a) Any claim on account of a Loss which does not result from a Third Party Claim shall be asserted by prompt written notice given by the Indemnitee to the applicable Indemnifying Party.  Such Indemnifying Party shall have a period of thirty (30) days after the receipt of such notice within which to respond by either (i) paying the applicable Indemnitee the amount of cash claimed in such notice or (ii) objecting to the claim for indemnification or the amount stated therein.  If the Indemnifying Party objects to the applicable claim, in whole or in part, or if the Indemnifying Party does not respond within such thirty (30) day period, then the applicable Indemnitee shall be free to pursue such remedies as may be available to such Indemnitee as contemplated by this Agreement, without prejudice to its continuing rights to pursue indemnification hereunder.

(b)                                 If payment is made by or on behalf of any Indemnifying Party to any Indemnitee in connection with any Third Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee as to any events or circumstances in respect of which such Indemnitee may have any right, defense or claim relating to such Third Party Claim against any claimant or plaintiff asserting such Third Party Claim or against any other Person.  Such Indemnitee shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right, defense or claim.

(c)                                  Indemnification payments in respect of any Losses for which an Indemnitee is entitled to indemnification under this Article IV shall be paid by the Indemnifying Party to the Indemnitee as such Losses are incurred upon demand by the Indemnitee.  In connection therewith, such Indemnitee shall provide reasonably satisfactory documentation setting forth the basis for the amount of such indemnification, including documentation reflecting any Insurance Proceeds that actually reduce the amount of such Losses.

Section 4.07.                          Medicare Reporting.  The parties hereto acknowledge that the resolution of any Third Party Claim

(subject to this Agreement) by way of a settlement, judgment, award or other payment to or on behalf of a Medicare beneficiary where medical expenses are claimed or released may impose reporting obligations pursuant to Section 111 of the Medicare, Medicaid and SCHIP Extension Act of 2007 (MMSEA), and the regulations and program guidance then in effect (“Section 111 Report”).  Accordingly, so that the Indemnitee can timely and effectively investigate and discharge its reporting obligations, if any, to the Centers for Medicare and Medicaid Services (“CMS”), the Indemnifying Party agrees to:

(a)                                 Notify the Indemnitee no later than ten (10) days after making a settlement or payment of any award to or on behalf of a Medicare beneficiary and provide and/or confirm information that the Indemnitee will require to meet its Section 111 reporting obligation;

(b)                                 Notify the Indemnitee prior to the settlement of any claim or payment of any award to a plaintiff or claimant for the purpose of providing Indemnitee identifying information on the proposed plaintiff or claimant-recipient, and such other information as may be required, to enable the Indemnitee to ascertain whether a Section 111 Report will be required.  If Medicare’s interests are implicated by the terms of the proposed settlement, judgment, award or other payment, the Indemnitee shall also have the right to suggest proposed terms and processes for the expected payment that will address and protect the Indemnitee’s interests under Section 111 and the Medicare Secondary Payer Act; and

(c)                                  Subject to the terms of this Article IV, indemnify, defend, repay and hold harmless the Indemnitee for any Liabilities (including double damages) for delayed or defective reporting to CMS under Section 111 in the event that the Indemnifying Party fails to timely provide the notice set forth in this Section 4.07.

Section 4.08.                          Remedies Cumulative.  The remedies provided in this Article IV shall be cumulative and, subject to the provisions of Article VI, shall not preclude assertion by any Indemnitee of any other rights or the seeking of any and all other remedies against any Indemnifying Party, except that the remedies provided in this Article IV shall be the exclusive remedy for claims for contribution or other rights of recovery arising out of or relating to any Environmental Law, including the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), or any analogous state or foreign Environmental Laws, whether now or hereinafter in effect.

Section 4.09.                          Survival of Indemnities.  The indemnity agreements contained in this Article IV shall remain operative and in full force and effect, regardless of (a) any investigation made by or on behalf of any Indemnitee; (b) the knowledge by the Indemnitee at any time of Liabilities for which it might be entitled to indemnification hereunder and (c) any termination of this Agreement.  The rights and obligations of each of Lilly and the Company and their respective Indemnitees under this Article IV shall survive the merger or consolidation of any party, the sale or other transfer by any party of any Assets or businesses or the assignment by it of any Liabilities, or the change of form or change of control of any party.

Section 4.10.                          Special Damages.  NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT OR ANY ANCILLARY AGREEMENT TO THE CONTRARY, IN NO EVENT WILL EITHER PARTY OR ANY OF ITS OTHER GROUP MEMBERS BE LIABLE FOR ANY SPECIAL, INCIDENTAL, INDIRECT, COLLATERAL,

CONSEQUENTIAL OR PUNITIVE DAMAGES, LOST PROFITS OR SIMILAR ITEMS (INCLUDING LOSS OF REVENUE, INCOME OR PROFITS, DIMINUTION OF VALUE OR LOSS OF BUSINESS REPUTATION OR OPPORTUNITY), OR DAMAGES CALCULATED ON MULTIPLES OF EARNINGS OR OTHER METRICS APPROACHES, SUFFERED BY AN INDEMNIFIED PARTY, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, IN CONNECTION WITH ANY DAMAGES ARISING HEREUNDER OR THEREUNDER; PROVIDED, HOWEVER, THAT TO THE EXTENT AN INDEMNIFIED PARTY IS REQUIRED TO PAY ANY SPECIAL, INCIDENTAL, INDIRECT, COLLATERAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, LOST PROFITS OR SIMILAR ITEMS, OR DAMAGES CALCULATED ON MULTIPLES OF EARNING OR OTHER METRIC APPROACHES TO A PERSON WHO IS NOT A MEMBER OF EITHER GROUP IN CONNECTION WITH A THIRD PARTY CLAIM, SUCH DAMAGES WILL CONSTITUTE DIRECT DAMAGES AND NOT BE SUBJECT TO THE LIMITATION SET FORTH IN THIS SECTION 4.10.

ARTICLE V

CERTAIN BUSINESS MATTERS

Section 5.01.                          No Restriction on Competition.  It is the explicit intent of each of the parties hereto that the provisions of this Agreement shall not include any non-competition or other similar restrictive arrangements with respect to the range of business activities that may be conducted by the parties hereto from and after the Effective Date.  Accordingly, each of the parties hereto acknowledges and agrees that nothing set forth in this Agreement shall be construed to create any explicit or implied restriction or other limitation on the ability of any party hereto to engage in any (a) business or other activity that competes with the business of any other party hereto or (b) specific line of business or engage in any business activity in any specific geographic area.

Section 5.02.                          No Solicitation of Employees.  For and during the twelve (12) month period following the date on which Lilly and its Affiliates first cease to hold in excess of 50% of the outstanding shares of Company Common Stock pursuant to the Distribution or Other Disposition, none of Lilly, the Company or any other member of their respective Groups will, without the prior written consent of the other party, either directly or indirectly, on their own behalf or in the service or on behalf of others, solicit, aid, induce or encourage any employee at the level of senior director and above of the other party’s Group to leave his or her employment; provided, however, that nothing in this Section 5.02 shall restrict or preclude the rights of Lilly, the Company or any other member of their respective Groups from soliciting or hiring (a) any employee who responds to a general solicitation or advertisement that is not specifically targeted or focused on the employees employed by the other Group (and nothing shall prohibit such generalized searches for employees through various means, including the use of advertisements in the media (including trade media) or the engagement of search firms to engage in such searches); provided that the applicable party has not encouraged or advised such firm to approach any such employee; (b) any employee whose employment has been terminated by the other Group without cause; or (c) any employee whose employment was terminated for cause at least 180 days prior to any such contact.  For purposes of this Section 5.02 only, the written consent of the other applicable party shall be secured by seeking permission from, in the case of each of Lilly and the Company, the Sr. Vice President, Human Resources.

ARTICLE VI

EXCHANGE OF INFORMATION; CONFIDENTIALITY

Section 6.01.                          Provision of Corporate Records.  As soon as practicable after the Effective Date, subject to the provisions of this Section 6.01, Lilly and the Company shall discuss and negotiate in good faith a plan to transition (i) to the Company all Company Books and Records in the possession or control of Lilly or any other member of the Lilly Group, and (ii) to Lilly all Lilly Books and Records in the possession or control of the Company or any other member of the Company Group.  The foregoing shall be limited by the following:

(a)                                 The transition of books and records shall require only deliveries of specific and discrete books and records (i) requested by the other party and (ii) identified by either party in the ordinary course of business and determined by such party to be material to the other’s business.  Without limiting any express delivery requirements under any other provision of this Agreement or any Ancillary Agreement, neither party shall be required to conduct any general search or investigation of its files;

(b)                                 Each party may retain copies of books and records delivered to the other, subject to holding in confidence in accordance with Section 6.09 information contained in such books and records;

(c)                                  Each party may in good faith refuse to furnish any books and records under this Section 6.01 if it reasonably believes in good faith that doing so could materially adversely affect its ability to successfully assert a claim of Privilege;

(d)                                 Neither party shall be required to deliver to the other books and records or portions thereof that are subject to confidentiality agreements that would by their terms prohibit such delivery; provided, however, that if requested by the other party, such party shall use commercially reasonable efforts to seek a waiver of or other relief from such confidentiality restriction; and

(e)                                  Nothing in this Section 6.01 shall affect the rights and obligations of any party to the Tax Matters Agreement with respect to the sharing of information related to Taxes.

In addition, copies of that portion of Excluded Company Books and Records and Excluded Lilly Books and Records that are retained (i) pursuant to the requirements of Law or (ii) because the respective Group determines it is necessary or advisable to do so, will be made available to the other party at such party’s reasonable request and expense, to the extent permitted by Law.

Section 6.02.                          Agreement for Exchange of Information; Archives.  (a) Each of Lilly and the Company, on behalf of itself and its Group, agrees to provide, or cause to be provided, to the other Group, at any time before or after the Effective Date, as soon as reasonably practicable after written request therefor, access to any Information in the possession or under the control of its Group that can be retrieved without unreasonable disruption to its business that the requesting party reasonably needs (i) to comply with reporting, disclosure, filing, or other requirements imposed on the requesting party or an applicable member of its Group (including under applicable securities or Tax Laws) by a Governmental Authority having jurisdiction over the requesting party or such member of its Group, (ii) for use in any judicial, regulatory, administrative, Tax or other proceeding or in order to satisfy audit, accounting, regulatory, litigation, environmental, tax or other similar requirements, in each case other than claims or allegations that one party to this Agreement or any member of its Group has against the other party or any member of its Group, or (iii) subject to the foregoing clause (ii), to comply with its obligations under this Agreement or any Ancillary Agreement.

(b)                                 After the Effective Date, each of the Lilly Group on the one hand, and the Company Group on the other hand, shall provide to the other Group access during regular business hours (as in effect from time to time) to Information or documents and objects of historic significance that relate to the business and operations of such Group prior to the Effective Date that are located in archives retained or maintained by such other Group (or, if such Information does not exclusively relate to a party’s business, to the portions of such Information that do exclusively relate), subject to appropriate restrictions for proprietary, privileged or Confidential Information and to the requirements of any applicable state and/or federal Law such as a Code of Conduct or Standard of Conduct and any restrictions (including prohibitions on removal of specified objects), that are then applicable to the disclosing party, but only insofar as such access is reasonably required by the other party for legitimate business reasons, and only for the duration such access is required, provided that the requesting party shall cause any such objects to be returned promptly in the same condition in which they were delivered to the requesting party.  The Company or Lilly, as applicable, may obtain copies at their own expense of such Information for bona fide business purposes.  The Company or Lilly, as applicable, shall pay the applicable fee or rate per hour for archives research services (subject to increase from time to time to reflect rates then in effect) for the providing party generally.  Nothing herein shall be deemed to restrict the access of the providing party to any Information or to impose any Liability on the providing party if any such Information is not maintained or preserved by such party.

(c)                                  After the Effective Date, without limiting the parties’ other rights and obligations set forth in this Section 6.02, each of Lilly and the Company shall (i) maintain in effect, at its own cost and expense, adequate systems and controls necessary to enable the Persons in the other Group to satisfy their respective reporting, accounting, audit and other obligations of which the first Group is made aware, and (ii) provide, or cause to be provided, to the other party (in such form as the providing party retains such Information for its own use) all financial and other data and Information in such party’s possession or control as such requesting party determines necessary or advisable in order to prepare its financial statements and reports or filings with any Governmental Authority.

(d)                                 After the Effective Date, without limiting the parties’ rights and obligations in this Section 6.02, upon reasonable written notice, the parties shall furnish or cause to be furnished to each other and their employees, counsel, auditors and representatives reasonable access, during normal business hours, to such Information and assistance relating to the Animal Health Business, the Animal Health Assets and the Animal Health Liabilities as is required by applicable Law, including Section 404 of the Sarbanes-Oxley Act of 2002, or is reasonably necessary for financial reporting and accounting matters (including with respect to the preparation of any financial statements), letters of representation, reports or forms, the preparation and filing of any Tax Returns or the defense of any Tax claim or assessment.  Each party shall reimburse the other for reasonable out-of-pocket costs and expenses incurred in assisting the other pursuant to this Section 6.02(d).  Neither party shall be required by this Section 6.02(d) to take any action that would unreasonably interfere with the conduct of its business or unreasonably disrupt its normal operations.

(e)                                  Nothing in this Section 6.02 shall affect the rights and obligations of any party to the Tax Matters Agreement with respect to the sharing of information related to Taxes.

(f)                                   In the event any party reasonably determines that any provision of Information otherwise described in this Section 6.02 could be commercially detrimental, violate any Law or Contract, require any consent that the party does not have, or result in the waiver any Privilege, the parties shall, and shall cause each other member of their respective Groups to, take all commercially reasonable measures to permit the compliance with such obligations in a manner that avoids any such harm or consequence, including seeking any such consent.

(g)                                  Each party agrees that it will only process Personal Data provided to it by the members of the other Group but only insofar as such Personal Data processing is required by the other party for legitimate business reasons, and the other party provides access to the Personal Data only to those employees who have a legitimate business reason to process the Personal Data, in accordance with all applicable privacy and data protection Law obligations and will implement and maintain at all times appropriate technical and organizational measures to protect such Personal Data against unauthorized or unlawful processing and accidental loss, destruction, damage, alteration and disclosure.  In addition, each party agrees to abide by any obligations under privacy and data protection Laws affecting the disclosure of such Personal Data to the other party and will not knowingly process such Personal Data in such a way to cause the other party to violate any of its obligations under any applicable privacy and data protection Laws.

(h)                                 For the purposes of this Article VI, any request for information shall be deemed reasonable in content or timing if such request is consistent with past practices.

Section 6.03.                          Ownership of Information.  Any Information owned by one Group that is provided to a requesting party pursuant to Section 6.02 shall remain the property of the providing party.  Unless expressly set forth in this Agreement, nothing contained in this Agreement shall be construed as granting or conferring any right, title or interest (whether by license or otherwise) in, to or under any such Information.

Section 6.04.                          Reimbursement for Providing Information.  The party requesting access to Information agrees to reimburse the other party for the reasonable and documented out-of-pocket costs, if any, of providing such access.

Section 6.05.                          Record Retention.  To facilitate the possible exchange of Information pursuant to this Article VI and other provisions of this Agreement after the Effective Date, the parties agree to use their commercially reasonable efforts to retain all Information in their respective possession or control in accordance with the policies of Lilly as in effect on the

Effective Date or such other policies as may be reasonably adopted by a party after the Effective Date.  For the avoidance of doubt, such policies shall be deemed to apply to any Information in a party’s possession or control on the Effective Date relating to the other party or members of its Group.  No party will destroy, or permit any other member of its Group to destroy, any Information which the other party may have the right to access pursuant to this Agreement prior to the seventh anniversary of the Effective Date without first using its commercially reasonable efforts to notify the other party of the proposed destruction and giving such party the opportunity to take possession of such Information prior to such destruction; provided, however, that in the case of any Information relating to Environmental Liabilities, such period shall be extended to the expiration of the applicable statute of limitations (giving effect to any extensions thereof). Nothing in this Section 6.05 shall affect the rights and obligations of any party to the Tax Matters Agreement with respect to Tax Records.

Section 6.06.                          Limitations of Liability.  Except as otherwise provided in this Article VI or required by applicable Law, in the absence of willful misconduct by the party requested to provide such Information, no party shall have any Liability to any other party in the event that (a) any Information which is an estimate or forecast, or which is based on an estimate or forecast is found to be inaccurate or (b) the requested Information is not provided.  No party shall have any Liability to any other party if any Information is destroyed after commercially reasonable efforts by such party to comply with the provisions of Section 6.05.

Section 6.07.                          Other Agreements Providing for Exchange of Information.  (a) The rights and obligations granted under this Article VI are subject to any specific limitations, qualifications or additional provisions on the sharing, exchange, retention, rights to use, or confidential treatment of Information set forth in any Ancillary Agreement.

(b)                                 When any Information provided by one Group to the other (other than Information provided pursuant to Section 6.05) is no longer needed for the purposes contemplated by this Agreement or any other Ancillary Agreement or is no longer required to be retained by applicable Law, the receiving party will promptly after written request of the other party either return to the other party all Information in a tangible form (including all copies thereof and all notes, extracts or summaries based thereon) or certify to the other party that it has destroyed such Information (and such copies thereof and such notes, extracts or summaries based thereon); provided, however, the obligation to return or destroy such Information shall not apply to Information that is maintained on routine computer system backup tapes, disks or other backup storage devices as long as such backed-up Information is not used, disclosed or otherwise recovered from such back-up devices; provided, however, that any such Information so retained will continue, in each case, to be held confidential pursuant to the terms of Section 6.09.

Section 6.08.                          Production of Witnesses; Records; Cooperation.  (a) After the Effective Date, except in the case of any Action involving or relating to a conflict or dispute between any member of the Lilly Group, on the one hand, and any member of the Company Group, on the other hand, each party hereto will use its commercially reasonable efforts to make available to each other party, upon written request, the then current directors, officers, employees, other personnel and agents of the member in its respective Group as witnesses and any books, records or other documents within its control or which it otherwise has the ability to make available, to the extent that any such Person (giving consideration to business demands of such directors, officers, employees, other personnel and agents) or books, records or other documents may reasonably be required in connection with any Action in which the requesting party may from time to time be involved, regardless of whether such Action is a matter with respect to which indemnification may be sought hereunder, and the parties shall otherwise reasonably cooperate with each other to the extent reasonably necessary with respect to any such Actions.  The requesting party shall bear all costs and expenses in connection therewith.

(b)                                 If an Indemnifying Party or Indemnitee chooses to defend or to seek to compromise or settle any Third Party Claim, the other party shall make available to such Indemnifying Party or Indemnitee, as applicable, upon written request, the then current directors, officers, employees, other personnel and agents of the Persons in its respective Group as witnesses and any Information within its control or possession, to the extent that any such Person (giving consideration to business demands of such directors, officers, employees, other personnel and agents) or books, records or other documents may reasonably be required in connection with such defense, settlement or compromise, or such prosecution, evaluation or pursuit, as the case may be, and shall otherwise reasonably cooperate in such defense, settlement or compromise, or such prosecution, evaluation or pursuit, as the case may be.

(c)                                  In connection with any applicable matter contemplated by this Section 6.08, the parties may enter into a mutually acceptable joint defense agreement so as to maintain to the extent practicable any applicable attorney-client privilege or work product immunity of any member of any Group.

Section 6.09.                          Confidentiality.  (a) Subject to Section 6.10, each of Lilly and the Company (each, a “Receiving Party”), on behalf of itself and each other Person in its respective Group, agrees to hold, and to cause its respective Representatives to hold, in strict confidence, all Information, including Personal Data, material or documents (i) in the case of Lilly, relating to the Company and solely concerning the Animal Health Business (for which the Company shall be the “Disclosing Party”), and (ii) in the case of the Company, relating to Lilly and concerning the Lilly Business (for which Lilly shall be the “Disclosing Party”), which is: (x) accessible to the respective Receiving Party and its Representatives, (y) in the possession of the respective Receiving Party and its Representatives (including Information in such party’s possession prior to the Effective Date) or (z) furnished by the Disclosing Party or any Person in the Receiving Party’s Group (or any of their respective Representatives) at any time pursuant to this Agreement or otherwise, irrespective of the form of communication (the “Confidential Information”).  Confidential Information includes all notes, analyses, compilations, forecasts, data, translations, studies, memoranda or other documents prepared by any member of the Receiving Party’s Group or its respective Representatives that contain or otherwise reflect such Confidential Information. Notwithstanding the foregoing, Confidential Information shall not include Information that: (i) is or becomes part of the public domain through no breach of this Agreement by the Receiving Party, any  member of their respective Group or its Representatives, (ii) was independently developed following the Effective Date by employees or agents of the Receiving Party, any other Person in its Group or, their respective Representatives who have not accessed or otherwise received the applicable Information; provided that such independent development can be demonstrated by competent, contemporaneous written records of the Receiving Party or any other Person in its Group, or (iii) becomes available to the Receiving Party or any other Person in its Group following the

Effective Date on a non-confidential basis from a third party who is not known by such Person to be bound directly or indirectly by a confidentiality agreement or other contractual, legal or fiduciary obligation of confidentiality to the Disclosing Party or any member of its Group.  For the avoidance of doubt, the Receiving Parties shall treat the Confidential Information with at least the same degree of care that applies to the confidential and proprietary information of Lilly pursuant to policies in effect as of the Effective Date.

(b)                                 Each party acknowledges that it and the other members of its Group may have in their possession confidential or proprietary Information of third parties that was received under confidentiality or non-disclosure agreements with such third parties prior to the Effective Date.  Such party will hold, and will cause the other members of its Group and their respective Representatives to hold, in strict confidence, the confidential and proprietary information of third parties to which it or any other member of its Group has access, in accordance with the terms of any agreements entered into prior to the Effective Date between one or more members of such party’s Group (whether acting through, on behalf of, or connection with, the separated businesses) and such third parties.

(c)                                  Upon the written request of a party, the other party shall promptly destroy any copies of Confidential Information (including any extracts therefrom) specifically identified by the requesting party to be destroyed.  Upon the written request of such requesting party, the other party shall cause one of its duly authorized officers to certify in writing to such requesting party that the requirements of the preceding sentence have been satisfied in full; provided, however, the obligation to return or destroy such Confidential Information shall not cover Confidential Information that is maintained on routine computer system backup tapes, disks or other backup storage devices as long as such backed-up information is not used, disclosed or otherwise recovered from such back-up devices; provided, however, that any Confidential Information so retained will continue, in each case, to be held confidentially as provided in this Section 6.09.

(d)                                 Notwithstanding anything to the contrary in this Article VI, (i) to the extent that an Ancillary Agreement or other Contract pursuant to which a party hereto or another Person in its respective Group is bound or its Confidential Information is subject provides that certain Information shall be maintained as confidential on a basis that is more protective of such Information or for a longer period of time than provided for herein, then the applicable provisions contained in such Ancillary Agreement or other Contract shall control with respect thereto and (ii) a party and the applicable members of its respective Group shall have no right to use any Information of the Disclosing Party unless otherwise provided for in this Agreement, an Ancillary Agreement or a Contract between the parties hereto or a member of its respective Group.

Section 6.10.                          Protective Arrangements.  In the event that the Receiving Party or any member of its Group either determines on the advice of its counsel (which may be internal) that it is required to disclose any Information pursuant to applicable Law (including the rules and regulations of the Commission or any national securities exchange) or receives any request or demand from any Governmental Authority to disclose or provide Information of the Disclosing Party (or any member of the Disclosing Party’s Group) that is subject to the confidentiality provisions hereof, such party shall, to the extent legally permissible, use its reasonable best efforts to notify the other party prior to disclosing or providing such Information and shall cooperate at the expense of such other party in seeking any reasonable protective arrangements (including by using its reasonable best efforts to ensure that confidential treatment is accorded such Information) requested by such other party.  Subject to the foregoing, the Person that received such a request or determined that it is required to disclose Information may thereafter disclose or provide only that portion of such Information that is legally required to be disclosed as so advised by counsel; provided, however, that such Person provides the other party, to the extent legally permissible, upon request with a copy of the Information so disclosed. For the avoidance of doubt, nothing contained in this Section 6.10 or in Section 6.09 shall prevent Lilly from including in any Lilly Public Filing any Information provided by the Company Group in accordance with ARTICLE VII, to the extent Lilly determines in good faith that such inclusion is necessary or desirable.

Section 6.11.                          Preservation of Legal Privileges.  (a) Lilly and the Company recognize that the members of their respective Groups possess and will possess information and advice that has been previously developed but is legally protected from disclosure under legal privileges, such as the attorney-client privilege, work product doctrine and other concepts of legal protection (“Privilege”).  Lilly and the Company recognize that they shall be jointly entitled to the Privilege with respect to such Privileged Information and that each of them shall be entitled to maintain, preserve and assert for its own benefit all such information and advice, but both parties shall ensure that such information is maintained so as to protect the Privileges with respect to the other party’s interest.  To that end, neither party will knowingly waive or compromise any Privilege associated with such information and advice without the prior written consent of the other party.  In the event that Privileged Information is required to be disclosed to any arbitrator or mediator in connection with a dispute between the parties, such disclosure shall not be deemed a waiver of Privilege with respect to such information, and any party receiving it in connection with a proceeding shall be informed of its nature and shall be required to safeguard and protect it.

(b)                                 The rights and obligations created by this Section 6.11 shall apply to all Information relating to the Animal Health Business as to which either party would have been entitled to assert or did assert the protection of a Privilege, including (i) any and all Information generated prior to the Effective Date and (ii) all Information generated, received or arising after the Effective Date that refers to or relates to Information described in the preceding clause (i).

(c)                                  Upon receipt by either party of any subpoena, discovery or other request that may call for the production or disclosure of Information that is the subject of a Privilege, or if a party obtains knowledge that any current or former employee of a party has received any subpoena, discovery or other request that may call for the production or disclosure of such Information, such party shall provide the other party a reasonable opportunity to review the Information and to assert any rights it may have under this Section 6.11 or otherwise to prevent the production or disclosure of such Information at the cost and expense of the members of the Group claiming such defenses to disclosure.  Absent receipt of written consent from the other party to the production or disclosure of Information that may be covered by a Privilege, each party agrees that it will not produce or disclose any Information that may be covered by a Privilege unless a court of competent jurisdiction has entered a final, nonappealable order finding that the Information is not entitled to protection under any applicable Privilege.

(d)                                 Lilly’s transfer of Company Books and Records and other Information to the Company, Lilly’s agreement to permit the Company to obtain Information existing prior to the Effective Date, the Company’s transfer of Lilly Books and Records and other Information (if any) to the Company and the Company’s agreement to permit Lilly to obtain Information existing prior to the Effective Date are made in reliance on Lilly’s and the Company’s respective agreements, as set forth in Section 6.09, Section 6.10 and this Section 6.11, to maintain the confidentiality of such Information and to take the steps provided herein for the preservation of all Privileges that may belong to or be asserted by Lilly or the Company, as the case may be.  The access to Information being granted pursuant to Section 6.02 hereof, the agreement to provide witnesses and individuals pursuant to Section 6.08 hereof and the disclosure to Lilly and the Company of Privileged Information relating to the Animal Health Business or Lilly Business pursuant to this Agreement in connection with the transactions contemplated hereby shall not be asserted by Lilly or the Company to constitute, or otherwise deemed, a waiver of any Privilege that has been or may be asserted under this Section 6.11 or otherwise.  Nothing in this Agreement shall operate to reduce, minimize or condition the rights granted to Lilly and the Company in, or the obligations imposed upon the parties by, this Section 6.11.

ARTICLE VII

FINANCIAL AND OTHER COVENANTS

Section 7.01.                          Disclosure and Financial Controls.  The Company agrees that, for so long as Lilly is required to consolidate the results of operations and financial position of the Company and the other members of the Company Group or to account for its investment in the Company under the equity method of accounting (determined in accordance with US GAAP and consistent with Commission reporting requirements):

(a)                                 Disclosure of Financial Controls.  The Company will, and will cause each other member of the Company Group to, maintain, as of and after the Effective Date, disclosure controls and procedures and internal control over financial reporting as defined in Exchange Act Rule 13a-15; the Company will cause each of its principal executive and principal financial officers to sign and deliver certifications to the Company’s periodic reports and will include the certifications in the Company’s periodic reports, in each case, as and when required pursuant to Exchange Act Rule 13a-14 and Item 601 of Regulation S-K; the Company will comply with its obligations under Sections 302 and 404 of the Sarbanes-Oxley Act of 2002; the Company will cause its management to evaluate the Company’s disclosure controls and procedures and internal control over financial reporting (including any change in internal control over financial reporting) as and when required pursuant to Exchange Act Rule 13a-15; the Company will disclose in its periodic reports filed with the Commission information concerning the Company management’s responsibilities for and evaluation of the Company’s disclosure controls and procedures and internal control over financial reporting (including the annual management report and attestation report of the Company’s independent auditors relating to internal control over financial reporting) as and when required under Items 307 and 308 of Regulation S-K and other applicable Commission rules; and, without limiting the general application of the foregoing, the Company will, and will cause each other member of the Company Group to, maintain as of and after the Effective Date internal systems and procedures that will provide reasonable assurance that (i) the Financial Statements are reliable and timely prepared in accordance with US GAAP and applicable Law, (ii) all transactions of members of the Company Group are recorded as necessary to permit the preparation of the Financial Statements, (iii) the receipts and expenditures of members of the Company Group are authorized at the appropriate level within the Company, and (iv) unauthorized use or disposition of the assets of any member of the Company Group that could have a material effect on the Financial Statements is prevented or detected in a timely manner. It is understood and agreed that, references in this Section 7.01(a) to reporting or other obligations of the Company shall be deemed to assume, for purposes hereof, that the Company is subject to the same rules and regulations as Lilly.

(b)                                 Fiscal Year.  The Company will, and will cause each member of the Company Group organized in the U.S. to maintain a fiscal year that commences and ends on the same calendar days as Lilly’s fiscal year commences and ends, and to maintain monthly accounting periods that commence and end on the same calendar days as Lilly’s monthly accounting periods commence and end.  The Company will, and will cause each other member of the Company Group organized outside the U.S. to maintain a fiscal year that commences and ends on the same calendar days as the fiscal year of the corresponding members of the Lilly Group (if any) organized outside the U.S. commences and ends, and to maintain monthly accounting periods that commence and end on the same calendar days as the monthly accounting periods of the corresponding members of the Lilly Group (if any) organized outside the U.S. commence and end.

(c)                                  Monthly and Quarterly Financial Information.  The Company will deliver or make available to Lilly a consolidated income statement and balance sheet, or the information required to prepare a consolidated income statement and balance sheet, on a monthly basis for the Company for such period in the same format and manner, with the same detail, and in the same timeframe, as the Animal Health Business delivered or made available such information to Lilly prior to the Effective Date (such practices, the “Financial Delivery Practices”).  The Company will deliver or make available to Lilly a consolidated income statement and balance sheet and supplemental data related to cash flows, or the information required to prepare a consolidated income statement and balance sheet and supplemental data related to cash flows, and other necessary disclosures on a quarterly basis in accordance with the Financial Delivery Practices.  The Company will be responsible for reviewing its results and data and for informing Lilly immediately of any post-closing adjustments that come to its attention.  The Company must provide final sign-off of its results, using Lilly materiality, no later than nine (9) Business Days after the quarterly close period end for the income statement and no later than twelve (12) Business Days after the quarterly close period end for the balance sheet and supplemental data, in each case unless otherwise directed by Lilly.  A certification will be provided by the Controller and Chief Financial Officer and President of the Company that the quarter financials and internal controls appropriately represent the financial position and current financial reporting controls of the Company no later than five (5) Business Days prior to Lilly’s filing of its quarterly financial statements with the Commission.

(d)                                 Quarterly Financial Statements.  As soon as practicable, in accordance with the Financial Delivery Practices, Company will deliver to Lilly drafts of (i) the consolidated financial statements of the Company Group (and notes thereto) for each fiscal quarter and for the period from the beginning of the current fiscal year to the end of such quarter, setting forth in each case in comparative form for each such fiscal quarter of the Company the consolidated figures (and notes thereto) for the corresponding quarter and periods of the previous fiscal year and all in reasonable detail and prepared in accordance with Article 10 of Regulation S-X and US GAAP, and (ii) a discussion and analysis by management of the Company Group’s financial condition and results of operations for such fiscal quarter, including an explanation of any material period-to-period change and any off-balance sheet transactions, all in reasonable detail and prepared in accordance with Item 303(b) of Regulation S-K; provided, however, that the Company will deliver such information at such earlier time upon Lilly’s written request with thirty (30) days’ notice resulting from Lilly’s determination to accelerate the timing of the filing of its financial statements with the Commission.  The information set forth in (i) and (ii) above is referred to in this Agreement as the “Quarterly Financial Statements.”  No later than seven (7) Business Days prior to the date the Company publicly files the Quarterly Financial Statements with the Commission or otherwise makes such Quarterly Financial Statements publicly available, the Company will deliver to Lilly the final form of the Quarterly Financial Statements and certifications thereof by the principal executive and financial officers of the Company in substantially the forms required under Commission rules for periodic reports and in form and substance satisfactory to Lilly; provided, however, that the Company may continue to revise such Quarterly Financial Statements prior to the filing thereof in order to make corrections and non-substantive changes which corrections and changes will be delivered by the Company to Lilly as soon as practicable, and in any event within eight (8) hours of making any such corrections or changes; provided, however, that Lilly’s and the Company’s financial representatives will actively consult with each other regarding any changes (whether or not substantive) which the Company may consider making to its Quarterly Financial Statements and related disclosures during the seven (7) Business Days immediately prior to any anticipated filing with the Commission, with particular focus on any changes which would have an effect upon Lilly’s financial statements or related disclosures.  In addition to the foregoing, no Quarterly Financial Statement or any other document which refers, or contains information not previously publicly disclosed with respect to the ownership of the Company by Lilly or the Transactions, will be filed with the Commission or otherwise made public by any Company Group member without the prior written consent of Lilly.  Notwithstanding anything to the contrary in this Section 7.01(d), the Company will not file its Quarterly Financial Statements with the Commission prior to the time that Lilly files the Lilly quarterly financial statements with the Commission unless otherwise required by applicable Law.

(e)                                  Annual Financial Statements.  On an annual basis, in accordance with the Financial Delivery Practices, the Company will deliver to Lilly an income statement and balance sheet and supplemental data related to cash flows and other necessary disclosures for such fiscal year in such format and detail as Lilly may request.  The Company will be responsible for reviewing its results and data and for informing Lilly immediately of any post-closing adjustments in excess of $5 million pre-tax that come to its attention and of any adjustments below $5 million within eight (8) hours of its awareness.  The Company must provide final sign-off of its results, using Lilly materiality, no later than nine (9) Business Days after the annual close period end for the income statement and no later than twelve (12) Business Days after the annual close period end for the balance sheet and supplemental data, in each case unless otherwise directed by Lilly.  A certification will be provided by the CEO and CFO of the Company pertaining to the internal controls no later than five (5) Business Days prior to Lilly’s filing of its audited annual financial statements (the “Lilly Annual Statements”) with the Commission.  As soon as practicable, and in any event no later than fifteen (15) Business Days prior to the date on which Lilly has notified the Company that Lilly intends to file its annual report on Form 10-K or other document containing annual financial statements with the Commission, the Company will deliver to Lilly any financial and other information and data with respect to the Company Group and its business, properties, financial position, results of operations and prospects as is reasonably requested by Lilly in connection with the preparation of Lilly’s financial statements and annual report on Form 10-K.  As soon as practicable, and in any event no later than ten (10) Business Days prior to the date on which the Company is required to file an annual report on Form 10-K or other document containing its Annual Financial Statements (as defined below) with the Commission, the Company will deliver to Lilly (i) drafts of the consolidated financial statements of the Company Group (and notes thereto) for such year, setting forth in each case in comparative form the consolidated figures (and notes thereto) for the previous fiscal years and all in reasonable detail and prepared in accordance with Regulation S-X and US GAAP and (ii) a discussion and analysis by management of the Company Group’s financial condition and results of operations for such year, including an explanation of any material period-to-period change and any off-balance sheet transactions, all in reasonable detail and prepared in accordance with Items 303(a) and 305 of Regulation S-K.  The information set forth in (i) and (ii) above is referred to in this Agreement as the “Annual Financial Statements.”  The Company will deliver to Lilly all revisions to such drafts as soon as any such revisions are prepared or made.  No later than seven (7) Business Days prior to the date the Company publicly files the Annual Financial Statements with the Commission or otherwise makes such Annual Financial Statements publicly available, the Company will deliver to Lilly the final form of its annual report on Form 10-K and certifications thereof by the principal executive and financial officers of the Company in substantially the forms required under Commission rules for periodic reports and in form and substance satisfactory to Lilly; provided, however, that the Company may continue to revise such Annual Financial Statements prior to the filing thereof in order to make corrections and non-substantive changes which corrections and changes will be delivered by the Company to Lilly as soon as practicable, and in any event within eight (8) hours of making any such corrections or changes; provided, further, that Lilly and the Company financial representatives will actively consult with each other regarding any changes (whether or not substantive) which the Company may consider making to its Annual Financial Statements and related disclosures during the seven (7) Business Days immediately prior to any anticipated filing with the Commission.  In addition to the foregoing, no Annual Financial Statement or any other document which refers, or contains information not previously publicly disclosed with respect to the ownership of the Company by Lilly or the Transactions will be filed with the Commission or otherwise made public by any Company Group member without the prior written consent of Lilly.  Notwithstanding anything to the contrary in this Section 7.01(e), the Company will not file its Annual Financial Statements with the Commission prior to the time that Lilly files the Lilly Annual Statements with the Commission unless otherwise required by applicable Law.

(f)                                   Affiliate Financial Statements.  The Company will deliver to Lilly all quarterly financial statements and annual financial statements of each Affiliate of the Company which is itself required to file financial statements with the Commission or otherwise make such financial statements publicly available, with such financial statements to be provided in the same manner and detail and on the same time schedule as Quarterly Financial Statements and Annual Financial Statements required to be delivered to Lilly pursuant to this Section 7.01.

(g)                                  Conformance with Lilly Financial Presentation.  All information provided by any member of the Company

Group to Lilly or filed with the Commission pursuant to Section 7.01(c) through (f) inclusive will be consistent in terms of format and detail and otherwise with Lilly’s policies with respect to the application of US GAAP and practices in effect on the Effective Date with respect to the provision of such financial information by such member of the Company Group to Lilly (and, where appropriate, as presently presented in financial reports to the Lilly Board), with such changes therein as may be requested by Lilly from time to time consistent with changes in such accounting principles and practices, including any changes in the interpretation or application of US GAAP.

(h)                                 Company Reports Generally.  The Company shall, and shall cause each other member of the Company Group that files information with the Commission to, deliver to Lilly: (i) substantially final drafts, as soon as the same are prepared, of (A) all reports, notices and proxy and information statements to be sent or made available by such member(s) of the Company Group to its or their respective security holders, (B) all regular, periodic and other reports to be filed or furnished under Sections 13, 14 and 15 of the Exchange Act (including reports on Forms 10-K, 10-Q and 8-K and annual reports to shareholders), and (C) all registration statements and prospectuses to be filed by any such member of the Company Group with the Commission or any securities exchange pursuant to the listed company manual (or similar requirements) of such exchange (collectively, the documents identified in clauses (A), (B) and (C) are referred to in this Agreement as “Company Public Documents”), and (ii) as soon as practicable, but in no event later than five (5) Business Days (other than with respect to Form 8-Ks) prior to the earliest of the dates the same are printed, sent or filed, current drafts of all such Company Public Documents and, with respect to Form 8-Ks, as soon as practicable, but in no event later than three (3) Business Days prior to the earliest of the dates the same are printed, sent or filed in the case of planned Form 8-Ks and as soon as practicable, but in no event less than two (2) hours in the case of unplanned Form 8-Ks; provided, however, that the Company may continue to revise such Company Public Documents prior to the filing thereof in order to make corrections and non-substantive changes, which corrections and changes will be delivered by the Company to Lilly as soon as practicable, and in any event within eight (8) hours of making any such corrections or changes; provided, further, that financial representatives of Lilly and the Company will actively consult with each other regarding any changes (whether or not substantive) which the Company may consider making to any of its Company Public Documents and related disclosures prior to any anticipated filing with the Commission, with particular focus on any changes which would have an effect upon Lilly’s financial statements or related disclosures.  In addition to the foregoing, no Company Public Document or any other document which refers, or contains information not previously publicly disclosed with respect to the ownership of the Company by Lilly or the Transactions will be filed with the Commission or otherwise made public by any Company Group member without the prior written consent of Lilly.

(i)                                     Budgets and Financial Projections.  The Company will, as promptly as practicable, deliver to Lilly copies of all annual budgets and financial projections (consistent in terms of format and detail mutually agreed upon by the parties) relating to the Company on a consolidated basis and will provide Lilly an opportunity to meet with management of the Company to discuss such budgets and projections. In addition, to the extent requested by Lilly, the Company will participate in Lilly’s annual strategic review planning and other similar meetings and processes in a manner consistent with past practices or with such changes as Lilly may reasonably request.

(j)                                    Other Information.  With reasonable promptness, the Company will deliver to Lilly such additional financial and other information and data with respect to the Company Group and their business, properties, financial positions, results of operations and prospects as from time to time may be reasonably requested by Lilly.

(k)                                 Press Releases and Similar Information.  The Company and Lilly will consult with each other as to the timing of their annual and quarterly earnings releases and any interim financial guidance for a current or future period and will give each other the opportunity to review the information therein relating to the Company Group and to comment thereon.  Lilly and the Company will make reasonable efforts to issue their respective annual and quarterly earnings releases on the same date.  Lilly and the Company shall coordinate the timing of (i) their respective earnings release conference calls such that the Company shall be permitted to hold such calls prior to those of Lilly and (ii) their respective public earnings release filings with the Commission such that the Company shall make its earnings filing no later than seven (7) days following Lilly’s earnings filing, in each case unless otherwise directed by Lilly.  No later than eight (8) hours prior to the time and date that a party intends to publish its regular annual or quarterly earnings release or any financial guidance for a current or future period, such party will deliver to the other party copies of substantially final drafts of all related press releases and other statements to be made available by any member of that party’s Group to employees of any member of that party’s Group or to the public concerning any matters that could be reasonably likely to have a material financial impact on the earnings, results of operations, financial condition or prospects of any member of the Company Group.  In addition, prior to the issuance of any such press release or public statement that meets the criteria set forth in the preceding sentence, the issuing party will consult with the other party regarding any changes (other than typographical or other similar minor changes) to such substantially final drafts.  Immediately following the issuance thereof, the issuing party will deliver to the other party copies of final drafts of all press releases and other public statements.  Prior to the Effective Date, the Company shall consult with Lilly prior to issuing any press releases or otherwise making public statements with respect to the Transactions or any of the other transactions contemplated hereby and prior to making any filings with any Governmental Authority with respect thereto.

(l)                                     Cooperation on Lilly Filings.  The Company will cooperate fully, and cause the Company Auditors to cooperate fully, with Lilly to the extent requested by Lilly in the preparation of Lilly’s public earnings or other press releases, quarterly reports on Form 10-Q, annual reports to shareholders, annual reports on Form 10-K, any current reports on Form 8-K and any other proxy, information and registration statements, reports, notices, prospectuses and any other filings made by Lilly with the Commission, any national securities exchange or otherwise made publicly available (collectively, the “Lilly Public Filings”).  The Company agrees to provide to Lilly all information that Lilly reasonably requests in connection with any Lilly Public Filings or that, in the judgment of Lilly’s Legal Division, is required to be disclosed or incorporated by reference therein under any Law or rule.  The Company will provide such information in a timely manner on the dates requested by Lilly (which may be earlier than the dates on which the Company otherwise would be required hereunder to have such information available) to enable Lilly to prepare, print and release all Lilly Public Filings on such dates as Lilly will determine but in no event later than as required by applicable Law.  The Company will use its commercially reasonable efforts to cause Company Auditors to consent to any reference to them as experts in any Lilly Public Filings required under any Law or rule. If and to the extent requested by Lilly, the Company will diligently and promptly review all drafts of such Lilly Public Filings and prepare in a diligent and timely fashion any portion of such Lilly Public Filing pertaining to the Company.  Prior to any printing or public release of any Lilly Public Filing, an appropriate executive officer of the Company will, if requested by Lilly, certify that the information relating to any member of the Company Group or the Animal Health Business in such Lilly Public Filing is accurate, true, complete and correct in all material respects.  Unless required by Law or rule, the Company will not publicly release any financial or other information which conflicts with the information with respect to any member of the Company Group or the Animal Health Business that is included in any Lilly Public Filing without Lilly’s prior written consent.  Prior to the release or filing thereof, Lilly will provide the Company with a draft of any portion of a Lilly Public Filing containing information relating to the Company Group and will give the Company an opportunity to review such information and comment thereon; provided that Lilly will determine in its sole and absolute discretion the final form and content of all Lilly Public Filings.

Section 7.02.                          Auditors and Audits; Annual Statements and Accounting.  The Company agrees that for so long as Lilly is required to consolidate the results of operations and financial position of the Company and any other members of the Company Group or to account for its investment in the Company under the equity method of accounting (determined in accordance with US GAAP and consistent with Commission reporting requirements) (an “Applicable Period”), and for purposes of Section 7.02(a) only, for so long as services are being provided under the Transitional Services Agreement, it shall comply with the following additional obligations:

(a)                                 Selection of Company Auditors.  Unless required by Law, the Company will not select an accounting firm other than Ernst & Young LLP (or its affiliate accounting firms) (unless so directed by Lilly in accordance with a change by Lilly in its accounting firm) to serve as its independent certified public accountants (“Company Auditors”) without Lilly’s prior written consent (which will not be unreasonably withheld). Notwithstanding the foregoing, the Company shall obtain the approval of Lilly prior to engaging Ernst & Young LLP (or its affiliate accounting firms) for any non-audit services, including any such services that may affect the accounting firm’s independence.

(b)                                 Audit Timing.  Beginning in the 2019 fiscal year, the Company will use its reasonable best efforts to enable the Company Auditors to complete their audit for the 2018 fiscal year such that they will date their opinion on the Annual Financial Statements on the same date that Lilly’s independent certified public accountants (“Lilly Auditors”) date their opinion on the Lilly Annual Statements, and to enable Lilly to meet its timetable for the printing, filing and public dissemination of the Lilly Annual Statements, all in accordance with Section 7.01(a) hereof and as required by applicable Law.

(c)                                  Quarterly Review.  Beginning in the 2018 fiscal year, the Company shall use its reasonable best efforts to enable Lilly Auditors to complete their quarterly review procedures on the Quarterly Financial Statements on the same date that Lilly Auditors complete their quarterly review procedures on Lilly’s quarterly financial statements.

(d)                                 Information Needed by Lilly.  The Company will provide to Lilly on a timely basis all information that Lilly reasonably requires to meet its schedule for the preparation, printing, filing, and public dissemination of the Lilly Annual Statements in accordance with Section 7.01(a) hereof and as required by applicable Law.  Without limiting the generality of the foregoing, the Company will provide all required financial information with respect to the Company Group to the Company Auditors in a sufficient and reasonable time and in sufficient detail to permit the Company Auditors to take all steps and perform all reviews necessary to provide sufficient assistance to Lilly Auditors with respect to information to be included or contained in the Lilly Annual Statements.

(e)                                  Access to Company Auditors.  The Company will authorize the Company Auditors to make available to the Lilly Auditors both the personnel who performed, or are performing, the annual audit and quarterly reviews of the Company and work papers related to the annual audit and quarterly reviews of the Company, in all cases within a reasonable time prior to Company Auditors’ opinion date, so that the Lilly Auditors are able to perform the procedures they consider necessary to take responsibility for the work of the Company Auditors as it relates to the Lilly Auditors’ report on Lilly’s statements, all within sufficient time to enable Lilly to meet its timetable for the printing, filing and public dissemination of the Lilly Annual Statements.  It is understood and agreed that the Company’s obligations pursuant to this Section 7.02(e) shall extend beyond an Applicable Period in the event any amendments to, or restatements or modification of, any Lilly Public Filings are necessary.

(f)                                   Access to Records.  If Lilly determines in good faith that there may be some inaccuracy in the financial statements of a member of the Company Group or a deficiency or inadequacy in the internal accounting controls or operations of a member of the Company Group that could materially impact Lilly’s financial statements or breach Section 7.05(d), at Lilly’s request, the Company will provide Lilly Auditors and Lilly’s other Representatives, including Lilly’s internal auditors, with access to the Company Group’s books and records so that Lilly may conduct reasonable audits relating to the financial statements provided by the Company under this Agreement as well as to the internal accounting controls and operations of the Company Group.

(g)                                  Operating Review Process.  The Company shall conduct its strategic and operational review process on a schedule that is consistent with that of Lilly’s.  Lilly acknowledges that, as a supplement to the information furnished by the Company to Lilly pursuant to Section 7.01, Lilly shall conduct its strategic and operational reviews of the Company through participation in meetings or other activities of the Company Board by the Lilly Designees.  To facilitate Lilly’s participation in the process in this manner, the Company shall hold all of its regularly scheduled board meetings at which its strategic and operational reviews are discussed within a time frame consistent with Lilly’s strategic and operational review process.  Lilly shall make a good faith attempt to conduct all other reviews of the Company’s operations, affairs, finances or results (other than those required to comply with applicable financial reporting requirements or its customary financial reporting practices) through participation in meetings or other activities of the Company Board by the Lilly Designees.  In connection with strategic, operational or other reviews, relevant Lilly personnel other than the Lilly Designees may participate at Lilly’s invitation.  Lilly will notify the Company in advance of any such additional attendees.

(h)                                 Notice of Changes.  The Company will give Lilly as much prior notice as reasonably practicable of any proposed determination of, or any significant changes in, the Company’s accounting estimates or accounting principles from those in effect on the Effective Date.  The Company will consult with Lilly and, if requested by Lilly, the Company will consult with the Lilly Auditors with respect thereto.  The Company will not make any such determination or changes without Lilly’s prior written consent if such a determination or a change would be sufficiently material to be required to be disclosed in the Company’s or Lilly’s financial statements as filed with the Commission or otherwise publicly disclosed therein.

(i)                                     Accounting Changes Requested by Lilly.  Notwithstanding clause (h) above, the Company will make any changes in its accounting practices or accounting principles, including any changes in the interpretation or application of US GAAP, that are requested by Lilly in order for the Company’s accounting practices and principles to be consistent with those of Lilly.

(j)                                    Special Reports of Deficiencies or Violations.  The Company will report in reasonable detail to Lilly the following events or circumstances promptly after any executive officer of the Company or any member of the Company Board becomes aware of such matter: (A) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting; (C) any illegal act within the meaning of Section 10A(b) and (f) of the Exchange Act; and (D) any report of a material violation of Law that an attorney representing any member of the Company Group has formally made to any officers or directors of the Company pursuant to the SEC’s attorney conduct rules (17 C.F.R. Part 205).

Section 7.03.                          Company Board Representation.

(a)                                 Following the Effective Date, and for so long as Lilly and its Affiliates beneficially own shares of Company Common Stock representing at least 10% of the total voting power of all classes of then outstanding capital stock of the Company entitled to vote generally with respect to the election of directors (“Company Voting Stock”), Lilly shall have the right to designate for nomination by the Company Board (or any nominating committee thereof) for election to the Company Board a number of individuals proportionate to its ownership of Company Voting Stock, as calculated in accordance with Section 7.03(d) (each individual so designated, a “Lilly Designee”).  For the avoidance of doubt, so long as Lilly and its Affiliates beneficially own shares of Company Common Stock representing at least 80% of the Company Voting Stock, Lilly Designees shall constitute at least 80% of the Company Board.  In addition, for so long as Lilly and its Affiliates beneficially own shares of Company Common Stock representing at least a majority of the outstanding Company Voting Stock, Lilly shall have the right to designate the Chairman of the Company Board.  Notwithstanding anything to the contrary set forth herein, the Company’s obligations with respect to the election or appointment of Lilly Designees shall be limited (i) to the obligations set forth under this Section 7.03 and (ii) by the Company’s compliance with Law.

(b)                                 For so long as Lilly and its Affiliates beneficially own shares of Company Common Stock representing a majority of the total voting power of all of the then outstanding shares of Company Voting Stock, the Company shall use reasonable best efforts to take advantage of all available “controlled company” exemptions under the rules of the stock exchange on which the Company’s shares are listed, including exemptions from compliance with certain corporate governance requirements relating to director independence. Commencing with the annual meeting of shareholders of the Company to be held in 2019 and prior to each annual meeting of shareholders of the Company thereafter, Lilly shall be entitled to present to the Company Board (or any nominating committee thereof) for nomination thereby at such annual meeting such number of Lilly Designees for election to the Company Board (or if there is a classified board, the class of directors up for election) at such annual meeting as would result in Lilly having the appropriate number of Lilly Designees on the Company Board as determined pursuant to this Section 7.03.

(c)                                  The Company shall exercise all authority under applicable Law and use reasonable best efforts to cause all Lilly Designees to be nominated for election as Company Board members by the Company Board (or any nominating committee thereof).  In the event that the Company Board (or any nominating committee thereof) fails to approve the nomination of any particular individual as a Lilly Designee, Lilly shall have the right to designate an alternative Lilly Designee for consideration.  The Company shall cause each Lilly Designee nominated for election to the Company Board to be included in the slate of nominees recommended by the Company Board to holders of Company Voting Stock (including at any special meeting of shareholders held for the election of directors) and shall use the same degree of effort as are used in respect of nominees who are not Lilly Designees to cause the election of each such Lilly Designee, including soliciting proxies in favor of the election of such persons. In the event that any Lilly Designee elected to the Company Board shall cease to serve as a director for any reason, the vacancy resulting therefrom shall be filled by the Company Board with a substitute Lilly Designee.  In the event that as a result of any increase in the size of the Company Board, Lilly is entitled to have one or more additional Lilly Designees elected to the Company Board pursuant to this Section 7.03, the Company Board shall appoint the appropriate number of such additional Lilly Designees.

(d)                                 If at any time Lilly and its Affiliates beneficially own shares of Company Common Stock representing at least 10% of the total voting power of all of the then outstanding shares of Company Voting Stock, the number of persons Lilly shall be entitled to designate for nomination by the Company Board (or any nominating committee thereof) for election to the Company Board shall be equal to the number of directors computed using the following formula (rounded to the nearest whole number): the product of (i) the percentage of the total voting power of all of the then outstanding shares of Company Voting Stock beneficially owned by Lilly and its Affiliates and (ii) the number of directors then on the Company Board (assuming no vacancies exist).  If the number of Lilly Designees serving on the Company Board exceeds the number determined pursuant to the foregoing sentences of this Section 7.03(d) (such difference being herein called the “Excess Director Number”), then Lilly in its sole discretion shall instruct a number of Lilly Designees equal to the Excess Director Number to promptly resign from the Company Board, and, to the extent such persons do not so resign, Lilly shall assist the

Company in increasing the size of the Company Board, so that after giving effect to such increase, the number of Lilly Designees on the Company Board is in accordance with the provisions of this Section 7.03(d).

(e)                                  The parties hereto agree that the Company Board shall consist of three classes of directors at the Effective Date, which shall include one (1) Lilly Designee in Class I, two (2) Lilly Designees in Class II and two (2) Lilly Designees in Class III.

Section 7.04.                          Committees.  As of the Effective Date and for so long as Lilly and its Affiliates beneficially own shares of Company Common Stock representing a majority of the total voting power of all of the then outstanding shares of Company Voting Stock, any committee of the Company Board shall, unless Lilly consents otherwise, be composed of directors at least a majority of whom are Lilly Designees; provided, that each such committee, as a result of such designation(s), complies with Law and any applicable Commission or stock exchange director independence requirements.  As of the Effective Date and for so long as Lilly and its Affiliates beneficially own shares of Company Common Stock representing less than a majority but at least 10% of the total voting power of all of the then outstanding shares of Company Voting Stock, each committee of the Company Board (other than the Audit Committee) shall, unless Lilly consents otherwise, include at least one Lilly Designee to the extent permitted by Law or applicable Commission or stock exchange requirement (and, to the extent it would be greater than one Lilly Designee, the number of Lilly Designees (rounded to the nearest whole number) that is equal to the product of (a) the percentage of the total voting power of all of the then outstanding shares of Company Voting Stock beneficially owned by Lilly and its Affiliates and (b) the number of directors then on such committee); provided, that each such committee, as a result of such designation(s), complies with Law and any applicable Commission or stock exchange director independence requirements.

Section 7.05.                          Other Covenants.  In addition to the other covenants contained in this Agreement and the Ancillary Agreements, the Company and Lilly, as applicable, hereby covenant and agree that:

(a)                                 Prior to the Disposition Date and for so long as Lilly and its Affiliates beneficially own at least 30% of the total voting power of all of the then outstanding shares of Company Voting Stock, the Company will not, without the prior written consent of Lilly (which Lilly may withhold in its sole and absolute discretion), take, or cause to be taken, directly or indirectly, any action, including making or failing to make any election under the Law of any state, which has the effect, directly or indirectly, of restricting or limiting the ability of any member of the Lilly Group to freely sell, transfer, assign, pledge or otherwise dispose of shares of Company Common Stock or would restrict or limit the rights of any transferee of Lilly as a holder of Company Common Stock.  Without limiting the generality of the foregoing, the Company will not, without the prior written consent of Lilly (which Lilly may withhold in its sole and absolute discretion), (i) adopt or thereafter amend, supplement, restate, modify or alter any shareholder rights plan in any manner that would result in (A) an increase in the ownership of Company Common Stock by Lilly causing the rights thereunder to detach or become exercisable and/or (B) Lilly and its transferees not being entitled to the same rights thereunder as other holders of Company Common Stock or (ii) take any action, or take any action to recommend to its shareholders any action, which would among other things, limit the legal rights of, or deny any benefit to, Lilly or any Affiliate of Lilly as a Company shareholder, including as a result of the amount of Company Common Stock owned by Lilly and its Affiliates or in a manner not applicable to the Company shareholders generally.

(b)                                 Prior to the Disposition Date, the Company will not, without the prior written consent of Lilly (which it may withhold in its sole and absolute discretion), issue any Stock or Stock Equivalents; provided, that in no case shall any such issuance result in Lilly and its Affiliates owning directly or indirectly less than 80% of the total voting power of the then outstanding shares of Company Common Stock (on a fully-diluted basis), after giving effect to such issuance and considering all of the shares of the Company capital stock acquirable pursuant to such Stock Equivalents outstanding on the date of such issuance (whether or not then exercisable).

(c)                                  For so long as the Company is an Affiliate of Lilly, to the extent that Lilly or any other member of the Lilly Group is a party to any Contract that (i) provides that certain actions or inactions of Lilly’s Affiliates may result in any member of the Lilly Group being in breach of, or in default under, such Contract and (ii) is filed by Lilly with the Commission, then the Company shall not take or fail to take, as applicable, and shall cause each other member of the Company Group not to take or fail to take, as applicable, any actions that reasonably could result in any member of the Lilly Group being in breach of or in default under any such Contract.

(d)                                 For so long as Lilly is an Affiliate of the Company, to the extent that the Company or any other member of the Company Group is a party to any Contract that (i) provides that certain actions or inactions of the Company’s Affiliates may result in any member of the Company Group being in breach of, or in default under, such Contract and (ii) is filed by the Company with the Commission, then Lilly shall not take or fail to take, as applicable, and shall cause each other member of the Lilly Group not to take or fail to take, as applicable, any actions that reasonably could result in any member of the Company Group being in breach of or in default under any such Contract.

(e)                                  For so long as Lilly and its Affiliates beneficially own shares of Company Common Stock representing a majority of the total voting power of all of the then outstanding shares of Company Voting Stock and, for the duration of the Transitional Services Agreement (but only to the extent that the Services provided by Lilly under the Transitional Services Agreement relate to making payments on the Company’s behalf, maintaining books and records, or otherwise present, in Lilly’s reasonable judgment, a potential risk to Lilly under any applicable anticorruption Law):

(i)                                     the Company shall not, and shall cause each other member of the Company Group not to, take any action directly or indirectly to offer or pay, or authorize the offer or payment of, any money or anything of value in order to improperly or corruptly seek to influence any Government Official or any other Person in order to gain an improper advantage, and has not accepted, and will not accept in the future such payment; and

(ii)                                  the Company shall, and shall cause each other member of the Company Group to, implement, maintain and enforce a compliance and ethics program in substance, form and effectiveness reasonably equivalent to

Lilly’s compliance and ethics program, and in any event designed to prevent and detect violations of applicable anti-corruption Laws throughout its operations (including Subsidiaries) and the operations of its contractors and sub-contractors.

Section 7.06.                          Covenants Regarding the Incurrence of Indebtedness.

(a)                                 The Company covenants and agrees that after the consummation of the IPO and through the Disposition Date, the Company shall not, and the Company shall not permit any other member of the Company Group to, without Lilly’s prior written consent (such consent not to be unreasonably withheld), directly or indirectly, incur any Company Debt Obligations (including any Indebtedness of any entity acquired by a member of the Company Group, whether or not such Indebtedness is expressly assumed or guaranteed by the Company) other than pursuant to the Company Debt Obligations and such other unsecured lines of credit made available to members of the Company Group as of the Effective Date.

(b)                                 In order to implement this Section 7.06, the Company will notify Lilly in writing as promptly as practicable following the time it or any other member of the Company Group determines it wishes to incur Company Debt Obligations for which Lilly’s consent is required.

Section 7.07.                          Applicability of Rights in the Event of an Acquisition of the Company.  In the event the Company merges into, consolidates with, sells substantially all of its assets to, or otherwise becomes an Affiliate of a Person (other than Lilly), pursuant to a transaction or series of related transactions in which Lilly or any other member of the Lilly Group receives equity securities of such Person (or of any Affiliate of such Person) in exchange for Company Common Stock held by Lilly or any other member of the Lilly Group, all of the rights of Lilly set forth in this Article VII shall continue in full force and effect and shall apply to the Person the equity securities of which are received by Lilly pursuant to such transaction or series of related transactions (it being understood that all other provisions of this Agreement will apply to the Company notwithstanding this Section 7.07).

Section 7.08.                          Lilly Policies and Procedures.  Prior to the Disposition Date and (a) except as otherwise agreed between the parties hereto from time to time, (b) as set forth on Schedule 7.08 or (c) as set forth in any Ancillary Agreement, the Company consistently will implement and maintain Lilly’s business practices and standards in accordance with the Lilly policies and procedures in effect as of the Effective Date, as they may be amended or supplemented by Lilly from time to time (and, in any such event, Lilly shall provide notice to the Company of any such amendment or supplement in accordance with Section 11.06). Notwithstanding the foregoing, the Company may apply materiality thresholds that are lower than those contained in any such Lilly policy and procedure. Notwithstanding anything contained in this Section 7.08 to the contrary, in circumstances where a provision of both the Company’s Charter or Bylaws or of any Ancillary Agreement, on the one hand, and a Lilly Policy applicable to Subsidiaries of Lilly, on the other hand, would each apply, the provision in the Company’s Charter or Bylaws or Ancillary Agreement shall control with respect to the Company and its Subsidiaries. For the avoidance of doubt, it is understood and agreed that neither Lilly nor any member of the Lilly Group shall be subject to any policies or procedures implemented by the Company, including any policies, procedures or limitations (other than any applicable federal securities laws and any other applicable Laws) with respect to trading in the Company’s securities.

Section 7.09.                          Compliance with Organizational Documents.  The Company shall, and shall cause each of its Subsidiaries to, take any and all actions reasonably necessary to ensure continued compliance by the Company and its

Subsidiaries with the provisions of their respective certificate or articles of incorporation and bylaws (collectively, “Organizational Documents”).  The Company shall notify Lilly in writing promptly after becoming aware of any act or activity taken or proposed to be taken by the Company or any of its Subsidiaries that resulted or would result in non-compliance with any such Organizational Documents, and so long as Lilly or any Affiliate of Lilly owns any shares of Company Common Stock, the Company shall take or refrain from taking all such actions as Lilly shall in its sole discretion determine necessary or desirable to prevent or remedy any such non-compliance.

Section 7.10.                          Approval Rights.

(a)                                 In addition to any vote required by Law, by the Company’s Charter or as otherwise required herein, until the Disposition Date, the Company shall not (and in the case of clauses (ii), (iii) and (v) below) shall not authorize or permit any Subsidiary to, without the prior written approval of Lilly:

(i)                                     consolidate or merge with or into any Person, provided that to the extent Lilly does grant approval, all requirements pursuant to Section 7.07 have been met;

(ii)                                  permit any Subsidiary to consolidate or merge with or into any Person (other than a consolidation or merger of a Wholly-Owned Subsidiary with or into a Wholly-Owned Subsidiary);

(iii)                               dissolve, liquidate or wind up;

(iv)                              unless otherwise required to comply with applicable Law, alter, amend, terminate or repeal, or adopt any provision inconsistent with, in each case whether directly or indirectly, or by merger, consolidation or otherwise, the Company’s Charter or the Company’s Bylaws; or

(v)                                 purchase, redeem or otherwise acquire or retire for value any shares of Company Common Stock or any warrants, options or other rights to acquire Company Common Stock other than (A) the repurchase of Company Common Stock deemed to occur upon exercise of stock options to the extent that shares of Company Common Stock represent a portion of the exercise price of the stock options or are withheld by the Company to pay applicable withholding taxes and (B) the repurchase of Company Common Stock deemed to occur to the extent shares of Company Common Stock are withheld by the Company to pay applicable withholding taxes in connection with any grant or vesting of restricted stock.

Section 7.11                             Company Group Services.

Following the Effective Date, the Company Servicing Subsidiaries will continue to hold the Posilac Marketing Authorizations in respect of Posilac, an Excluded Asset.  As a result,  the Company hereby agrees to cause each Company Servicing Subsidiary to conduct its business with respect to such Company Servicing Subsidiary’s distribution, sales and support of Posilac in the ordinary course consistent with past practice, in each case, with any such deviations as Lilly may reasonably request, until such Company Servicing Subsidiary no longer holds the applicable Posilac Marketing Authorization; provided that, it is understood and agreed that the net economic benefit (whether positive or negative) relating to Posilac shall be allocated to Lilly and calculated and paid in accordance with the procedures and principles mutually agreed upon in writing by the parties hereto.  In addition, the Company hereby agrees, and agrees to cause each Company Servicing Subsidiary to, use its reasonable best efforts to promptly facilitate the transfer of the Posilac Marketing Authorizations to Lilly’s designee, and to take such other actions and to do such other things as are mutually agreed in writing by the parties hereto.

ARTICLE VIII

DISPUTE RESOLUTION

Section 8.01.                          Disputes.  Except as otherwise specifically provided in any Ancillary Agreement, the procedures for discussion, negotiation and mediation set forth in this Article VIII shall apply to all disputes, controversies or claims (whether arising in contract, tort or otherwise) that may arise out of, relate to, arise under, or in connection with, this Agreement or the Ancillary Agreements, or the transactions contemplated hereby or thereby (including all actions taken in furtherance of the transactions contemplated hereby on or prior to the Effective Date) or the commercial or economic relationship of the parties relating hereto or thereto, between or among any Persons in the Lilly Group and the Company Group (any such dispute, controversies, or claims, a “Dispute”).

Section 8.02.                          Escalation; Mediation.

(a)                                 It is the intent of the parties to use their respective commercially reasonable efforts to resolve expeditiously any Dispute between or among them with respect to the matters covered by the Transaction Documents that may arise from time to time on a mutually acceptable negotiated basis.  In furtherance of the foregoing, any party involved in a Dispute with respect to such matters may deliver a notice (an “Escalation Notice”) demanding an in person meeting involving representatives of the parties at a senior level of management of the parties (or if the parties agree, of the appropriate strategic business unit or division within such entity).  A copy of any such Escalation Notice shall be given to the General Counsel, or like officer or official, of each party involved in the Dispute (which copy shall state that it is an Escalation Notice pursuant to this Agreement).  Any agenda, location or procedures for such discussions or negotiations between the parties may be established by the parties from time to time; provided, however, that the parties shall use their commercially reasonable efforts to meet within ten (10) days of the Escalation Notice.

(b)                                 If the parties are not able to resolve the Dispute through the escalation process referred to above within thirty (30) days of delivery of an Escalation Notice, then the matter shall be referred to mediation.  The parties shall retain a mediator to aid the parties in their discussions and negotiations by informally providing advice to the parties.  If a mediator cannot be agreed upon by the parties within ten (10) days after the date that is thirty (30) days following delivery of an Escalation Notice, then each party shall nominate a mediator, and those two mediators will select a third mediator who shall act as the mediator for such Dispute.  Any opinion expressed by the mediator shall be strictly advisory and shall not be binding on the parties, nor shall any opinion expressed by the mediator be admissible in any other proceeding.  The mediator may be chosen from a list of mediators previously selected by the parties or by other agreement of the parties.  Costs of the mediation shall be borne equally by the parties involved in the matter, except that each party shall be responsible for its own expenses.  Mediation shall be a prerequisite to the commencement of any action by either party.

Section 8.03.                          Court Actions.

(a)                                 In the event that any party, after complying with the provisions set forth in Section 8.02 above, desires to commence an Action, such party, subject to Section 11.19, may submit the Dispute (or such series of related Disputes) to any court of competent jurisdiction as set forth in Section 11.19.

(b)                                 Unless otherwise agreed in writing, the parties will continue to provide services to one another (if applicable) and honor all other commitments under the Transaction Documents during the course of dispute resolution pursuant to the provisions of this Article VIII, except to the extent such commitments are the subject of such Dispute.

ARTICLE IX

FURTHER ASSURANCES

Section 9.01.                          Further Assurances.

(a)                                 In addition to the actions specifically provided for elsewhere in this Agreement, each of the parties hereto will cooperate with each other and shall use its (and shall cause its Subsidiaries and Affiliates to use their) commercially reasonable efforts, prior to, on and after the Effective Date, to take, or cause to be taken, all actions, and to do, or cause to be done, all things, reasonably necessary, proper or advisable under applicable Laws, regulations and agreements to consummate and make effective the transactions contemplated by the Transaction Documents.

(b)                                 Without limiting the foregoing, prior to, on and after the Effective Date, each party hereto shall, and shall cause any of its applicable Subsidiaries and Affiliates to, cooperate with the other party, and without any further consideration, but at the expense of the requesting party, to execute and deliver, or use its commercially reasonable efforts to cause to be executed and delivered, all instruments, including instruments of conveyance, assignment and transfer (including any Additional Transfer Documents), and to make all filings with, and to obtain all consents, approvals or authorizations of, any Governmental Authority or any other Person under any permit, license, agreement, indenture, order, decree, financial assurance (including letter of credit) or other instrument (including any Consents or Governmental Approvals), and to take all such other actions as such party may reasonably be requested to take by such other party hereto from time to time, consistent with the terms of this Agreement, in order to effectuate the provisions and purposes of the Transaction Documents, the transfer of the Animal Health Assets, the assignment and assumption of the Animal Health Liabilities and the other transactions contemplated hereby and thereby.  Except as otherwise specifically provided in any Ancillary Agreement and without limiting the foregoing and Section 2.10, each party will, at the reasonable request, cost and expense of the other party, take such other actions as may be reasonably necessary to vest in the applicable Person title to the Assets allocated to such party under this Agreement or any Ancillary Agreement.

ARTICLE X

TERMINATION

Section 10.01.                   Termination.  This Agreement may be terminated only by mutual consent of Lilly and the Company.

Section 10.02.                   Effect of Termination.  In the event of any termination of this Agreement, no party to this Agreement (or any of its directors, officers, members or managers) shall have any Liability or further obligation to the other party.

ARTICLE XI

MISCELLANEOUS

Section 11.01.                   Counterparts; Entire Agreement; Conflicting Agreements.  (a) This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each party and delivered to the other party.  Execution of this Agreement or any other documents pursuant to this Agreement by facsimile or other electronic copy of a signature shall be deemed to be, and shall have the same effect as being, executed by an original signature.

(b)                                 This Agreement, the Ancillary Agreements, the exhibits, the schedules and appendices hereto and thereto contain the entire agreement between the parties with respect to the subject matter hereof, supersede all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter and there are no agreements or understandings between the parties with respect to such subject matter other than those set forth or referred to herein or therein.

(c)                                  In the event of any inconsistency between this Agreement and any other agreement in connection with the Transaction (including the Ancillary Agreements and the Local Transfer Agreements), this Agreement shall prevail.  Subject to Section 4.04(d), in the event and to the extent that there shall be a conflict between the provisions of this Agreement and the provisions of any Ancillary Agreement or a Local Transfer Agreement, this Agreement shall control.

Section 11.02.                   No Construction Against Drafter.  The parties acknowledge that this Agreement and all the terms and conditions contained herein have been fully reviewed and negotiated by the parties.  Having acknowledged the foregoing, the parties agree that any principle of construction or rule of law that provides that, in the event of any inconsistency or ambiguity, an agreement shall be construed against the drafter of the agreement shall have no application to the terms and conditions of this Agreement.

Section 11.03.                   Governing Law.  This Agreement shall be governed by and construed and interpreted in accordance with the Laws of the State of Indiana, without regard to the conflict of laws principles thereof that would result in the application of any Law other than the Laws of the State of Indiana.

Section 11.04.                   Assignability.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that no party hereto may assign its respective rights or delegate its respective obligations under this Agreement without the express prior written consent of the other party or parties hereto.

Section 11.05.                   Third Party Beneficiaries.  Except for the indemnification rights under this Agreement of any Lilly Indemnitee or Company Indemnitee in their respective capacities as such (a) the provisions of this Agreement are solely for the benefit of the parties hereto and are not intended to confer upon any Person (including employees of the parties hereto)

except the parties any rights or remedies hereunder, and (b) there are no third party beneficiaries of this Agreement and this Agreement shall not provide any third person (including employees of the parties hereto) with any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

Section 11.06.                   Notices.  All notices or other communications under this Agreement shall be in writing and shall be deemed to be duly given when (a) delivered in person or (b) deposited in the United States mail or private express mail, postage prepaid, addressed as follows:

If to Lilly, to:

Eli Lilly and Company

Lilly Corporate Center

Indianapolis, Indiana 46285

Attention:                                         General Counsel

If to the Company to:

Elanco Animal Health Incorporated

2500 Innovation Way

Greenfield, Indiana 46140

Attention:                                         General Counsel

Any party may, by notice to the other party, change the address to which such notices are to be given.

Section 11.07.                   Severability.  If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party.  Upon such determination, the parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the greatest extent possible.

Section 11.08.                   Force Majeure.  No party shall be deemed in default of this Agreement to the extent that any delay or failure in the performance of its obligations under this Agreement results from any cause beyond its reasonable control and without its fault or negligence, such as acts of God, acts of civil or military authority, embargoes, epidemics, war, riots, insurrections, fires, explosions, earthquakes, floods, unusually severe weather conditions, labor problems or unavailability of parts, or, in the case of computer systems, any failure in electrical or air conditioning equipment.  In the event of any such excused delay, the time for performance shall be extended for a period equal to the time lost by reason of the delay.

Section 11.09.                   Late Payments.  Except as expressly provided to the contrary in this Agreement or in any Ancillary Agreement, any amount not paid when due pursuant to this Agreement (and any amounts billed or otherwise invoiced or demanded and properly payable that are not paid within thirty (30) days of such bill, invoice or other demand) shall accrue interest at a rate per annum equal to the Prime Rate plus 5%.

Section 11.10.                   Expenses.  Except as otherwise specified in this Agreement or the Ancillary Agreements, or as otherwise agreed in writing between Lilly and the Company, Lilly and the Company shall each be responsible for its own fees, costs and expenses paid or incurred in connection with the IPO, and the Distribution or Other Disposition.

Section 11.11.                   Advisors.  It is acknowledged and agreed by each of the parties hereto that Lilly, on behalf of itself and the other members of the Lilly Group, has retained each of the Persons identified on Schedule 11.11 to act as counsel in connection with the Transaction Documents and the other transactions contemplated hereby and thereby and that the Persons listed on Schedule 11.11 have not acted as counsel for the Company or any other member of the Company Group in connection with the Transaction Documents and the other transactions contemplated hereby and thereby and that none of the Company or any other member of the Company Group has the status of a client of the Persons listed on Schedule 11.11 for conflict of interest or any other purposes as a result thereof.  The Company hereby agrees, on behalf of itself and each other member of the Company Group that, in the event that a dispute arises after the Effective Date in connection with the Transaction Documents and the other transactions contemplated hereby and thereby between Lilly and the Company or any other members of their respective Groups, each of the Persons listed on Schedule 11.11 may represent any or all of the members of the Lilly Group in such dispute even though the interests of the Lilly Group may be directly adverse to those of the Company Group.  The Company further agrees, on behalf of itself and each other member of the Company Group that, with respect to the Transaction Documents and the other transactions contemplated hereby and thereby, the attorney-client privilege and the expectation of client confidence belongs to Lilly or the applicable member of the Lilly Group and may be controlled by Lilly or such member of the Lilly Group and shall not pass to or be claimed by the Company or any other member of the Company Group.

Section 11.12.                   Headings.  The table of contents and article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 11.13.                   Survival of Covenants.  Except as expressly set forth in the Transaction Documents, the covenants and other agreements contained herein and therein and the indemnification obligations and liability for the breach of any obligations contained herein or therein, shall survive the Separation and the IPO, and shall remain in full force and effect.

Section 11.14.                   Waivers of Default.  Waiver by any party of any default by the other party of any provision of this Agreement shall not be deemed a waiver by the waiving party of any subsequent or other default, nor shall it prejudice the rights of the other party.

Section 11.15.                   Specific Performance.  In the event of any actual or threatened default or breach of, any of the terms, conditions and provisions of this Agreement, the party or parties who are or are to be thereby aggrieved shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, in each case (a) without the requirement of posting any bond or other indemnity and (b) in addition to any other remedy to which it or they may be entitled, at Law or in equity.  Such remedies shall be cumulative with and not exclusive of and shall be in addition to any other remedies which any party may have under this Agreement, or at Law or in equity or otherwise, and the exercise by a party hereto of any one remedy shall not preclude the exercise of any other remedy.

Section 11.16.                   Amendments.  No provision of this Agreement shall be deemed waived, amended, supplemented or modified by any party, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of the party against whom it is sought to enforce such waiver, amendment, supplement or modification.

Section 11.17.                   Interpretation.  Interpretation of this Agreement (except as specifically provided in this Agreement, in which case such specified rules of construction shall govern with respect to this Agreement) shall be governed by the following rules of construction: (a) words in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other gender as the context requires; (b) references to the terms Article, Section, paragraph and Exhibit are references to the Articles, Sections, paragraphs and Exhibits to this Agreement unless otherwise specified; (c) the terms “hereof”, “herein”, “hereby”, “hereto” and derivative or similar words refer to this entire Agreement, including the Schedules and Exhibits hereto; (d) references to “$” shall mean U.S. dollars; (e) the word “including” and words of similar import shall mean “including without limitation,” unless otherwise specified; (f) the word “or” shall not be exclusive; (g) references to “written” or “in writing” include in electronic form; (h) provisions shall apply, when appropriate, to successive events and transactions; (i) a reference to any Person includes such Person’s permitted successors and permitted assigns; (j) any reference to “days” means calendar days unless Business Days are expressly specified; and (k) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded and, if the last day of such period is not a Business Day, the period shall end on the next succeeding Business Day.

Section 11.18.                   Waiver of Jury Trial.  SUBJECT TO ARTICLE VIII AND SECTIONS 11.15 AND 11.19 HEREIN, EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY COURT PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF AND PERMITTED UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.  EACH OF THE PARTIES HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.18.

Section 11.19.                   Submission to Jurisdiction; Waivers.  With respect to any Action relating to or arising out of this Agreement, subject to the provisions of Article VIII, each party to this Agreement irrevocably (a) consents and submits to the exclusive jurisdiction of the courts of the State of Indiana and any court of the United States located in the State of Indiana; (b) waives any objection which such party may have at any time to the laying of venue of any Action brought in any such court, waives any claim that such Action has been brought in an inconvenient forum and further waives the right to object, with respect to such Action, that such court does not have jurisdiction over such party; and (c) consents to the service of process at the address set forth for notices in Section 11.06 herein; provided, however, that such manner of service of process shall not preclude the service of process in any other manner permitted under applicable Law.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

ELI LILLY AND COMPANY

By:	/s/ David A. Ricks
Name:	David A. Ricks
Title:	Chairman, President and Chief Financial Officer

ELANCO ANIMAL HEALTH INCORPORATED

By:	/s/ Michael-Bryant Hicks
Name:	Michael-Bryant Hicks
Title:	Executive Vice President, General Counsel and Corporate Secretary

Schedule 2.02(a)

Animal Health Assets

(iv)

1.              Elanco (Thailand) Ltd.

2.              Elanco Animal Health, Korea, Ltd.

3.              Elanco Animal Health UK Limited

4.              Elanco Animal Vaccines Limited

5.              Elanco Australasia Pty. Ltd.

6.              Elanco Bangladesh Limited

7.              Elanco Canada Limited

8.              Elanco Colombia S.A.S

9.              Elanco Denmark ApS

10.       Elanco Europe Ltd.

11.       Elanco France S.A.S.

12.       Elanco Italia S.p.A.

13.       Elanco Nederland B.V.

14.       Elanco Rus Ltd.

15.       Elanco Salud Animal S.A. de C.V.

16.       Elanco Saude Animal Ltda

17.       Elanco Spain, S.L.

18.       Elanco Financing S.A.

19.       Elanco UK AH Limited

20.       Vericore Limited

21.       Elanco Netherlands Holding B.V.

22.       Elanco India Private Limited

23.       Dista Products Limited

(vi)

1.              The limited partner interest owned by Eli Lilly and Company in Midpoint Food and Ag Fund, L.P., as governered by the Midpoint Food and Ag Fund, L.P. Agreement of Limited Partners.

2.              The limited partner interest owned by Eli Lilly and Company in Cultivan Sandbox Food & Agriculture Fund II, LP, as governed by the Cultivan Sandbox Food & Agriculture Fund II, LP Amended and Restated Limited Partnership Agreement, dated December 31, 2014.

3.              The 26% ownership interest in Ovotilo GbmH held by Holding GmbH.

4.              The unrestricted cash, cash equivalents and short term investments that comprise the Company Cash Balance.

5.              The owned sites held by Eli Lilly and Company and known as Buildings 80 and 82 of the Materials Center and the substation located at the Materials Center.

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Schedule 2.02(b)

Excluded Assets

(vii)

1.                                      The Assets (a) used exclusively in, (b) relating exclusively to or (c) arising, directly or indirectly, exclusively out of the operation or conduct of, Agri Stats, Inc. (the “Agri Stats Assets”), including the lease located at 6510 Mutual Drive, Fort Wayne, Indiana.

2.                                      The Assets (a) used exclusively in, (b) relating exclusively to or (c) arising, directly or indirectly, exclusively out of the operation or conduct of, the research, development, commercialization, manufacture or sale of Posilac (the “Posilac Assets”), including the owned property held by Eli Lilly and Company, located at 1788 Lovers Lane, Augusta, Georgia (including 1584 Levee Road, 1786 Lovers Lane, and 1750 Lovers Lane) and the leases held by Eli Lilly and Company, located at (a) 326 Prep Phillips Drive, (b) 1150 5th Street, (c) 1722 and 1762 Lovers Lane, Augusta, Georgia, USA (including several trailer leases), but excluding the Posilac Marketing Authorizations.

3.                                      The owned site held by Eli Lilly and Company, and known as Lilly Corporate Center, Indianapolis, Indiana.

4.                                      The owned site held by Eli Lilly and Company, and known as Building 83 of the Materials Center, Indianapolis, Indiana.

5.                                      The owned property held by Eli Lilly and Company, located at 427 Thomas Road, Waynesboro, Georgia.

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Schedule 2.03(b)

Excluded Liabilities

(i)

1.              Any and all Liabilities to the extent relating to, arising out of or resulting from the ownership, operation or use of the Agri Stats Assets.

2.              Any and all Liabilities to the extent relating to, arising out of or resulting from the ownership, operation or use of the Posilac Assets.

3.              Lawsuit against Eli Lilly do Brasil Limitada (“Lilly Brasil”)  brought by the Labor Attorney for 15th Region in the Labor Court of Paulinia, State of Sao Paulo, Brazil (currently on appeal), alleging possible harm to employees and former employees caused by alleged exposure to heavy metals at a former Lilly manufacturing facility in Cosmopolis, Brazil.

4.              Lawsuits brought against Lilly Brasil by individual former employees in the Labor Court of Paulinia, State of Sao Paulo, Brazil making claims similar to the Labor Attorney.

5.              Two lawsuits brought against Lilly Brasil and Elanco Quimica Ltda. by individual former employees in the Labor Court of Paulinia, State of Sao Paulo, Brazil alleging that the companies failed to provide warnings regarding exposure to heavy metals or proper equipment at the former Cosmopolis facility.

6.              Soil and groundwater remediation at the former Lilly manufacturing facility in Cosmopolis, Brazil.

7.              Any liabilities arising out of the ongoing epidemiology study for the Clinton, Indiana facility.

(ii)

1.              See Schedule 2.03(b)(i).

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Schedule 2.05 (b)

Continuing Agreements

(ii)

1.              All agreements, arrangements, commitments, understandings and Intercompany Accounts, including any amendments or supplements thereto, entered into in order to effectuate Lilly’s global animal health consolidation, known as the “Legal Entity Separation Project”.

2.              For the avoidance of doubt, (x) following the Measurement Time, accounts payable and recievable shall continue to exist and to arise in the ordinary course of business between members of the Company Group, on the one hand, and one or more of Eli Lilly Export S.A., Eli Lilly International Corporation and Eli Lilly Interamerica, Inc., on the other hand, in connection with the consignment of inventory by Eli Lilly Export S.A., Eli Lilly International Corporation or Eli Lilly Interamerica, Inc., as applicable, on such Company Group member’s behalf, until such time as a member of the Company Group shall perform such services for the Company Group and (y) no such arrangements shall modify, amend or otherwise impact the net economic benefit arrangements described in this Agreement or otherwise mutually agreed in writing by the parties hereto.

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Schedule 7.08

Excluded Lilly Policies and Procedures

1.                                      Employee Travel Policy

2.                                      US Recognition Policy

3.                                      Team Building Policy

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Schedule 11.11

Advisors

1.                                      Weil, Gotshal & Manges LLP

2.                                      Skadden, Arps, Slate, Meagher & Flom LLP

3.                                      Barnes & Thornburg LLP

4.                                      Benesch, Friedlander, Coplan & Aronoff LLP

5.                                      PricewaterhouseCoopers

6.                                      JungAnLaw

7.                                      Dr. Kamal Hossain & Associates

8.                                      Fox Mandal Solicitors & Advocates

9.                                      LMA Ebrahim Hosain

10.                               Knowles Husain Lindsay Inc.

11.                               Minden Gross LLP

12.                               Cox & Palmer LLP

13.                               Leman Solicitors

14.                               Raja, Darryl & Loh

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Exhibit A

ELANCO ANIMAL HEALTH INCORPORATED
(an Indiana corporation)

AMENDED AND RESTATED ARTICLES OF INCORPORATION

1.                                      The name of the Corporation shall be

ELANCO ANIMAL HEALTH INCORPORATED.

2.                                      The purposes for which the Corporation is formed are to engage in any lawful act or activity for which a corporation may be organized under the Indiana Business Corporation Law, as amended from time to time (the “IBCL”).

3.                                      The period during which the Corporation is to continue as a corporation is perpetual.

4.                                      The total number of shares which the Corporation shall have authority to issue is 6,000,000,000 shares, consisting of 5,000,000,000 shares of Common Stock and 1,000,000,000 shares of Preferred Stock.  The Corporation’s shares do not have any par or stated value, except that, solely for the purpose of any statute or regulation imposing any tax or fee based upon the capitalization of the Corporation, each of the Corporation’s shares shall be deemed to have no par value per share.

5.                                      The following provisions shall apply to the Corporation’s shares:

(a)                                 The Corporation shall have the power to acquire (by purchase, redemption, or otherwise), hold, own, pledge, sell, transfer, assign, reissue, cancel, or otherwise dispose of the shares of the Corporation in the manner and to the extent now or hereafter permitted by the laws of the State of Indiana (but such power shall not imply an obligation on the part of the owner or holder of any share to sell or otherwise transfer such share to the Corporation), including the power to purchase, redeem, or otherwise acquire the Corporation’s own shares, directly or indirectly, and without pro rata treatment of the owners or holders of any class or series of shares, unless, after giving effect thereto, the Corporation would not be able to pay its debts as they become due in the usual course of business or the Corporation’s total assets would be less than its total liabilities (and without regard to any amounts that would be needed, if the Corporation were to be dissolved at the time of the purchase, redemption, or other acquisition, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those of the holders of the shares of the Corporation being purchased, redeemed, or otherwise acquired, unless otherwise expressly provided with respect to a series of Preferred Stock).  Shares of the Corporation purchased, redeemed, or otherwise acquired by it shall constitute authorized but unissued shares, unless prior to any such

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purchase, redemption or other acquisition or within thirty (30) days thereafter the Board of Directors adopts a resolution providing that such shares constitute authorized and issued but not outstanding shares.

(b)                                 Preferred Stock of any series that has been redeemed (whether through the operation of a retirement or sinking fund or otherwise) or purchased by the Corporation, or which, if convertible, have been converted into shares of the Corporation of any other class or series, may be reissued as a part of such series or of any other series of Preferred Stock, subject to such limitations (if any) as may be fixed by the Board of Directors with respect to such series of Preferred Stock in accordance with the provisions of Article 7 of these Amended and Restated Articles of Incorporation.

(c)                                  The Corporation may, by action of the Board of Directors, dispose of, issue, and sell shares of the Corporation in accordance with, and in such amounts as may be permitted by, the laws of the State of Indiana and the provisions of these Amended and Restated Articles of Incorporation and for such consideration, at such price or prices, at such time or times and upon such terms and conditions (including the privilege of selectively repurchasing the same) as the Board of Directors of the Corporation shall determine, without the authorization or approval by any shareholders of the Corporation.  Shares may be disposed of, issued, and sold to such persons, firms, or corporations as the Board of Directors may determine, without any preemptive or other right on the part of the owners or holders of other shares of the Corporation of any class or kind to acquire such shares by reason of their ownership of such other shares.

6.                                      The following provisions shall apply to the Common Stock:

(a)                                 Except as otherwise provided by the IBCL and subject to such shareholder disclosure and recognition procedures (which may include voting prohibition sanctions) as the Corporation may by action of its Board of Directors establish, shares of Common Stock shall have unlimited voting rights and each outstanding share of Common Stock shall, when validly issued by the Corporation, entitle the record holder thereof to one vote at all shareholders’ meetings on all matters submitted to a vote of the shareholders of the Corporation.

(b)                                 Shares of Common Stock shall be equal in every respect, but such equality of rights shall not imply equality of treatment as to purchase or other acquisition of shares by the Corporation.  Subject to the rights of the holders of any outstanding series of Preferred Stock, the holders of Common Stock shall be entitled to share ratably in such dividends or other distributions (other than purchases or other acquisitions of shares by the Corporation), if any, as are declared and paid from time to time on the Common Stock at the discretion of the Board of Directors.

(c)                                  In the event of any liquidation, dissolution, or winding up of the Corporation, either voluntary or involuntary, after payment shall have been made to the holders of any outstanding series of Preferred Stock of the full amount to which they shall be entitled, the holders of Common Stock shall be entitled, to the exclusion of the holders of the Preferred Stock of any and all series, to share, ratably according to the

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number of shares of Common Stock held by them, in all remaining assets of the Corporation available for distribution to its shareholders, except as otherwise may be provided in an applicable certificate of designation for a series of Preferred Stock.

7.                                      The Board of Directors is hereby expressly authorized to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock.  Before any shares of any such series are issued, the Board of Directors shall fix, and hereby is expressly empowered to fix, by the adoption and filing in accordance with the IBCL, of an amendment or amendments to these Amended and Restated Articles of Incorporation, the terms of such Preferred Stock or series of Preferred Stock, including the following:

(a)                                 the designation of such series, the number of shares to constitute such series and the stated value thereof if different from the par value thereof;

(b)                                 whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be limited and may include the right, under specified circumstances, to elect directors in addition to those to be elected by the holders of Common Stock;

(c)                                  the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of Preferred Stock;

(d)                                 whether the shares of such series shall be subject to redemption by the Corporation and, if so, the times, prices and other conditions of such redemption;

(e)                                  the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

(f)                                   whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

(g)                                  whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of Preferred Stock or any other securities (whether or not issued by the Corporation) and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

(h)                                 the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the

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Corporation of, the Common Stock or shares of stock of any other class or any other series of Preferred Stock;

(i)                                     the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of Preferred Stock or of any other class of stock; and

(j)                                    any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof.

Except to the extent otherwise expressly provided in these Amended and Restated Articles of Incorporation or required by law, (i) no share of Preferred Stock shall have any voting rights other than those which shall be fixed by the Board of Directors pursuant to this Article 7 and (ii) no share of Common Stock shall have any voting rights with respect to any amendment to the terms of any series of Preferred Stock; provided, however, that in the case of this clause (ii) the terms of such series of Preferred Stock, as so amended, could have been established without any vote of any shares of Common Stock.

8.                                      The Corporation shall have the power to declare and pay dividends or other distributions upon the issued and outstanding shares of the Corporation, subject only to the limitations set forth in the IBCL.  The Corporation shall have the power to issue shares of one class or series as a share dividend or other distribution in respect of that class or series or one or more other classes or series.

9.                                      The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and it is expressly provided that the same are intended to be in furtherance and not in limitation or exclusion of the powers conferred by statute:

(a)                                 The number of directors of the Corporation, exclusive of directors who may be elected by the holders of any one or more series of Preferred Stock pursuant to Article 9(b) (the “Preferred Stock Directors”), shall not be less than five, the exact number to be fixed from time to time solely by resolution of the Board of Directors, acting by not less than a majority of the directors then in office.

(b)                                 The Board of Directors (exclusive of Preferred Stock Directors, if any) shall be divided into three classes as nearly equal in number as possible, with the term of office of one class expiring at each annual meeting. The Board of Directors may assign members of the Board of Directors already in office upon the effectiveness of the Corporation’s registration statement on Form S-1, as amended, filed with the Securities and Exchange Commission in connection with the initial listing of Common Stock on a stock exchange (the “Effective Time”) to such classes as of the Effective Time.  The term of office of the initial Class I directors shall expire at the first annual meeting following the Effective Time; the term of office of the initial Class II directors shall expire at the second annual meeting following the Effective Time; and the term of office of the initial Class III directors shall expire at the third annual meeting following the Effective Time. Commencing with the first annual meeting of shareholders following the Effective Time,

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each class of directors whose term shall then expire shall be elected to hold office for a three-year term.  In the case of any vacancy on the Board of Directors, including a vacancy created by an increase in the number of directors, the vacancy shall be filled by election of the Board of Directors with the director so elected to serve for the remainder of the term of the director being replaced or, in the case of an additional director, for the remainder of the term of the class to which the director has been assigned.  All directors shall continue in office until the election and qualification of their respective successors in office, their death, their resignation in accordance with Section 2.7 of the bylaws of the Corporation (as amended, restated or otherwise modified from time to time, the “Bylaws”), their removal in accordance with Article 9(c) below and Section 2.8 of the Bylaws, or if there has been a reduction in the number of directors, until the end of their respective terms. When the number of directors is changed, any newly created directorships or any decrease in directorships shall be so assigned among the classes by a majority of the directors then in office, though less than a quorum, as to make all classes as nearly equal in number as possible.  No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.  Election of directors need not be by written ballot unless the Bylaws so provide.

(c)                                  Any director or directors (exclusive of Preferred Stock Directors, if any) may be removed from office at any time, but only for cause and only by the affirmative vote of at least 66 2/3% of the votes entitled to be cast by holders of all the outstanding shares of Voting Stock (as defined below), voting together as a single class.

(d)                                 Notwithstanding any other provision of these Amended and Restated Articles of Incorporation or of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class of Voting Stock required by law or these Amended and Restated Articles of Incorporation, the affirmative vote of at least 66 2/3% of the votes entitled to be cast by holders of all the outstanding shares of Voting Stock, voting together as a single class, shall be required to alter, amend or repeal this Article 9.

(e)                                  For purposes of these Amended and Restated Articles of Incorporation, the term “Voting Stock” shall mean all shares of any class of capital stock of the Corporation which are entitled to vote generally in the election of directors.

10.                               The Corporation shall, to the fullest extent permitted by applicable law now or hereafter in effect, indemnify any person who is or was a director, officer or employee of the Corporation (an “Eligible Person”) and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor) (a “Proceeding”) by reason of the fact that such Eligible Person is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, partner, member, manager, trustee, fiduciary or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise (including, without limitation, any employee benefit plan), against all expenses (including attorneys’ fees),

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judgments, fines or penalties (including excise taxes assessed with respect to an employee benefit plan) and amounts paid in settlement actually and reasonably incurred by such Eligible Person in connection with such Proceeding; provided, however, that the foregoing shall not apply to a Proceeding commenced by an Eligible Person except to the extent provided otherwise in the Bylaws or an agreement with an Eligible Person.  The Corporation may establish provisions supplemental to or in furtherance of the provisions of this Article 10, including, but not limited to, provisions concerning the determination of any Eligible Person to indemnification, mandatory or permissive advancement of expenses to an Eligible Person incurred in connection with a Proceeding, the effect of any change in control of the Corporation on indemnification and advancement of expenses and the funding or other payment of amounts necessary to effect indemnification and advancement of expenses, in the Bylaws or in agreements with any Eligible Person.

11.                               The provisions of IBCL §23-1-42 shall not apply to the acquisition of shares of the Corporation.

12.                               Except as otherwise expressly provided in these Amended and Restated Articles of Incorporation, the Corporation reserves the right to amend, alter or repeal any provision contained in these Amended and Restated Articles of Incorporation, in the manner now or hereafter prescribed by law, and all rights conferred upon shareholders herein are subject to this reservation.

13.                               Subject to the rights of the holders of preferred stock to elect any directors voting separately as a class or series, at each annual meeting of shareholders, the directors to be elected at the meeting shall be chosen by a plurality of the votes cast by the holders of shares entitled to vote in the election at the meeting, provided a quorum is present.  For purposes of this Article 13, a “plurality of the votes cast” shall mean that the individuals with the highest number of votes are elected as directors up to the maximum number of directors to be elected.

14.                               Certain Relationships and Transactions.

(a)                                 General.  The Corporation has been chartered to succeed to and carry on the animal health business of Lilly separate from the other businesses conducted by Lilly.  Notwithstanding the fact that Lilly may continue to hold a significant percentage or even a controlling majority of the Corporation’s stock, no fiduciary duty of any nature shall be deemed to exist between Lilly and the Corporation and no such duty shall be owed one to the other.  The Corporation and each person acquiring at any time any shares of capital stock or other equity securities of the Corporation acquires such shares subject to this limitation and agrees there is no expectancy of any fiduciary duty owed by either Lilly or the Corporation to the other. To the fullest extent permitted by law, any person purchasing or otherwise acquiring any shares of capital stock of the Corporation, or any interest therein, shall be deemed to have notice of and to have consented to the provisions of this Article 14.

In recognition and anticipation that (i) the Corporation will not be a wholly owned subsidiary of Lilly and that Lilly will be a significant shareholder of the Corporation, (ii) directors, officers and/or employees of Lilly may serve as directors

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and/or officers of the Corporation, (iii) subject to any contractual arrangements that may otherwise from time to time be agreed to between Lilly and the Corporation, Lilly may engage in the same, similar or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, (iv) Lilly may have an interest in the same areas of corporate opportunity as the Corporation and Affiliated Companies thereof, and (v) as a consequence of the foregoing, it is in the best interests of the Corporation that the respective rights and obligations of the Corporation and of Lilly, and the duties of any directors and/or officers of the Corporation who are also directors, officers and/or employees of Lilly, be determined and delineated in respect of any transactions between, or opportunities that may be suitable for both, the Corporation and Affiliated Companies thereof, on the one hand, and Lilly, on the other hand, the sections of this Article 14 shall to the fullest extent permitted by law regulate and define the conduct of certain of the business and affairs of the Corporation in relation to Lilly and the conduct of certain affairs of the Corporation as they may involve Lilly and its directors, officers and/or employees, and the power, rights, duties and liabilities of the Corporation and its officers, directors and shareholders in connection therewith.

Nothing in this Article 14 creates or is intended to create any fiduciary duty on the part of Lilly, the Corporation, any Affiliated Company, or any shareholder, director, officer or employee of any of them that does not otherwise exist under Indiana law and nothing in this Article 14 expands any such duty of any such person that may now or hereafter exist under Indiana law.

(b)                                 Certain Agreements and Transactions Permitted. The Corporation may from time to time enter into and perform, and cause or permit any Affiliated Company of the Corporation to enter into and perform, one or more agreements (or modifications or supplements to pre-existing agreements) with Lilly pursuant to which the Corporation or an Affiliated Company thereof, on the one hand, and Lilly, on the other hand, agree to engage in transactions of any kind or nature with each other and/or agree to compete, or to refrain from competing or to limit or restrict their competition, with each other, including to allocate, and to cause their respective directors, officers and/or employees (including any who are directors, officers and/or employees of both) to allocate opportunities between or to refer opportunities to each other. Subject to Section 14(d) below, no such agreement, or the performance thereof by the Corporation or any Affiliated Company thereof, or Lilly, shall, to the fullest extent permitted by law, be considered contrary to any fiduciary duty that any director and/or officer of the Corporation or any Affiliated Company thereof who is also a director, officer and/or employee of Lilly may owe to the Corporation or may be alleged to owe to such Affiliated Company, or to any shareholder thereof, or any legal duty or obligation Lilly may be alleged to owe on any basis, notwithstanding the provisions of these Amended and Restated Articles of Incorporation stipulating to the contrary. Subject to Section 14(d) below, to the fullest extent permitted by law, no director and/or officer of the Corporation who is also a director, officer and/or employee of Lilly shall have or be under any fiduciary duty to the Corporation or any Affiliated Company thereof to refer any corporate opportunity to the Corporation or any Affiliated Company or to refrain

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from acting on behalf of the Corporation or any Affiliated Company thereof or of Lilly in respect of any such agreement or transaction or performing any such agreement in accordance with its terms.

(c)                                  Authorized Business Activities.  Without limiting the other provisions of this Article 14, Lilly shall have no duty to communicate information regarding a corporate opportunity to the Corporation or to refrain from (i) engaging in the same or similar activities or lines of business as the Corporation or (ii) doing business with any client, customer or vendor of the Corporation.  To the fullest extent permitted by law, except as provided in Section 14(d), no officer, director and/or employee of the Corporation who is also a director, officer or employee of Lilly shall be deemed to have breached his or her fiduciary duties, if any, to the Corporation solely by reason of Lilly’s engaging in any such activity.

(d)                                 Corporate Opportunities.  Except as otherwise agreed in writing between the Corporation and Lilly, for so long as Lilly owns a majority of all the outstanding shares of Voting Stock, in the event that a director and/or officer of the Corporation who is also a director, officer and/or employee of Lilly acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both the Corporation and Lilly, such director and/or officer shall to the fullest extent permitted by law have fully satisfied and fulfilled his or her fiduciary duty, if any, with respect to such corporate opportunity, and the Corporation to the fullest extent permitted by law renounces any interest or expectancy in such business opportunity and waives any claim that such business opportunity constituted a corporate opportunity that should have been presented to the Corporation or any Affiliated Company thereof, if such director and/or officer acts in a manner consistent with the following policy:

(i)                                     such a corporate opportunity offered to any person who is a director but not an officer of the Corporation and who is also a director, officer and/or employee of Lilly shall belong to the Corporation only if such opportunity is expressly offered to such person solely in his or her capacity as a director of the Corporation and otherwise shall belong to Lilly; and

(ii)                                  such a corporate opportunity offered to any person who is an officer of the Corporation and also is a director, officer and/or employee of Lilly shall belong to the Corporation unless such opportunity is expressly offered to such person solely in his or her capacity as a director, officer and/or employee of Lilly, in which case such opportunity shall belong to Lilly.

The foregoing policy, and the action of any director or officer of Lilly, the Corporation or any Affiliated Company taken in accordance with, or in reliance upon, the foregoing policy or in entering into or performing any agreement, transaction or arrangement is deemed and presumed to be fair to the Corporation.

Except as otherwise agreed in writing between the Corporation and Lilly, if a director and/or officer of the Corporation, who also serves as a director, officer and/or employee of Lilly, acquires knowledge of a potential corporate opportunity for both the

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Corporation and Lilly in any manner not addressed by this Article 14, such director and/or officer shall have no duty to communicate or present such corporate opportunity to the Corporation and shall to the fullest extent permitted by law not be liable to the Corporation or its shareholders for breach of fiduciary duty as a director and/or officer of the Corporation by reason of the fact that Lilly pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person or does not present such corporate opportunity to the Corporation, and the Corporation to the fullest extent permitted by law renounces any interest or expectancy in such business opportunity and waives any claim that such business opportunity constituted a corporate opportunity that should be presented to the Corporation.

(e)                                  Delineation of Indirect Interests. To the fullest extent permitted by law, no director or officer of the Corporation or any Affiliated Company shall be deemed to have an indirect interest in any matter, transaction or corporate opportunity that may be received or exploited by, or allocated to, Lilly, merely by virtue of being a director or officer or employee of Lilly, unless such director or officer’s role with Lilly involves direct responsibility for such matter, in his or her role with Lilly, such director or officer exercises supervision over such matter, or the compensation of such director or officer is materially affected by such matter. Such director or officer’s compensation shall not be deemed to be materially affected by such matter if it is only affected by virtue of its effect on the value of Lilly capital stock generally or on Lilly’s results or performance on an enterprise-wide basis.

(f)                                   Special Approval Procedures. If, notwithstanding the provisions of this Article 14, it is deemed desirable by Lilly, the Corporation or an Affiliated Company or any other party that the Corporation take action with specific regard to a particular transaction, corporate opportunity or a type or series of transactions or corporate opportunities to ensure, out of an abundance of caution, that such transaction or transactions are not voidable, or that such an opportunity or opportunities are effectively disclaimed, the Corporation may employ any of the following procedures:

(i)                                     the material facts of the transaction and the director’s or officer’s interest are disclosed or known to the Board of Directors of the Corporation or a duly appointed committee of the Board of Directors and the Board of Directors or such committee, as applicable, authorizes, approves, or ratifies the transaction by the affirmative vote or consent of a majority of the directors (or committee members) who have no direct or indirect interest in the transaction and, in any event, of at least two directors (or committee members);

(ii)                                  the material facts of the transaction and the director’s interest are disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such transaction by vote.

The interested director or directors may be counted in determining the presence of a quorum at such meeting. The presence of, or a vote cast by, a director with a direct or indirect interest in the transaction does not affect the validity of any actions taken under subsection (i) of this section.

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One or more matters, transactions or corporate opportunities approved pursuant to any of the foregoing procedures is not void or voidable and shall not give rise to any equitable relief or damages or other sanctions against any director, officer, or shareholder (including Lilly) of the Corporation on the ground that the matter, transaction or corporate opportunity should have first been offered to the Corporation. Nothing in this Article 14 requires any matter to be considered by the board of directors or the shareholders of the Corporation and, in all cases, officers and directors of the Corporation are authorized to refrain from bringing a matter otherwise addressed in this Article 14 before the Board of Directors or the shareholders for consideration unless such matter is required to be considered by the board of directors or shareholders, as applicable, under Indiana law.  This Article 14 shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common, equitable, or statutory law applicable thereto.

(g)                                  Certain Definitions. For purposes of this Article 14:

“Affiliated Company” in respect of the Corporation shall mean any entity controlled by the Corporation.

“corporate opportunities” shall include, but not be limited to, business opportunities which the Corporation is financially able to undertake, which are, from their nature, in the line of the Corporation’s business, are of practical advantage to it and are ones in which the Corporation would have an interest or a reasonable expectancy, and in which, by embracing the opportunities or allowing such opportunities to be embraced by Lilly, the self-interest of the Corporation’s directors, officers and/or employees will be brought into conflict with that of the Corporation either directly or indirectly by virtue of such director’s, officer’s or employee’s service as a director, officer or employee of Lilly; and

“Lilly” shall mean Eli Lilly and Company and each other subsidiary of Eli Lilly & Company and each other person that either is controlled directly or indirectly by Eli Lilly and Company (other than the Corporation and any entity that is controlled by the Corporation).

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Exhibit B

ELANCO ANIMAL HEALTH

INCORPORATED

AMENDED AND RESTATED BYLAWS

Adopted as of

September 5, 2018

(Effective September 19, 2018)

ELANCO ANIMAL HEALTH INCORPORATED

AMENDED AND RESTATED BYLAWS

i

ii

iii

AMENDED AND RESTATED BYLAWS
of
ELANCO ANIMAL HEALTH INCORPORATED
(An Indiana Corporation)

ARTICLE I

The Shareholders

SECTION 1.1.  Annual Meetings.  The annual meeting of the shareholders of the Corporation for the election of directors and for the transaction of such other business as properly may come before the meeting shall be held on such date and at such time as shall be designated by resolution of the Board of Directors from time to time.  Failure to hold an annual meeting of the shareholders at such designated time shall not affect otherwise valid corporate acts or work a forfeiture or dissolution of the Corporation.

SECTION 1.2.  Special Meetings.  Special meetings of the shareholders may be called at any time only by the Board of Directors or the Chairman of the Board of Directors.

SECTION 1.3.  Time, Place, and Conduct of Meetings.  Subject to Section 1.1, each meeting of the shareholders shall be held at such time of day and at such place or no place, solely by means of remote communication, as may be fixed by the Board of Directors, either within or without the State of Indiana, as shall be determined by the Board of Directors.  Each adjourned meeting of the shareholders shall be held at such time and place as may be provided in the motion for adjournment.  The chairman of each meeting shall have sole authority to decide questions relating to the conduct of that meeting.

SECTION 1.4.  Notice of Meetings.  The Secretary shall cause a written or printed notice of the place, day and hour and the purpose or purposes of each meeting of the shareholders to be delivered or mailed (which may include by facsimile or other form of electronic communication) at least ten (10) but not more than sixty (60) days prior to the meeting, to each shareholder of record entitled to vote at the meeting, at the shareholder’s address as the same appears on the records maintained by the Corporation.  Notice of any such shareholders meeting may be waived by any shareholder by delivering a written waiver to the Secretary before or after such meeting.  Attendance at any meeting in person or by proxy when the instrument of proxy sets forth in reasonable detail the purpose or purposes for which the meeting is called, shall constitute a waiver of notice thereof.  Notice of any adjourned meeting of the shareholders of the Corporation shall not be required to be given unless otherwise required by statute.

SECTION 1.5.  Quorum.  At any meeting of the shareholders, a majority of the outstanding shares entitled to vote on a matter at such meeting, represented in person or by proxy, shall constitute a quorum for action on that matter.  In the absence of a quorum, the chairman of the meeting or the holders of a majority of the shares entitled to vote present in person or by proxy or if no shareholder entitled to vote is present in person or by proxy any officer entitled to preside at or act as Secretary of such meeting, may adjourn such meeting from time to time, until a quorum shall be present.  At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.

SECTION 1.6.  Voting.  Except as otherwise provided by statute or by the Articles of Incorporation of the Corporation (as amended, restated or otherwise modified from time to time, the “Articles of Incorporation”), at each meeting of the shareholders each holder of shares entitled to vote shall have the right to one vote for each share standing in the shareholder’s name on the books of the Corporation on the record date fixed for the meeting under Section 1.8.  Each shareholder entitled to vote shall be entitled to vote in person or by proxy executed in writing (which shall include facsimile) or transmitted by electronic submission by the shareholder or a duly authorized attorney in fact.  Unless otherwise specified in the Articles of Incorporation or by applicable statute, the vote of shareholders approving any matter, other than the election of directors, shall require that the votes cast in favor of the matter exceed the votes cast opposing the matter at a meeting at which a quorum is present.  In the event that more than one group of shares is entitled to vote as a separate voting group, the vote of each group shall be considered and decided separately. Directors shall be elected by a plurality of the votes properly cast, as set forth in Article 13 of the Articles of Incorporation.

SECTION 1.7.  Voting Lists.  The Secretary shall make or cause to be made, after a record date for a meeting of shareholders has been fixed under Section 1.8 and at least five (5) days before such meeting, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of each such shareholder and the number of shares so entitled to vote held by each, which list shall be on file at the principal office of the Corporation and subject to inspection by any shareholder entitled to vote at the meeting.  Such list shall be produced and kept open at the time and place of the meeting and subject to the inspection of any such shareholder during the holding of such meeting or any adjournment.  Except as otherwise required by law, such list shall be the only evidence as to who are the shareholders entitled to vote at any meeting of the shareholders.  In the event that more than one group of shares is entitled to vote as a separate voting group at the meeting, there shall be a separate listing of the shareholders of each group.

SECTION 1.8.  Fixing of Record Date.  For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors shall fix in advance a date as the record date for any such determination of shareholders, not more than seventy (70) days prior to the date on which the particular action requiring this determination of shareholders is to be taken.  When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, the determination shall, to the extent permitted by law, apply to any adjournment thereof.

SECTION 1.9.  Notice of Shareholder Business.

(a)                                 At an annual meeting of the shareholders, the only items of business that shall be conducted are those which are proper subjects for action by the shareholders under Indiana law and which have been properly brought before the meeting.  To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement

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thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a shareholder in accordance with this Section 1.9.  Except for proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”), and included in the notice of meeting given by or at the direction of the Board of Directors, the foregoing clause (iii) shall be the exclusive means by which a shareholder may propose business to be brought before the meeting.  For any item of business (other than nomination of a person for election as a director which is subject to Section 1.10) to be properly brought before an annual meeting by a shareholder, the shareholder proposing the item of business (a “proposing shareholder”) must (A) have beneficial ownership of the Corporation’s common stock both at the time of giving the notice provided for in this Section 1.9 and at the time of the meeting, (B) be entitled to vote at the meeting, (C) have the legal right and authority to make the proposal for consideration at the meeting, (D) have given a notice which is timely as required by subsection (b) and in proper form as required by subsection (c), and (E) appear at the meeting in person or by a designated representative to present the item of business.

(b)                                 To be timely, a proposing shareholder’s notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the date that is no less than one hundred twenty (120) calendar days nor more than one hundred fifty (150) calendar days in advance of the date of the Corporation’s proxy statement released to shareholders in connection with the previous year’s annual meeting of shareholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year’s proxy statement, notice by the proposing shareholder to be timely must be so received not later than the close of business on the later of one hundred twenty (120) calendar days in advance of such annual meeting or ten (10) calendar days following the date on which public disclosure of the date of the meeting is first made.  For purposes of this Section 1.9 and Section 1.10, “public disclosure” means disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14, or 15(d) of the Exchange Act.  No adjournment of an annual meeting or announcement thereof shall commence a new time period for the giving of a timely notice as described above.

(c)                                  To be in proper form, a proposing shareholder’s notice to the Secretary shall set forth (i) the name and record address of the proposing shareholder(s); (ii) the class and number of the Corporation’s shares which are beneficially owned by the proposing shareholder(s); (iii) a brief description of any derivative instrument (as defined in IND. CODE §23-1-20-6.5 as in effect on October 18, 2010) or other agreement, arrangement, or understanding (including any swaps, warrants, short positions, profits interests, options, hedging transactions, or borrowed or loaned shares) with respect to the Corporation’s shares, engaged in, directly or indirectly by the proposing shareholder(s), where the purpose or effect of such instrument, agreement, arrangement or understanding is to increase or decrease such shareholders’ ability to share in the profits derived from any increase in the value of the Corporation’s shares, mitigate economic exposure to changes in value of the shares, and/or increase or decrease the voting power of such shareholder(s); and (iv) as to each item of business being proposed (A) a brief description of the

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business to be brought before the annual meeting; (B) the reasons for conducting such business at the annual meeting; (C) the text of the proposal or business (including the text of any resolutions proposed for consideration); (D) any material interest of the proposing shareholder(s) in such business; (E) a brief description of all agreements, arrangements or understandings between or among the proposing shareholder(s) or between or among any proposing shareholder and any other person or entity in connection with such business; (F) a representation whether the proposing shareholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding shares required to approve the proposal and/or otherwise to solicit proxies from shareholders in support of the proposal; and (G) any other information relating to each such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies by each such person with respect to the proposed business to be brought by each such person before the annual meeting pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder.  For purposes of this Section 1.9 and Section 1.10, the term “beneficial ownership” shall have the meaning specified in IND. CODE §23-1-20-3.5 as in effect on October 18, 2010;

(d)                                 A proposing shareholder shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in the notice shall be true, correct and complete in all material respects (i) as of the record date for the meeting and (ii) as of the date that is ten (10) business days prior to the meeting or any adjournment thereof.  Such updates shall be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation (A) in the case of the update required under subsection (i), not later than five (5) business days after the record date, and (B) in the case of the update required under subsection (ii), not later than seven (7) business days prior to the meeting or any adjournment thereof.

(e)                                  No business shall be conducted at any annual meeting of shareholders except in accordance with the procedures set forth in this Section 1.9.  The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 1.9, and if the chairman should so determine, he or she shall so declare to the meeting any such business not properly brought before the meeting shall not be transacted, notwithstanding that proxies may have been solicited in respect of such business.

(f)                                   The requirements of this Section 1.9 shall apply to any item of business to be brought before an annual meeting of shareholders (other than the election of directors and any proposal properly made pursuant to Rule 14a-8 of the Exchange Act) regardless of whether the business is presented to shareholders directly at the meeting or by means of an independently financed proxy solicitation.  The requirements of this Section 1.9 are included to provide the Corporation notice of a shareholder’s intention to bring business before an annual meeting and shall not be construed as imposing upon any shareholder the requirement to seek approval from the Corporation as a condition precedent to bringing any such business before an annual meeting.

(g)                                  At any special meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the Board of Directors or the Chairman of the Board of Directors.

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SECTION 1.10.  Notice of Shareholder Nominees.

(a)                                 Only persons who are nominated by or at the direction of the Board of Directors or by shareholders in accordance with the procedures set forth in this Section 1.10 shall be eligible for election as Directors.  Nominations of persons for election to the Board of Directors in accordance with this Section 1.10 may be made (i) at or prior to a meeting of shareholders by or at the direction of the Board of Directors or by any nominating committee or person appointed by or at the direction of the Board of Directors, and (ii) at an annual meeting of shareholders or a special meeting of shareholders (but only if the election of Directors is a matter specified in the notice of special meeting) by any shareholder entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section 1.10 (a “nominating shareholder”).  Such nominations shall be made pursuant to a notice which is timely as required by subsection (b) and in proper form as required by subsection (c) and any person proposed to be nominated (a “proposed nominee”) must be eligible for election as required by subsection (e).

(b)                                 To be timely, a nominating shareholder’s notice, if it relates to an annual meeting of shareholders, must be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the date that is not less than one hundred twenty (120) calendar days nor more than one hundred fifty (150) calendar days in advance of the date of the Corporation’s proxy statement released to shareholders in connection with the previous year’s annual meeting of shareholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year’s proxy statement, notice by the nominating shareholder to be timely must be so received not later than the close of business on the later of one hundred twenty (120) calendar days in advance of such annual meeting or ten (10) calendar days following the date on which public disclosure of the date of the meeting is first made.  No adjournment of an annual meeting or announcement thereof shall commence a new time period for the giving of a timely notice as described above.  If the notice relates to a special meeting of shareholders, it must be delivered to or mailed and received by the Secretary of the Corporation at the principal executive offices of the Corporation not less than ninety (90) calendar days in advance of the date of the special meeting, or, if later, the tenth (10th) calendar day after public disclosure of the date of the special meeting is made.

(c)                                  To be in proper form for purposes of this Section 1.10, a nominating shareholder’s notice shall set forth: (i) the name and record address of the nominating shareholder(s), (ii) the class and number of the Corporation’s shares which are beneficially owned by the nominating shareholder(s), (iii) a brief description of any derivative instrument (as defined in Section 1.9(c)(iii)) or any other agreement, arrangement, or understanding engaged in, directly or indirectly, by the nominating shareholder(s) with respect to the Corporation’s shares, (iv) as to each proposed nominee, (A) the proposed nominee’s name, age, business address and residence address; (B) the proposed nominee’s principal occupation or employment; (C) the class and number of the Corporation’s shares which are beneficially owned by the proposed nominee; (D) a brief description of any derivative instrument (as defined in Section 1.9(c)(iii)) or any other agreement, arrangement, or understanding engaged in, directly or indirectly, by the proposed nominee with respect to the Corporation’s shares; (E) a brief description of all material agreements, arrangements, understandings or relationships,

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including all direct or indirect compensatory arrangements, between or among the proposed nominee, the nominating shareholder(s) and any of their associates or affiliates; and (F) any other information relating to the proposed nominee that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Section 14 of the Exchange Act (including without limitation the proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected).

(d)                                 A nominating shareholder shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in the notice shall be true, correct and complete in all material respects (i) as of the record date for the meeting and (ii) as of the date that is ten (10) business days prior to the meeting or any adjournment thereof.  Such updates shall be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation (A) in the case of the update required under subsection (i), not later than five (5) business days after the record date, and (B) in the case of the update required under subsection (ii), not later than seven (7) business days prior to the meeting or any adjournment thereof.

(e)                                  To be eligible as a director of the Corporation, a proposed nominee must deliver (in accordance with the time periods prescribed for delivery of notice under paragraph (b) of this Section 1.10) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of the proposed nominee (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that the proposed nominee (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “voting commitment”) that has not been disclosed to the Corporation or (B) any voting commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (iii) would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

(f)                                   The Corporation may require any proposed nominee to furnish such other information (i) as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation under applicable listing rules or (ii) that could be material to a reasonable shareholder’s understanding of the independence or lack of independence of such proposed nominee.

(g)                                  No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 1.10.  The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was

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not so declared in accordance with the procedures prescribed by these Bylaws, and if the chairman should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Corporation.  Notwithstanding the foregoing provisions of this Section 1.10, a shareholder shall also comply with all applicable requirements of the Exchange Act with respect to the nomination of any director that is subject to this Section 1.10.

ARTICLE II

Board of Directors

SECTION 2.1.  General Powers.  The property, affairs and business of the Corporation shall be managed under the direction of the Board of Directors.

SECTION 2.2.  Number and Qualifications.  The number of directors which shall constitute the Board of Directors shall be nine (9), which number may be either increased or diminished by resolution adopted by not less than a majority of the directors then in office; provided that the number may not be diminished below five (5), and no reduction in number shall have the effect of shortening the term of any incumbent director.  In the event that the holders of shares of preferred stock become entitled to elect a certain number of directors, the number of directors and the minimum number of directors shall be increased by such number.  Neither ownership of stock of the Corporation nor residence in the State of Indiana shall be required as a qualification for a director.

SECTION 2.3.  Classes of Directors and Terms.  The classes of directors and terms shall be divided into three classes as nearly equal in number as possible. Except as provided in Article 9 of the Articles of Incorporation fixing one, two and three year terms for the initial classified board, each class of directors shall be elected for a term of three (3) years. In the event of vacancy, either by death, resignation, or removal of a director, or by reason of an increase in the number of directors, each replacement or new director shall serve for the balance of the term of the class of the director he or she succeeds or, in the event of an increase in the number of directors, of the class to which he or she is assigned. All directors elected for a term shall continue in office until the election and qualification of their respective successors, their death, their resignation in accordance with Section 2.7, their removal in accordance with Section 2.8, or if there has been a reduction in the number of directors until the end of their respective terms. The classes and terms of the directors shall not be governed by IND. CODE §23-1-33-6(c).

SECTION 2.4.  Election of Directors.  Subject to the rights of the holders of preferred stock to elect any directors voting separately as a class or series, at each annual meeting of shareholders, the directors to be elected at the meeting shall be chosen by the plurality of the votes cast by the holders of shares entitled to vote in the election at the meeting, provided a quorum is present.  For purposes of this Section 2.4, a “plurality of the votes cast” shall mean that the individuals with the highest number of votes are elected as directors up to the maximum number of directors to be elected.

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The election of directors by the shareholders shall be by written ballot if directed by the chairman of the meeting or if the number of nominees exceeds the number of directors to be elected.

Any vacancy on the Board of Directors shall be filled by the affirmative vote of a majority of the remaining directors.

If the holders of preferred stock are entitled to elect any directors voting separately as a class or series, those directors shall be elected by a plurality of the votes cast by the holders of shares of preferred stock entitled to vote in the election at the meeting, provided a quorum of the holders of shares of preferred stock is present.

SECTION 2.5.  Meetings of Directors.

(a)                                 Annual Meeting.  Unless otherwise provided by resolution of the Board of Directors, the annual meeting of the Board of Directors shall be held at the place of and immediately following the annual meeting of shareholders, for the purpose of organization, the election of officers and the transaction of such other business as properly may come before the meeting.  No notice of the meeting need be given, except in the case an amendment to the Bylaws is to be considered.

(b)                                 Regular Meetings.  The Board of Directors by resolution may provide for the holding of regular meetings and may fix the times and places (within or outside the State of Indiana) at which those meetings shall be held.  Notice of regular meetings need not be given except when an amendment to the Bylaws is to be considered.  Whenever the time or place of regular meetings shall be fixed or changed, notice of this action shall be mailed promptly to each director not present when the action was taken, addressed to the director at his or her residence or usual place of business.

(c)                                  Special Meetings.  Special meetings of the Board of Directors may be called by the Chairman of the Board and shall be called by the Secretary at the request of any three (3) directors.  Except as otherwise required by statute, notice of each special meeting shall be mailed to each director at his or her residence or usual place of business at least three (3) days before the day on which the meeting is to be held, or shall be sent to the director at such place by facsimile transmission or other form of electronic communication or personally delivered, not later than the day before the day on which the meeting is to be held.  The notice shall state the time and place (which may be within or outside the State of Indiana) of the meeting but, unless otherwise required by statute, the Articles of Incorporation or the Bylaws, need not state the purposes thereof.

Notice of any meeting need not be given to any director, however, who shall attend the meeting, or who shall waive notice thereof, before, at the time of, or after the meeting, in a writing signed by the director and delivered to the Corporation.  No notice need be given of any meeting at which every member of the Board of Directors shall be present.

SECTION 2.6.  Quorum and Manner of Acting.  A majority of the actual number of directors established pursuant to Section 2.2, from time to time, shall be necessary to constitute a quorum for the transaction of any business except the filling of vacancies on the Board of

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Directors under Section 2.4 or voting on a conflict of interest transaction under Section 2.12.  The act of a majority of the directors present at a meeting at which a quorum is present, shall be the act of the Board of Directors, unless the act of a greater number is required by statute, by the Articles of Incorporation, or by the Bylaws.  Any or all directors may participate in a meeting of the Board of Directors by means of a conference telephone or similar communications equipment by which all persons participating in the meeting may simultaneously hear each other, and participation in this manner shall constitute presence in person at the meeting.  In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until a quorum shall be present.  No notice of any adjourned meeting need be given.

SECTION 2.7.  Resignations.  Any director may resign at any time by giving written notice of resignation to the Board of Directors, the Chairman of the Board, the Chief Executive Officer, or the Secretary.  Unless otherwise specified in the written notice, the resignation shall take effect upon receipt thereof and unless otherwise specified in it, the acceptance of the resignation shall not be necessary to make it effective.

SECTION 2.8.  Removal of Directors.  Any director, other than a director elected by holders of preferred stock voting as a class, may be removed from office at any time but only for cause and only upon the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the votes entitled to be cast by holders of all of the outstanding shares of Voting Stock (as defined in Article 9(e) of the Articles of Incorporation), voting together as a single class.

SECTION 2.9.  Action without a Meeting.  Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if taken by all members of the Board of Directors or such committee, as the case may be, evidenced by a written consent signed by all such members and effective on the date, either prior or subsequent to the date of the consent, specified in the written consent, or if no effective date is specified in the written consent, the date on which the consent is filed with the minutes of proceedings of the Board of Directors or committee.

SECTION 2.10.  Chairman of the Board of Directors.  The Chairman of the Board shall preside at all meetings of the shareholders and of the Board of Directors, if present, and shall have such powers and perform such duties as are assigned to him or her by the Bylaws and by the Board of Directors.  At any time in which the Chairman of the Board is unable to discharge the powers and duties of the office, then until such time as the Board shall appoint a new Chairman or determines that the Chairman is able to resume office, temporary authority to perform such duties and exercise such powers shall be granted to the Chief Executive Officer, or if he or she is unable to perform such duties and exercise such powers, to the Board’s presiding or lead director (if one shall have been previously selected).

SECTION 2.11.  Committees.  The Board of Directors may designate from among its members one or more committees.  Such committees shall have those powers of the Board of Directors which may by law be delegated to such committees and are specified by resolution of the Board of Directors or by committee charters approved by the Board of Directors.

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SECTION 2.12.  Transactions with Corporation.  No transactions with the Corporation in which one or more of its directors has a direct or indirect interest shall be either void or voidable solely because of such interest if any one of the following is true:

(a)                                 the material facts of the transaction and the director’s interest are disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies the transaction by the affirmative vote or consent of a majority of the directors (or committee members) who have no direct or indirect interest in the transaction and, in any event, of at least two directors (or committee members);

(b)                                 the material facts of the transaction and the director’s interest are disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such transaction by vote; or

(c)                                  the transaction is fair to the Corporation.

If a majority of the directors or committee members who have no direct or indirect interest in the transaction vote to authorize, approve, or ratify the transaction, a quorum is present for purposes of taking action under subsection (a) of this section.  The presence of, or a vote cast by, a director with a direct or indirect interest in the transaction does not affect the validity of any actions taken under subsection (a) of this section.

SECTION 2.13.  Compensation of Directors.  The Board of Directors is empowered and authorized to fix and determine the compensation of directors and additional compensation for such additional services any of such directors may perform for the Corporation.

ARTICLE III

Officers

SECTION 3.1.  Chief Executive Officer.  The Board of Directors shall appoint a Chief Executive Officer to serve at the pleasure of the Board of Directors.  The Chief Executive Officer shall have general supervisory responsibility over the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He or she shall be the primary executive officer of the Corporation and shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these Bylaws, the Board of Directors or the Chief Executive Officer. In the absence or disability of the Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the stockholders and the Board of Directors. The Chief Executive Officer shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him or her by these Bylaws or by the Board of Directors.

SECTION 3.2.  Chief Financial Officer.  The Board of Directors shall appoint a Chief Financial Officer of the Corporation to serve at the pleasure of the Board of Directors.  The Chief Financial Officer shall, subject to the control of the Board of Directors, have the responsibility

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for maintaining the financial records of the Corporation. He or she shall render from time to time an account of the financial condition of the Corporation. The Chief Financial Officer shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him or her by these Bylaws.

SECTION 3.3.  Secretary and Assistant Secretaries.  The Board of Directors shall appoint a Secretary of the Corporation to serve at the pleasure of the Board of Directors. The Secretary of the Corporation shall (a) keep minutes of all meetings of the shareholders and of the Board of Directors, (b) authenticate records of the Corporation, (c) give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and (d) in general, have such powers and perform such other duties as may be assigned to him or her by these Bylaws, as may from time to time be assigned to him or her by the Board of Directors or the Chief Executive Officer and as may be incident to the office of Secretary of the Corporation. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the shareholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then the Board of Directors may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest to the affixing by such officer’s signature. The Secretary shall see that all books, reports, statements certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

SECTION 3.4.  Treasurer.  The Treasurer, if any, shall perform such duties and shall have such powers as may from time to time be assigned by the Board or the Chief Executive Officer. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of treasurer, including without limitation the duty and power to keep and be responsible for all funds and securities of the Corporation, to deposit funds of the Corporation in depositories selected in accordance with these Bylaws, to disburse such funds as authorized by the Board or the Chief Executive Officer, to make proper accounts of such funds, and to render as required by the Board statements of all such transactions and of the financial condition of the Corporation.

SECTION 3.5.  Other Officers.  At any meeting of the Board of Directors, the Board of Directors may elect a President (who may or may not be the Chief Executive Officer), Vice Presidents, Treasurer, Assistant Treasurers, Assistant Secretaries or such other officers of the Corporation as the Board of Directors may deem necessary, to serve at the pleasure of the Board of Directors. Other officers elected by the Board of Directors shall have such powers and perform such duties as may be assigned to such officers by or pursuant to authorization of the Board of Directors or by the Chief Executive Officer.  Any two (2) or more offices may be held by the same person.

SECTION 3.6.  Term of Office.  Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death or until he or she shall resign, but, subject to the requirements of the Articles of Incorporation, any officer may be

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removed pursuant Section 3.8 of these Bylaws or be removed in the manner provided in Section 3.9 of these Bylaws.

SECTION 3.7.  Resignation.  Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the Secretary of the Corporation.  Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof and unless otherwise specified in it, the acceptance of the resignation shall not be necessary to make it effective.

SECTION 3.8.  Removal.  Officers of the Corporation may be removed, either for or without cause, at any meeting of the Board of Directors called for the purpose, by the vote of a majority of the actual number of directors elected and qualified.  The officers and agents elected or appointed in accordance with the provisions of Section 3.6 may be removed, either for or without cause, at any meeting of the Board of Directors at which a quorum be present, by the vote of a majority of the directors present at such meeting, by any superior officer upon whom such power of removal shall have been conferred by the Board of Directors, or by any officer to whom the power to appoint such officer has been delegated by the Board of Directors pursuant to Section 3.6.  Any removal shall be without prejudice to the contract rights, if any, of the person so removed.

SECTION 3.9.  Vacancies.  A vacancy in any office by reason of death, resignation, removal, disqualification or any other cause, may be filled by the Board of Directors or by an officer authorized under these Bylaws to appoint such office.

ARTICLE IV

Execution of Instruments and Deposit of Corporate Funds

SECTION 4.1.  Execution of Instruments Generally.  All deeds, contracts, and other instruments requiring execution by the Corporation may be signed by the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the Treasurer, the Secretary or any Assistant Treasurer or Assistant Secretary of the Corporation.  Authority to sign any deed, contract, or other instrument requiring execution by the Corporation may be conferred by the Board of Directors upon any person or persons whether or not such person or persons be officers of the Corporation.  Such person or persons may delegate, from time to time, by instrument in writing, all or any part of such authority to any other person or persons if authorized so to do by the Board of Directors.

SECTION 4.2.  Notes, Checks, Other Instruments.  All notes, drafts, acceptances, checks, endorsements, and all evidences of indebtedness of the Corporation whatsoever, shall be signed by such officer or officers or such agent or agents of the Corporation and in such manner as the Board of Directors from time to time may determine.  Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositories shall be made in such manner as the Board of Directors from time to time may determine.

SECTION 4.3.  Proxies.  Proxies, powers of attorney, or consents to vote with respect to shares or units of other corporations or other entities owned by or standing in the name of the

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Corporation may be executed and delivered from time to time on behalf of the Corporation by the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or by any other person or persons thereunto authorized by the Board of Directors.  Persons with authority to execute proxies, powers of attorney, or consents under this Section 4.3 may delegate that authority unless prohibited by the Board of Directors.

ARTICLE V

Shares

SECTION 5.1.  Certificates for Shares.  Shares in the corporation may be issued in book-entry form or evidenced by certificates.  However, every holder of shares in the Corporation shall be entitled upon request to have a certificate evidencing the shares owned by the shareholder, signed in the name of the Corporation by the Chairman of the Board, the Chief Executive Officer, President or a Vice President and the Secretary or an Assistant Secretary, certifying the number of shares owned by the shareholder in the Corporation.  The signatures of such officers, the signature of the transfer agent and registrar, and the Seal of the Corporation may be facsimiles.  In case any officer or employee who shall have signed, or whose facsimile signature or signatures shall have been used on, any certificate shall cease to be an officer or employee of the Corporation before the certificate shall have been issued and delivered by the Corporation, the certificate may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed the certificate or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or employee of the Corporation; and the issuance and delivery by the Corporation of any such certificate shall constitute an adoption thereof.  Every certificate shall state on its face (or in the case of book-entry shares, the statements evidencing ownership of such shares shall state) the name of the Corporation and that it is organized under the laws of the State of Indiana, the name of the person to whom it is issued, and the number and class of shares and the designation of the series, if any, the certificate represents, and shall state conspicuously on its front or back that the Corporation will furnish the shareholder, upon written request and without charge, a summary of the designations, relative rights, preferences and limitations applicable to each class and the variations in rights, preferences and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series).  Every certificate (or book-entry statement) shall state whether such shares have been fully paid and are non-assessable.  If any such shares are not fully paid, the certificate (or book-entry statement) shall be legibly stamped to indicate the percentum which has been paid up, and as further payments are made thereon, the certificate shall be stamped (or book-entry statement updated) accordingly.  Subject to the foregoing provisions, certificates representing shares in the Corporation shall be in such form as shall be approved by the Board of Directors.  There shall be entered upon the stock books of the Corporation at the time of the issuance or transfer of each share the number of the certificates representing such share (if any), the name of the person owning the shares represented thereby, the class of such share and the date of the issuance or transfer thereof.

SECTION 5.2.  Transfer of Shares.   Transfer of shares of the Corporation shall be made on the books of the Corporation by the holder of record thereof, or by the shareholder’s attorney

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thereunto duly authorized in writing and filed with the Secretary of the Corporation or any of its transfer agents, and on surrender of the certificate or certificates (if any) representing such shares. The Corporation and its transfer agents and registrars shall be entitled to treat the holder of record of any share or shares the absolute owner thereof for all purposes, and accordingly shall not be bound to recognize any legal, equitable or other claim to or interest in such share or shares on the part of any other person whether or not it or they shall have express or other notice thereof, except as otherwise expressly provided by the statutes of the State of Indiana.  Shareholders shall notify the Corporation in writing of any changes in their addresses from time to time.

SECTION 5.3.  Regulations.  Subject to the provisions of this Article V, the Board of Directors may make such rules and regulations as it may deem expedient concerning the issuance, transfer and regulation of certificates for shares or book-entry shares of the Corporation.

SECTION 5.4.  Transfer Agents and Registrars.  The Board of Directors may appoint one or more transfer agents, one or more registrars, and one or more agents to act in the dual capacity of transfer agent and registrar with respect to the certificates representing shares and the book-entry shares of the Corporation.

SECTION 5.5.  Lost or Destroyed Certificates.  The holders of any shares of the Corporation shall immediately notify the Corporation or one of its transfer agents and registrars of any loss or destruction of the certificate representing the same.  The Corporation may issue a new certificate in the place of any certificate theretofore issued by it alleged to have been lost or destroyed upon such terms and under such regulations as may be adopted by the Board of Directors or the Secretary, and the Board of Directors or Secretary may require the owner of the lost or destroyed certificate or the owner’s legal representatives to give the Corporation a bond in such form and for such amount as the Board of Directors or Secretary may direct, and with such surety or sureties as may be satisfactory to the Board of Directors or the Secretary to indemnify the Corporation and its transfer agents and registrars against any claim that may be made against it or any such transfer agent or registrar on account of the alleged loss or destruction of any such certificate or the issuance of such new certificate.  A new certificate may be issued without requiring any bond when, in the judgment of the Board of Directors or the Secretary, it is proper so to do.

ARTICLE VI

Indemnification

SECTION 6.1.  Right to Indemnification.

(a)                                 The Corporation shall, to the fullest extent permitted by applicable law now or hereafter in effect, indemnify any person who is or was a director, officer or employee of the Corporation (“Eligible Person”) and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceeding by

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or in the right of the Corporation to procure a judgment in its favor) (a “Proceeding”) by reason of the fact that such Eligible Person is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, member, manager, trustee, employee, fiduciary or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise (including, without limitation, any employee benefit plan) (a “Covered Entity”), against all expenses (including attorneys’ fees), judgments, fines or penalties (including excise taxes assessed with respect to an employee benefit plan) and amounts paid in settlement actually and reasonably incurred by such Eligible Person in connection with such Proceeding.

(b)                                 Notwithstanding Section 6.1(a), the Corporation shall not be obligated to indemnify an Eligible Person with respect to a Proceeding (or part thereof) commenced by such Eligible Person, except with respect to (i) a judicial adjudication or arbitration commenced by the Eligible Person under Section 6.5(e) or (f), as to which the rights to indemnification are provided pursuant Section 6.5(h), or (ii) a Proceeding (or part thereof) that was authorized or consented to by the Board of Directors of the Corporation.

(c)                                  In the event a Proceeding arises out of an Eligible Person’s service to a Covered Entity, the indemnification provided by the Corporation under this Article VI shall be secondary to and not pari passu with any indemnification provided by the Covered Entity.  However, the Corporation may provide indemnification to the Eligible Person in the first instance, in which case the Corporation shall be subrogated to the extent of such payment to the rights of the Eligible Person with respect to the indemnification provided by the Covered Entity and any insurance coverage maintained by the Covered Entity on behalf of the Eligible Person.

(d)                                 Any right of an Eligible Person to indemnification shall be a contract right and shall include the right to receive, prior to the conclusion of any Proceeding, advancement of any expenses incurred by the Eligible Person in connection with such Proceeding in accordance with Section 6.4.

SECTION 6.2.  Insurance, Contracts and Funding.  The Corporation may purchase and maintain insurance to protect itself and any Eligible Person against any expense, judgments, fines and amounts paid in settlement as specified in Section 6.1 or incurred by any Eligible Person in connection with any Proceeding referred to in such section, to the fullest extent permitted by applicable law now or hereafter in effect.  The Corporation may enter into agreements with any director, officer, employee or agent of the Corporation or any director, officer, employee, fiduciary or agent of any Covered Entity supplemental to or in furtherance of the provisions of this Article VI and may create a trust fund or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification and advancement of expenses as provided in this Article VI.

SECTION 6.3.  Non-Exclusive Rights; Applicability to Certain Proceedings.  The rights provided in this Article VI shall not be exclusive of any other rights to which any Eligible Person may otherwise be entitled, and the provisions of this Article VI shall inure to the benefit of the heirs and legal representatives of any Eligible Person and shall be applicable to Proceedings commenced or continuing after the adoption of this Article VI, whether arising from acts or omissions occurring before or after such adoption.

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SECTION 6.4.  Advancement of Expenses.

(a)                                 Except as provided under Sections 6.4(b) and (c) below, all reasonable expenses incurred by or on behalf of an Eligible Person in connection with any Proceeding shall be advanced to the Eligible Person by the Corporation within sixty (60) days after the receipt by the Corporation of a statement or statements from the Eligible Person complying with this section and Section 6.5 requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding, unless a determination has been made pursuant to Section 6.5 that such Eligible Person is not entitled to indemnification.  Any such statement or statements shall reasonably evidence the expenses incurred by the Eligible Person and shall include (i) a written representation that, in connection with the matters giving rise to the Proceeding, the Eligible Person was acting in good faith and in what he or she believed to be the best interests of the Corporation or at least not opposed to the best interests of the Corporation, and (ii) a written affirmation or undertaking to repay advances if it is ultimately determined that the Eligible Person is not entitled to indemnification under this Article VI.

(b)                                 Notwithstanding Section 6.4(a), advancement of expenses shall not be mandatory, but shall be permissive at the discretion of the Corporation, for expenses incurred after the Eligible Person’s conviction by a trial court of competent jurisdiction of, or plea of guilty or nolo contendere or its equivalent to, a crime arising from the circumstances giving rise to the Proceeding.

(c)                                  Notwithstanding Section 6.4(a), advancement of expenses shall not be mandatory, but shall be permissive at the discretion of the Corporation, for expenses incurred by or on behalf of Eligible Persons for judicial adjudications or arbitrations under Section 6.5(e) or (f).

SECTION 6.5.  Procedures; Presumptions and Effect of Certain Proceedings; Remedies.  In furtherance, but not in limitation, of the foregoing provisions, the following procedures, presumptions and remedies shall apply with respect to and the right to indemnification and advancement of expenses under this Article VI.

(a)                                 To obtain indemnification under this Article VI, an Eligible Person shall submit to the Secretary of the Corporation a written request, including such documentation and information as is reasonably available to the Eligible Person and reasonably necessary to determine whether and to what extent the Eligible Person is entitled to indemnification (the “Supporting Documentation”).  The determination of the Eligible Person’s entitlement to indemnification shall be made not later than sixty (60) days after receipt by the Corporation of the written request together with the Supporting Documentation.  The Secretary of the Corporation shall, promptly upon receipt of such request, advise the Board in writing of the Eligible Person’s request.

(b)                                 An Eligible Person’s entitlement to indemnification under this Article VI shall be determined in one of the following methods, such method to be selected by the Board of Directors, regardless of whether there are any Disinterested Directors (as hereinafter defined): (i) by a majority vote of the Disinterested Directors, if they constitute a quorum of the Board; (ii) by a written opinion of Special Counsel (as hereinafter defined) if a quorum of the Board consisting of Disinterested Directors is not obtainable or, even if

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obtainable, a majority of such Disinterested Directors so directs; (iii) by the shareholders of the Corporation (but only if a majority of the Disinterested Directors, if they constitute a quorum of the Board, presents the issue of entitlement to the shareholders for their determination); or (iv) as provided in subsection (d).

(c)                                  In the event the determination of entitlement is to be made by Special Counsel, a majority of the Disinterested Directors shall select the Special Counsel, but only Special Counsel to which the Eligible Person does not reasonably object.

(d)                                 In any event, if the person or persons empowered under subsection (c) to determine entitlement shall not have been appointed or shall not have made a determination within sixty (60) days after receipt by the Corporation of the request therefor together with the Supporting Documentation, the Eligible Person shall be deemed to be, and shall be, entitled to indemnification and advancement of expenses unless (i) the Eligible Person misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (ii) such indemnification is prohibited by law.  The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, adversely affect the right of an Eligible Person to indemnification or create a presumption that the Eligible Person did not act in good faith and in a manner which the Eligible Person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, that the Eligible Person had reasonable cause to believe that his or her conduct was unlawful.

(e)                                  In the event that a determination is made that the Eligible Person is not entitled to indemnification (i) the Eligible Person shall be entitled to seek an adjudication of his or her entitlement to such indemnification either, at the Eligible Person’s sole option, in (A) an appropriate court of the State of Indiana or any other court of competent jurisdiction or (B) an arbitration to be conducted in Indianapolis, Indiana, by a single arbitrator pursuant to the rules of the American Arbitration Association; and (ii) in any such judicial proceeding or arbitration the Eligible Person shall not be prejudiced by reason of the prior determination pursuant to this Section 6.5.

(f)                                   If a determination shall have been made or deemed to have been made that the Eligible Person is entitled to indemnification, the Corporation shall be obligated to pay the amounts incurred by the Eligible Person within ten (10) days after such determination has been made or deemed to have been made and shall be conclusively bound by such determination unless (i) the Eligible Person misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (ii) such indemnification is prohibited by law.  In the event that (A) any advancement of expenses is not timely made pursuant to Section 6.4 or (B) payment of indemnification is not made within ten (10) days after a determination of entitlement to indemnification has been made, the Eligible Person shall be entitled to seek judicial enforcement of the Corporation’s obligation, to pay to the Eligible Person such advancement of expenses or indemnification.  Notwithstanding the foregoing, the Corporation may bring an action, in an appropriate court in the State of Indiana or any other court of competent jurisdiction, contesting the right of the Eligible Person to receive indemnification hereunder due to the occurrence of an event described in clause (i) or (ii) of

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this subsection (f) (a “Disqualifying Event”); provided, however, that in any such action the Corporation shall have the burden of proving the occurrence of such Disqualifying Event.

(g)                                  The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 6.5 that the procedures and presumptions of this Article VI are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by the provisions of this Article VI.

(h)                                 In the event that the Eligible Person seeks a judicial adjudication of or an award in arbitration to enforce his or her rights under, or to recover damages for breach of this Article VI, the Eligible Person shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation, against, any expenses actually and reasonably incurred by the Eligible Person in connection with such adjudication or arbitration if the Eligible Person prevails in such adjudication or arbitration.  If it shall be determined in such judicial adjudication or arbitration that the Eligible Person is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by the Eligible Person in connection with such judicial adjudication or arbitration shall be prorated accordingly.

SECTION 6.6.  Certain Definitions.  For purposes of this Article VI:

(a)                                 “Disinterested Director” means a Director who is not or was not a party to the Proceeding in respect of which indemnification is sought by the Eligible Person.

(b)                                 “Special Counsel” means a law firm or a member of a law firm that neither presently is, nor in the past five years has been, retained to represent any other party to the Proceeding giving rise to a claim for indemnification under this Article VI.  In addition, any person who, under applicable standards of professional conduct, would have a conflict of interest in representing either the Corporation or the Eligible Person in an action to determine the Eligible Person’s rights under this Article VI may not act as Special Counsel.

SECTION 6.7.  Indemnification of Agents.  Notwithstanding any other provisions of this Article VI, the Corporation may, consistent with the provisions of applicable law, indemnify any person other than a director, officer or employee of the Corporation who is or was an agent of the Corporation and who is or was involved in any manner (including, without limitation, as party or a witness) or is threatened to be made so involved in any threatened, pending or completed Proceeding by reasons of the fact that such person is or was an agent of the Corporation or, at the request of the Corporation, a director, officer, partner, member, manager, employee, fiduciary or agent of a Covered Entity against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding.  The Corporation may also advance expenses incurred by such person in connection with any such Proceeding, consistent with the provisions of applicable law.

SECTION 6.8.  Effect of Amendment or Repeal.  Neither the amendment or repeal of, nor the adoption of a provision inconsistent with, any provision of this Article VI shall adversely affect the rights of any Eligible Person under this Article VI with respect to any Proceeding commenced or threatened prior to such amendment, repeal or adoption of an inconsistent provision without the written consent of such Eligible Person.

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SECTION 6.9.  Severability.  If any of this Article VI shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article VI (including, without limitation, all portions of any Section of this Article VI containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article VI (including, without limitation, all portions of any Section of this Article VI containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

ARTICLE VII

Miscellaneous

SECTION 7.1.  Corporate Seal.  The Seal of the Corporation shall consist of a circular disk around the circumference of which shall appear the words:

“ELANCO ANIMAL HEALTH INCORPORATED, GREENFIELD, INDIANA”.

SECTION 7.2.  Fiscal Year.  The fiscal year of the Corporation shall begin on the first day of January in each year and shall end on the thirty-first day of the following December.

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